As filed with the Securities and Exchange Commission on January 27, 2006

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM SB-2
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Nevada	Medical Staffing Solutions, Inc.	91-2135006
(State or Other Jurisdiction of Incorporation	(Name of Registrant in Our Charter)	(I.R.S. Employer Identification No.)
or Organization)

Dr. Brajnandan B. Sahay
8150 Leesburg Pike, Suite 1200		8150 Leesburg Pike, Suite 1200
Vienna, Virginia 22182		Vienna, Virginia 22182
(703) 641-8890	7363	(703) 641-8890
(Address and telephone number of Principal	(Primary Standard Industrial	(Name, address and telephone number
Executive Offices and Principal Place of Business)	Classification Code Number)	of agent for service)

With copies to:
Clayton E. Parker, Esq. Kirkpatrick & Lockhart Nicholson Graham LLP 201 S. Biscayne Boulevard, Suite 2000 Miami, Florida 33131 Telephone: (305) 539-3300 Telecopier: (305) 358-7095	Matthew Ogurick, Esq. Kirkpatrick & Lockhart Nicholson Graham LLP 201 S. Biscayne Boulevard, Suite 2000 Miami, Florida 33131 Telephone: (305) 539-3300 Telecopier: (305) 358-7095

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Amount To Be Registered		Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount Of Registration Fee
Common Stock, par value $0.001 per share	116,000,000	shares (2)	$0.025	$2,900,000	$341.33
TOTAL	116,000,000	shares (2)	$0.025	$2,900,000	$341.33

(1)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended. For the purposes of this table, we have used the last reported market sale price as of January 11, 2006.

(2)
Of these shares, (a) 115,000,000 of these shares are being registered pursuant to the Cornell Financing with Cornell Capital Partners, dated December 13, 2005, of which 114,000,000 shall be issued pursuant to the Investment Agreement and 1,000,000 shall be issued upon the exercise of the December Warrant and (b) 1,000,000 shares are being registered under the Consultant Service Contract with Fitzgerald Callaway Management, Inc., dated April 8, 2005.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

Subject to completion, dated January 27, 2006

MEDICAL STAFFING SOLUTIONS, INC.

116,000,000 shares of Common Stock

This prospectus (this “Prospectus”) relates to the sale of up to 116,000,000 shares of common stock of Medical Staffing Solutions, Inc. (“Medical Staffing”) by certain persons who are selling shareholders of Medical Staffing, including (a) Cornell Capital Partners, LP (“Cornell Capital Partners”), which intends to sell up to 116,000,000 shares of common stock (i) 114,000,000 of which may be issued from time to time upon the conversion of shares of preferred stock held by Cornell Capital Partners pursuant to the Investment Agreement, dated December 13, 2005, and (ii) 1,000,000 shares of common stock which may be issued upon the exercise of a common stock purchase warrant (the "December Warrant") issued by the Company to Cornell Capital Partners on December 13, 2005 (the Investment Agreement, the December Warrant and all related transactional documents and events thereto are collectively referred to herein as the "Cornell Financing"), and (b) Fitzgerald Galloway Management, Inc. (“Fitzgerald”), which intends to sell up to 1,000,000 shares of common stock which have been issued to Fitzgerald pursuant to the Consultant Service Contract, dated April 8, 2005 (the "Consultant Service Contract"). Please refer to “Selling Shareholders” beginning on page 18. All costs associated with this registration will be borne by Medical Staffing.

The shares of our common stock are being offered for sale by the selling shareholders at prices established on the Over-the-Counter Bulletin Board during the term of this offering. On January 11, 2006, the last reported market sale price of our common stock was $0.025 per share. Our common stock is quoted on the Over-the-Counter Bulletin Board under the symbol “MSSI.OB”. These prices will fluctuate based on the demand for the shares of common stock.

Brokers or dealers effecting transactions in these shares should confirm that the shares are registered under the applicable state law or that an exemption from registration is available.

These securities are speculative and involve a high degree of risk.

Please refer to “Risk Factors” beginning on page 7.

No underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering. This offering will terminate twenty-four (24) months after the accompanying registration statement (the “Registration Statement”) is declared effective by the United States Securities and Exchange Commission (the “SEC”). None of the proceeds from the sale of stock by the selling shareholders will be placed in escrow, trust or any similar account.

The SEC and state securities regulators have not approved or disapproved of these securities, or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The information in this Prospectus is not complete and may be changed. Neither the selling shareholders nor we may sell these securities until the Registration Statement filed with the SEC is effective. This Prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this Prospectus is ____ __, 2006.

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TABLE OF CONTENTS

PROSPECTUS SUMMARY	1
FORWARD-LOOKING STATEMENTS	3
THE OFFERING	4
RISK FACTORS	7
DESCRIPTION OF BUSINESS	11
SELLING SHAREHOLDERS	18
USE OF PROCEEDS	20
DILUTION	21
PLAN OF DISTRIBUTION	22
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	24
MANAGEMENT	35
PRINCIPAL SHAREHOLDERS	39
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	40
MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND OTHER SHAREHOLDER MATTERS	41
DESCRIPTION OF SECURITIES	42
EXPERTS	44
LEGAL MATTERS	44
HOW TO GET MORE INFORMATION	44
FINANCIAL STATEMENTS	F-i
PART II	II-1

ii

PROSPECTUS SUMMARY

Introduction

This offering relates to the sale of shares of common stock of Medical Staffing by (a) Cornell Capital Partners, who intends to sell up to 115,000,000 shares of common stock, of which (i) 114,000,000 may be issued to Cornell Capital Partners from time to time upon the conversion of shares of preferred stock held by Cornell Capital Partners pursuant to the Investment Agreement, dated December 13, 2005, and (ii) 1,000,000 shares may be issued upon the exercise of a common stock purchase warrant (the "December Warrant") issued by the Company to Cornell Capital Partners on December 13, 2005 (the Investment Agreement, the December Warrant and all related transactional documents and events thereto are collectively referred to herein as the "Cornell Financing"),  and (b) Fitzgerald Galloway Management, Inc. (“Fitzgerald”), which intends to sell up to 1,000,000 shares of common stock which have been issued to Fitzgerald pursuant to the Consultant Service Contract, dated April 8, 2005 (the “Consultant Service Contract”). These shares of common stock are being offered for sale by the selling shareholders at prices established on the Over-the-Counter Bulletin Board during the term of this offering.

Overview

Medical Staffing was a developmental stage business and generated no revenue from our inception in June 2001 until we acquired our wholly-owned subsidiary, TeleScience International, Inc. (“TeleScience”), in September 2003. We have now become a small government contracting firm. We presently provide, through TeleScience, health-related staffing services to Federal and State governmental clients. These clients include the U.S. Military, Veterans Administration, Public Health Service and state correctional and health and welfare facilities. The facilities include hospitals and clinics. The services include both auxiliary care and professional care staffing. These staffing positions include personnel in the dental, medical and pharmacy areas. Occupational areas provided include nurses, nurse practitioners, dental assistants, pharmacists and physicians. We are currently moving toward providing similar services, commencing with nursing services, to non-governmental care facilities. On July 1, 2005, we completed our acquisition of all of the assets, properties, privileges, rights, interests, business and goodwill belonging to, and certain liabilities of, Nurses PRN, LLC through our wholly-owned subsidiary, Nurses PRN Acquisition Corp. (hereinafter referred to as “Nurses Onsite Corp.” or “NOC”, and together with TeleScience and Medical Staffing, the “Company”). Nurses Onsite Corp. is a provider of per diem nurses to private hospitals. NOC maintains a listing of nurses having a variety of skills who may be called upon to fill appropriate open shift positions at hospitals. NOC establishes relationships with various hospitals who call upon NOC as they have needs for nurses due to vacancies created by vacations, increased patient loads or similar situations as well as for extended periods.

Since our inception, we have not been profitable and have lost money on both a cash and non-cash basis. In addition, future losses are likely to occur, as we are dependent on spending money to pay for our operations. As such, we may not be successful in reaching or maintaining profitable operations. Based on our current budget assessment, and excluding any acquisitions which may occur in 2006, we believe that we will need to obtain approximately $2 million in additional debt or equity capital from one (1) or more sources to fund operations for the next twelve (12) months. We plan to receive the additional $2 million that we need to continue to operate for the next twelve (12) months from the sale of securities.

Medical Staffing is not selling any shares of common stock in this offering and therefore will not directly receive any proceeds from this offering. Medical Staffing has, however, received proceeds from the sale of shares of convertible preferred stock pursuant to the Investment Agreement.

Illiquid Security

Investors purchasing common stock of Medical Staffing in this offering may be receiving an illiquid security, as our common stock is approved for trading on the Over-the-Counter Bulletin Board and the Over-the-Counter Bulletin Board is generally characterized by low trading volume, thus this may provide a limited liquidity into the market for our shares. As a result of the foregoing, our shareholders may be unable to liquidate their shares.

Going Concern

For the quarter ended September 30, 2005, Medical Staffing had an accumulated deficit of $6,602,677 and a working capital deficiency of $2,496,079. As reflected in Medical Staffing’s audited financial statements for the twelve (12) months ended December 31, 2004, Medical Staffing’s accumulated deficit of $5,428,529 and its working capital deficiency of $869,038 raise substantial doubt about its ability to continue as a going concern. The ability of Medical Staffing to continue as a going concern is dependent on Medical Staffing’s ability to raise additional debt or capital. The financial statements for December 31, 2004 do not include any adjustments that might be necessary if Medical Staffing is unable to continue as a going concern.

About Us

Our principal executive offices are located at 8150 Leesburg Pike, Suite 1200, Vienna, Virginia 22182. Our telephone number is (703) 641-8890. The address of our website is www.telescience.com. Information on our website is not part of this Prospectus.

FORWARD-LOOKING STATEMENTS

This Prospectus contains certain forward-looking statements regarding management's plans and objectives for future operations including plans and objectives relating to our planned marketing efforts and future economic performance. The forward-looking statements and associated risks set forth in this Prospectus include or relate to, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our ability to obtain and retain sufficient capital for future operations, and (e) our anticipated needs for working capital. These statements may be found under "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business", as well as in this Prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this Prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this Prospectus will in fact occur.

The forward-looking statements herein are based on current expectations that involve a number of risks and uncertainties. Such forward-looking statements are based on assumptions that there will be no material adverse competitive or technological change in conditions in our business, that demand for our products and services will significantly increase, that our President and Chief Executive Officer will remain employed as such, that our forecasts accurately anticipate market demand, and that there will be no material adverse change in our operations or business or in governmental regulations affecting us or our manufacturers and/or suppliers. The foregoing assumptions are based on judgments with respect to, among other things, future economic, competitive and market conditions, and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Accordingly, although we believe that the assumptions underlying the forward-looking statements are reasonable, any such assumption could prove to be inaccurate and therefore there can be no assurance that the results contemplated in forward-looking statements will be realized. In addition, as disclosed elsewhere in the "Risk Factors" section of this Prospectus, there are a number of other risks inherent in our business and operations which could cause our operating results to vary markedly and adversely from prior results or the results contemplated by the forward-looking statements. Growth in absolute and relative amounts of cost of goods sold and selling, general and administrative expenses or the occurrence of extraordinary events could cause actual results to vary materially from the results contemplated by the forward-looking statements. Management decisions, including budgeting, are subjective in many respects and periodic revisions must be made to reflect actual conditions and business developments, the impact of which may cause us to alter marketing, capital investment and other expenditures, which may also materially adversely affect our results of operations. In light of significant uncertainties inherent in the forward-looking information included in this Prospectus, the inclusion of such information should not be regarded as a representation by us or any other person that our objectives or plans will be achieved.

Some of the information in this Prospectus contains forward-looking statements that involve substantial risks and uncertainties. Any statement in this Prospectus and in the documents incorporated by reference into this Prospectus that is not a statement of an historical fact constitutes a "forward-looking statement". Further, when we use the words "may", "expect", "anticipate", "plan", "believe", "seek", "estimate", "internal", and similar words, we intend to identify statements and expressions that may be forward-looking statements. We believe it is important to communicate certain of our expectations to our investors. Forward-looking statements are not guarantees of future performance. They involve risks, uncertainties and assumptions that could cause our future results to differ materially from those expressed in any forward-looking statements. Many factors are beyond our ability to control or predict. You are accordingly cautioned not to place undue reliance on such forward-looking statements. Important factors that may cause our actual results to differ from such forward-looking statements include, but are not limited to, the risk factors discussed below. Before you invest in our common stock, you should be aware that the occurrence of any of the events described under "Risk Factors" below or elsewhere in this Prospectus could have a material adverse effect on our business, financial condition and results of operation. In such a case, the trading price of our common stock could decline and you could lose all or part of your investment.

THE OFFERING

This offering relates to the sale of our common stock by certain persons who are shareholders of Medical Staffing. Cornell Capital Partners is a shareholder of Medical Staffing who intends to sell up to 115,000,000 shares of common stock pursuant to the Cornell Financing , dated December 30, 2005 (114,000,000 shares pursuant to the Investment Agreement and 1,000,000 shares pursuant to a common stock purchase Warrant (the "December Warrant") and Fitzgerald is a shareholder of Medical Staffing who intends to sell up to 1,000,000 shares of common stock which have been issued to Fitzgerald pursuant to the Consulting Services Contract.

As part of the Cornell Financing, on December 13, 2005 the Company entered into an Investment Agreement with Cornell Capital Partners pursuant to which the Company issued and sold to Cornell Capital Partners, and Cornell Capital Partners purchased from the Company, Three Million Dollars ($3,000,000) of Series A Preferred shares which shall be convertible into shares of the Company’s common stock, and which amount solely consists of (a) the surrendering of certain convertible debentures held by Cornell Capital as of September 2, 2005 equal to $2,184,201.11 ($2,113,332.11 in principal plus $70,869.00 in accrued interest) and (b) an additional cash amount equal to Eight Hundred Fifteen Thousand Seven Hundred Ninety-Eight Dollars and Eighty-Nine Cents ($815,798.89), of which Four Hundred Thousand Dollars ($400,000) was funded as of December 13, 2005 and the remaining Four Hundred Fifteen Thousand Seven Hundred and Ninety-Eight Dollars and Eighty-Nine Cents ($415,798.89) was funded as of January 27, 2006, pursuant to that certain Investor Registration Rights Agreement dated as of December 13, 2005.

The Series A Preferred shares have the designations, preferences and rights set forth in the Certificate of Designation as filed with the Secretary of State for the State of Nevada on December 16, 2005. The holders of Series A Preferred shares have the sole right and discretion to elect to convert at any time and from time its shares of Series A Preferred shares to time into such number of fully paid and non-assessable shares of common stock equal to the quotient of $1.00 per share divided by the Conversion Price (as defined herein below), subject to certain adjustments as is more fully set forth in the Certificate of Designation. However, no holder of Series A Preferred shares shall be entitled to convert the Series A Preferred shares to the extent, but only to the extent, that such conversion would, upon giving effect to such conversion, cause the aggregate number of shares of common stock beneficially owned by such holder to exceed 4.99% of the outstanding shares of common stock following such conversion (which provision may be waived by such holder by written notice from such holder to the Company, which notice shall be effective sixty-one (61) days after the date of such notice).

The “Conversion Price” is equal to ninety-five percent (95%) of the lowest volume weighted average price of the common stock for the thirty (30) trading days immediately preceding the date of conversion, as quoted by Bloomberg LP. At a recent stock price of $0.025 per share, we would have to issue approximately 126,315,790 shares of common stock if Cornell Capital Partners elected to convert the entire 3,000,000 shares of convertible Series A Preferred stock held by Cornell Capital Partners pursuant to the Investment Agreement. However, our current Articles of Incorporation authorize us to issue 300,000,000 shares of common stock. We are registering 114,000,000 shares of our common stock pursuant to the Investment Agreement. If we need to issue more than the 114,000,000 shares in order to satisfy Cornell Capital Partner’s election to convert the 3,000,000 shares of Series A Preferred stock, we will have to obtain shareholder approval to amend our Articles of Incorporation to increase our authorized common stock and we will have to file a new registration statement covering any additional shares.

At the option of the holders, if there are outstanding Series A Preferred shares on December 13, 2008, each Series A Preferred share shall convert into shares of common stock at the Conversion Price then in effect on December 13, 2008. The holders of Series A Preferred shares shall vote with the holders of common stock on an as converted basis as of the time a vote is taken and not as separate classes.

Furthermore, on December 13, 2005, the Company also issued to Cornell Capital Partners December Warrant whereby Cornell Capital Partners is entitled to purchase from the Company, upon exercise of such December Warrant, Fifteen Million (15,000,000) fully paid and nonassessable shares of our common stock at an exercise price of $0.03 (or as subsequently adjusted pursuant to the terms of the December Warrant). The Warrant has “piggyback” registration rights and expires five (5) years from the date of issuance, on or about December 13, 2010.

There are substantial risks to investors as a result of the issuance of shares of common stock pursuant to the Cornell Financing. These risks include dilution of shareholders and significant decline in Medical Staffing’s stock price.

Cornell Capital Partners may from time to time convert its shares of preferred stock under the Investment Agreement at a discount to the market price and may, in turn, sell its shares of common stock to investors in the market at the market price. This will likely cause our stock price to decline and would result in substantial dilution to the interests of other holders of common stock.

Common Stock Offered	116,000,000 shares by the selling shareholders
Offering Price	Market Price
Common Stock Outstanding Before the Offering[1]	175,253,677 shares as of January 27, 2006
Use of Proceeds	We will not receive any proceeds of the shares offered by the selling shareholders. See “Use of Proceeds.”
Risk Factors	The securities offered hereby involve a high degree of risk and immediate substantial dilution. See “Risk Factors” and “Dilution”.
Over-the-Counter Bulletin Board Symbol	MSSI.OB
_______________

1	Excludes up to 115,000,000 shares of common stock to be issued in connection with the Cornell Financing.

SUMMARY CONDENSED CONSOLIDATED FINANCIAL INFORMATION

STATEMENTS OF OPERATIONS	FOR QUARTER ENDED SEPTEMBER 30,	FOR YEAR ENDED DECEMBER 31,
	2005	2004

Revenue	$4,444,146	$6,734,564

Cost of sales	3,254,180	5,018,601

Gross profit	1,189,966	1,715,963

Operating expenses:
Administrative payroll, benefits and overhead costs	707,771	2,046,954
General and administrative expenses	892,138	1,371,377
Depreciation and amortization	9,255	61,726
TOTAL OPERATING EXPENSES	1,609,156	3,480,057

Total Other Income (Expenses)	(89,430)	(347,569)

Net Loss Applicable to Common Shares	$(508,620)	$(2,111,663)

Net Loss Per Basic and Diluted Shares	$0.00	$(0.03)

SEPTEMBER 30,
BALANCE SHEET DATA	2005

Cash and cash equivalents	$1,194
Accounts receivable, net of allowance for doubtful accounts of $46,096	2,975,157
Prepaid expenses	163,833
Total current assets	3,188,401

Fixed assets, net of depreciation	116,007
Goodwill	2,528,010
Deposits	50,000

TOTAL ASSETS	$5,882,418

Current liabilities:
Line of Credit	$2,279,731
Promissory note Standby Equity Distribution Agreement	2,113,335
Due to related parties	8,333
Accounts payable and accrued expenses	1,188,684
Loan payable - Officer	94,400
Total current liabilities	5,684,480
Total liabilities	6,262,468

Shareholders’ (deficit)
Preferred stock, $.001 par value; 30,000,000 shares authorized 0 shares issued and outstanding	--
Common stock, $.001 par value; 300,000,000 shares authorized 151,788,053 shares issued and outstanding	175,254
Additional paid-in capital	6,047,373
Deficit	6,602,677
Total shareholders’ (deficit)	(380,050)

TOTAL LIABILITIES AND SHAREHOLDERS’ (DEFICIT)	$5,882,418

RISK FACTORS

We are subject to various risks that may materially harm our business, financial condition and results of operations. You should carefully consider the risks and uncertainties described below and the other information in this filing before deciding to purchase our common stock. If any of these risks or uncertainties actually occurs, our business, financial condition or operating results could be materially harmed. In that case, the trading price of our common stock could decline and you could lose all or part of your investment.

Risks Related To Our Business

Medical Staffing Has Historically Lost Money And Losses May Continue In The Future, Which May Cause Us To Curtail Operations

Since our inception, we have not been profitable and have lost money on both a cash and non-cash basis. For the quarter ended September 30, 2005 and the year ended December 31, 2004, we incurred losses of $508,620 and $2,111,663, respectively. Our accumulated deficit was $6,602,677 for the quarter ended September 30, 2005, and $5,428,529 for the year ended December 31, 2004. Future losses are likely to occur, as we are dependent on spending money to pay for our operations. We may not be successful in reaching or maintaining profitable operations. Accordingly, we may experience liquidity and cash flow problems. If our losses continue, our ability to operate may be severely impacted, which could cause Medical Staffing to curtail its operations.

We Have Been The Subject Of A Going Concern Opinion For December 31, 2004 and December 31, 2003, From Our Independent Auditors, Which Means That We May Not Be Able To Continue Operations Unless We Can Become Profitable Or Obtain Additional Funding

Our independent auditors have added an explanatory paragraph to their audit opinions issued in connection with our financial statements for the years ended December 31, 2004 and December 31, 2003, which states that the financial statements raise substantial doubt as to Medical Staffing’s ability to continue as a going concern. Our ability to make operations profitable or obtain additional funding will determine our ability to continue as a going concern. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty. Based on our current budget assessment, and excluding any acquisitions which may occur in 2006, we believe that we will need to obtain approximately $2 million in additional debt or equity capital from one (1) or more sources to fund operations for the next twelve (12) months. These funds are expected to be obtained from the sale of securities.

We Are Subject To A Working Capital Deficit, Which Means That Our Current Assets On June 30, 2005 Were Not Sufficient To Satisfy Our Current Liabilities And, Therefore, Our Ability To Continue Operations Is At Risk

We had a working capital deficit of $2,496,079 at September 30, 2005, which means that our current liabilities as of that date exceeded our current assets on June 30, 2005 by $2,496,079. Current assets are assets that are expected to be converted to cash within one (1) year and, therefore, may be used to pay current liabilities as they become due. Our working capital deficit means that our current assets on September 30, 2005 were not sufficient to satisfy all of our current liabilities on that date. If our ongoing operations do not begin to provide sufficient profitability to offset the working capital deficit, we may have to raise capital or debt to fund the deficit or curtail future plans.

Medical Staffing Will Need To Raise Additional Capital Or Debt Funding To Sustain Operations Which May Not Be Available And Which Could Be Materially Harmful To Our Business

Unless Medical Staffing can become profitable with the existing sources of funds we have available, we will require additional capital to sustain operations and we may need access to additional capital or additional debt financing to grow our sales. In addition, to the extent that we have a working capital deficit and cannot offset the deficit from profitable sales we may have to raise capital to repay the deficit and provide more working capital to permit growth in revenues. Financing, whether from external sources or related parties, may not be available if needed or on favorable terms. Our inability to obtain adequate financing will result in the need to reduce the pace of business operations. Any of these events could be materially harmful to our business and may result in a lower stock price.

Our Common Stock May Be Affected By Limited Trading Volume And May Fluctuate Significantly, Which May Affect Shareholders’ Ability To Sell Shares Of Our Common Stock

There has been a limited public market for our common stock and a more active trading market for our common stock may not develop. An absence of an active trading market could adversely affect our shareholders’ ability to sell our common stock in short time periods, or possibly at all. Our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations, which could adversely affect the market price of our common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially. These factors may negatively impact shareholders’ ability to sell shares of Medical Staffing’s common stock.

Our Common Stock May Be Affected By Sales Of Short Sellers, Which May Affect Shareholders’ Ability To Sell Shares Of Our Common Stock

As stated above, our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations. These fluctuations could cause short sellers to enter the market from time to time in the belief that Medical Staffing will have poor results in the future. The market for our stock may not be stable or appreciate over time and the sale of our common stock may negatively impact shareholders’ ability to sell shares of Medical Staffing’s common stock.

In addition, the significant downward pressure on the price of the common stock as Cornell Capital Partners sells material amounts of common stock could further encourage short sales by third parties. This could place further downward pressure on the price of our common stock.

Our Common Stock Is Deemed To Be “Penny Stock,” Which May Make It More Difficult For Investors To Sell Their Shares Due To Suitability Requirements

Our common stock is deemed to be “penny stock” as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934. These requirements may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline. Penny stocks are stock:

•	With a price of less than $5.00 per share;

•	That are not traded on a “recognized” national exchange;

•	Whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ listed stock must still have a price of not less than $5.00 per share); or

•
In issuers with net tangible assets less than $2.0 million (if the issuer has been in continuous operation for at least three (3) years) or $10.0 million (if in continuous operation for less than three (3) years), or with average revenues of less than $6.0 million for the last three (3) years.

Broker/dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker/dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor.

We Could Fail To Attract Or Retain Key Personnel, Which Could Be Detrimental To Our Operations

Our success largely depends on the efforts and abilities of our key executive Dr. Brajnandan B. Sahay. Dr. Sahay serves as our Chairman of the Board, President, Chief Executive Officer and Acting Principal Financial Officer. The loss of the services of Dr. Sahay could materially harm our business because of the cost and time necessary to replace and train a replacement. Such a loss would also divert management attention away from operational issues. We do not presently maintain key-man life insurance policies on Dr. Sahay. We also have other key employees who manage our operations and if we were to lose their services, senior management would be required to expend time and energy to replace and train replacements. To the extent that we are smaller than our competitors and have fewer resources we may not be able to attract the sufficient number and quality of staff.

Risks Related To This Offering

Future Sales By Our Shareholders May be Negatively Affect Our Stock Price And Our Ability To Raise Funds In New Stock Offerings

Sales of our common stock in the public market following this offering could lower the market price of our common stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable or at all. Of the 175,253,677 shares of common stock outstanding as of January 27, 2006, zero (0) shares are, or will be, freely tradable without restriction, unless held by our “affiliates”. The remaining shares of common stock, which will be held by existing shareholders, including the officers and Directors, are “restricted securities” and may be resold in the public market only if registered or pursuant to an exemption from registration. Some of these shares may be resold under Rule 144.

Existing Shareholders Will Experience Significant Dilution From Our Sale Of Shares Pursuant To The Investment Agreement

The sale of shares pursuant to the Investment Agreement will have a dilutive impact on our shareholders. For example, if the offering occurred on January 15, 2006 at an assumed conversion price of $0.02375 per share (ninety-five percent (95%) of a recent market sale price of $0.025 as of January 11, 2006), the new shareholders would experience an immediate dilution in the net tangible book value of $0.0172 per share. Dilution per share at market prices of $0.0188, $0.0125 and $0.0063 per share would be $0.0133, $0.0094 and $0.0055, respectively. At a recent market price of $0.025 per share, we would have to issue 126,315,790 shares of common stock if Cornell Capital Partners elected to convert the entire 3,000,000 shares of convertible Series A Preferred stock held pursuant to the Investment Agreement. However, our current Articles of Incorporation authorize us to issue 300,000,000 shares of common stock. We are registering 114,000,000 shares of our common stock pursuant to the Investment Agreement. If we need to issue more than the 114,000,000 shares in order to satisfy Cornell Capital Partner’s election to convert the 3,000,000 shares of Series A Preferred stock under the Investment Agreement, we will have to obtain shareholder approval to amend our Articles of Incorporation to increase our authorized common stock and we will have to file a new registration statement covering any additional shares.

Cornell Capital Partners Will Pay Less Than The Then-Prevailing Market Price Of Our Common Stock Pursuant To The Investment Agreement

Cornell Capital Partners may, from time to time, convert shares of our convertible preferred stock in connection with the Investment Agreement at a discount to the market price and may, in turn, sell its shares of common stock to investors in the market at the market price. The common stock to be issued to Cornell Capital pursuant to the Investment Agreement will be issued at a discounted price equal to ninety-five percent (95%) of the lowest volume weighted average of the common stock for the thirty (30) trading days immediately preceding the date of conversion, as quoted by Bloomberg LP. This will likely cause our stock price to decline, and could result in substantial dilution to the interests of other holders of common stock.

Cornell Capital Partners Will Pay Less Than The Then-Prevailing Market Price And Will Have An Incentive To Sell Its Shares

Cornell Capital Partners may convert the shares of our preferred stock in connection with the Investment Agreement at a conversion price that is five percent (5%) less than the then prevailing market price of our common stock. Cornell Capital Partners will have an incentive to sell any shares of our common stock that it obtains after conversion in connection with the Investment Agreement to realize a gain on the difference between the conversion price and the then-prevailing market price of our common stock. To the extent Cornell Capital Partners sells its common stock, the common stock price may decrease due to the additional shares in the market. This could allow Cornell Capital Partners to sell greater amounts of common stock, the sales of which would further depress the stock price.

The Selling Shareholders Intend To Sell Their Shares Of Common Stock In The Market, Which Sales May Cause Our Stock Price To Decline

The selling shareholders intend to sell in the public market up to 116,000,000 shares of common stock being registered in this offering. That means that up to 116,000,000 shares may be sold pursuant to this Registration Statement. Such sales may cause our stock price to decline. The officers and sole director of Medical Staffing and those shareholders who are significant shareholders, as defined by the SEC, will continue to be subject to the provisions of various insider trading and Rule 144 regulations.

The Price You Pay In This Offering Will Fluctuate And May Be Higher Or Lower Than The Prices Paid By Other People Participating In This Offering

The price in this offering will fluctuate based on the prevailing market price of the common stock on the Over-the-Counter Bulletin Board. Accordingly, the price you pay in this offering may be higher or lower than the prices paid by other people participating in this offering.

DESCRIPTION OF BUSINESS
Introduction

Medical Staffing was a developmental stage business and generated no revenue from our inception in June 2001, until it acquired our wholly-owned subsidiary TeleScience in September 2003. Under the terms of that certain share exchange agreement, Medical Staffing acquired one hundred percent (100%) of the stock of TeleScience in exchange for eighty percent (80%) of the outstanding shares of Medical Staffing. Control of Medical Staffing was transferred to TeleScience and the current President and Chief Executive Officer of TeleScience has become the Chairman, President, Chief Executive Officer and Chief Financial Officer of Medical Staffing.

Medical Staffing is now a government contracting firm. We presently provide, through TeleScience, health related staffing services to Federal and State government clients. These clients include the U.S. Military, Veterans Administration, Public Health Service and State correctional and health and welfare facilities. The facilities include hospitals and clinics. The services include both auxiliary care and professional care staffing. These staffing positions include personnel in the dental, medical and pharmacy areas. Occupational areas provided include nurses, nurse practitioners, dental assistants, pharmacists and physicians. We are currently moving toward providing similar services, commencing with nursing services, to non-government care facilities as evidenced by the completion of our acquisition of Nurses PRN, LLC (hereinafter referred to as “Nurses Onsite Corp.” or “NOC”) on July 1, 2005. The following section provides a detailed description of the NOC business.

The Nurses Onsite Corp. Business

Nurses Onsite, Corp., is a provider of healthcare staffing services focusing on the per diem segment. Per diem staffing, which has historically comprised the majority of the temporary healthcare staffing industry, involves the placement of locally-based healthcare professionals on daily (per diem) shift work, on an as needed basis. We operate a network of fourteen (14) staffing locations in eight (8) states, serving over two hundred (200) hospitals. We are headquartered in Vienna, Virginia, and employ over 1,000 nurses and respiratory therapists and thirty (30) executive, management and administrative staff.

We offer medical staffing services to acute care facilities, rehabilitation facilities and select other providers of health care throughout the country. The primary disciplines offered under our current scope of services are Registered Nurses (RNs), Licensed Practical Nurses (LPNs), referred to in certain states as Licensed Vocational Nurses (LVNs), Certified Nursing Assistants (CNAs) and Respiratory Therapists (RTs). Approximately eighty-five percent (85%) of our revenue is derived from providing RNs to acute-care facilities. Many of our nurses work per diem shifts, opting to maintain the flexibility of scheduling and variety of work assignments, while others choose to accept both short- and long-term contracts, which provide for a more predictable schedule.

Our strategy is to identify key markets throughout the country where our services are needed, and then focus our resources in obtaining hospital contracts, while at the same time have our medical staffing coordinators recruit from among the nurse population. Once the contracts are awarded, we have a group of readily available nurses that we can place on an immediate basis.

Our Senior management is well known and respected in the industry, having spent considerable time establishing relationships with hospital systems and their key contacts throughout the country. As a result of these relationships, we have been invited into many new markets by hospitals that feel their current staffing providers are not meeting their needs. We have been awarded many competitive bid contracts in markets where we do not have an office because of the confidence placed in us by our hospital clients.

Competitive Advantages

We believe that we have certain competitive advantages that differentiate us in the health care staffing industry:

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Recognition In The Nurse Staffing Industry. Our management team has operated in the per diem nurse staffing industry since the early 1990s. In addition, the current positive impact that we created in the market has led to us being well recognized among leading hospitals and healthcare facilities, as well as by registered nurses and other healthcare professionals.

•	Strong and Diverse Client Relationships. We provide staffing solutions to a client base of over two hundred (200) hospitals and other healthcare providers across eight (8) States.

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Recruiting. We have changed the recruiting process in the per diem staffing industry by utilizing tele-recruiting that proactively calls nurses in a specific market we are trying to penetrate. Our recruiters are responsible for recruiting applicants, recording the applicant’s information into our system, and placing the applicant at a hospital. As part of the screening process, we conduct in-depth telephone interviews with our applicants and verify references to determine qualifications.

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We use a state-of-the-art web-based contact management system. With this system, we are able to load the list of registered nurses by city into our predictive dialer. The dialer automatically starts calling the list of nurses we loaded. When it reaches a live voice, it transfers the call to one of our recruiters. Our recruiters will then work with the candidate over the phone in order to collect all the appropriate information and sign her up under our program.

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Temporary Staffing System (TSS). TSS is a web-based application that schedules, tracks, confirms, pays and bills all orders placed by our clients. Since the system is completely online, the Company’s key management and branches have real-time access to data. TSS helps our schedulers, through its sophisticated database of positions, match assignment opportunities with the experience, skills and geographic preferences of their candidates. Once an assignment is selected, our account manager reviews the candidate’s resume package before submitting it to the client for review.

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Centralized Payroll and Billing. For payroll contract employees, we bill clients at an hourly rate and assume all employee costs, including payroll, withholding taxes, benefits and professional liability insurance and OSHA requirements, as well as any travel and housing costs and arrangements. All of our nurses are hourly employees of NOC and receive an agreement that specifies the hourly rates they will be paid, as well as any benefits they are entitled to receive from us. We are compensated for the services we provide at a predetermined rate negotiated with our hospital client. Hours worked by field employees are recorded by our payroll team into TSS, which then processes our daily payroll. Billing is generated weekly at our headquarters, with invoices detailing the activity by shift sent to each hospital. TSS ensures that the entire payroll in the systems is billed to the client.

We offer our nurses three (3) alternative payment methods:

1. Daily Check: we can remotely print checks at any of our branches;

2. Daily Direct Deposit to a pre-defined bank account; or

3. Daily Deposit to the Nurses Onsite Corp. Cash Card. The Cash Card is a bank debit card that allows cash to be instantly deposited for subsequent withdrawing of funds. The Payroll department, using a web-interface to the bank, instantly completes this process. Many of the Company’s nurses use this option for payroll. This has proven to be a valuable advantage particularly in geographically large areas as the nurse is saved the time of coming into one of the offices as well as making a trip to the bank.

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Employee Retention. We believe we offer appealing assignments at prestigious hospitals, competitive compensation packages, and other valuable benefits. In 2005, approximately sixty-five percent (65%) of our working nurses accepted a new assignment with us within thirty-five (35) days of completing a previous assignment with us.

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Fees Paid Directly by Clients. Our fees are paid directly by our clients rather than by government or other third party payors. As a result, we have no direct exposure to Medicare or Medicaid reimbursements.

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Scalable and Efficient Operating Structure. The databases for our per diem staffing businesses included approximately 4,400 registered nurses and other healthcare professionals who completed job applications with us. Our size and centralized staffing structure provide us with operating efficiencies in key areas such as recruiting, advertising, marketing, training, and insurance benefits. Our proprietary information systems enable us to manage virtually all aspects of our travel nurse staffing operations. Our systems are designed to accommodate significant future growth.

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Quality Assurance. Our quality assurance department is structured to ensure that our healthcare clients receive professionals that are qualified to meet their needs. Each new candidate that submits an application with us is screened before being placed at a healthcare facility. Our internal screening process requires that each new candidate meets our experience, skills, credentials, education and licensing standards. Our quality assurance department also verifies the work history and references of each candidate, and ensures that each candidate meets the specific requirements of each hospital client including, among other things, background checks, health records, drug screening, continuing education and certifications. In addition, our quality assurance department evaluates our candidates on a continual basis through a written evaluation process. Our healthcare clients are typically required to deliver evaluations to us after each professional completes an assignment so that we have direct feedback from them.

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Strong Management Team with Extensive Healthcare Staffing and Acquisition Experience. Our management team, which averages more than ten (10) years of experience in the healthcare and staffing industry, has played a key role in the per diem staffing industry and has consistently demonstrated the ability to successfully identify and integrate strategic acquisitions.

Nurses Onsite Corp.’s Strategy

NOC’s goal is to expand our leadership position within the temporary healthcare staffing sector in the United States. The key components of our business strategy include:

1.    Expanding Our Network of Qualified Temporary Healthcare Professionals.    Through our recruiting efforts in the United States, we continue to expand our network of qualified temporary healthcare professionals. We have exhibited substantial growth in our temporary healthcare professional network over the past three (3) years primarily through our innovative recruitment model, referrals from our current and former temporary healthcare professionals, as well as through advertising and Internet initiatives.

2.    Strengthening and Expanding Our Relationships with Hospitals and Healthcare Facilities.    We continue to strengthen and expand our existing relationships with our hospital and healthcare facility clients, and to develop new relationships. Hospitals and healthcare facilities are seeking a strong business partner for outsourcing who can fulfill the quantity and quality of their staffing needs and help them develop strategies for the most cost-effective staffing methods. In order to establish deeper and more collaborative partnerships, we have recently expanded our client services and account management team. This expansion allows us to better understand and serve the needs of our hospital and healthcare facility clients. Furthermore, because we possess a national network of temporary nurses, we are well positioned to offer our hospital and healthcare facility clients effective solutions to meet their staffing needs.

3.    Leveraging Our Business Model and Large Hospital and Healthcare Facility Client Base to Increase Productivity.    We seek to increase our productivity through our proven recruiting strategy, network of temporary healthcare professionals, established hospital and healthcare facility client relationships, proprietary information systems, innovative marketing and recruitment programs, training programs and centralized administrative support systems. Our recruiting strategy allows a recruiter to take advantage of all of our placement opportunities. In addition, our information systems and support personnel permit our recruiters to spend more time focused on temporary healthcare professionals’ needs and placing them on appropriate assignments in hospitals or healthcare facilities.

4.    Providing Innovative Technology.    By providing on-line tools to hospital and healthcare clients, we help them streamline their communications and process flow for securing staffing services. We utilize our Temporary Staffing System (TSS), an online resource and tool to help our clients manage outsourced staffing more efficiently. We are currently introducing a client communication tool on TSS, which will allow clients to schedule their nurse needs online.

5.     Capitalizing on Strategic Dealership Opportunities.   In order to enhance our competitive position, we will continue to selectively explore strategic dealership opportunities. By converting existing businesses into licensed dealers, we add immediate accretive revenue and gross margin with minimal increased overhead. The entities are offered access to our systems, accounts receivable financing and insurances in exchange for forty percent (40%) of their gross margin.

6.    Virtual Markets. The travel nurse industry has proven that it is possible to recruit, screen and hire nurses in remote markets without a physical location in the market. This method of recruiting utilizes a blend of technology and traditional methods, such as direct calling and direct mail. We have developed a proprietary system in order to recruit per diem nurses in the same manner. Accordingly, we plan to offer our per diem staffing services to hospitals in markets where we do not have an office. We see this as an untapped opportunity to expand our services well beyond our existing client base and target the nation’s 8,000 hospitals without the typical capital expenditures and operating costs necessary to open offices near each facility.

The Company’s Business Strategy and Services

Medical Staffing’s strategy is to provide an array of services to the government market, primarily in the areas of medical staffing, homeland security and health care information technology. We intend to focus on the contract opportunities for medical personnel services and homeland security products and we intend to take advantage of other opportunities we may deem desirable.

Our ability to successfully expand requires significant revenue growth from increased services performed for existing and new clients, as well as strategic acquisitions and/or mergers and/or strategic relationships. The realization of these events depends on many factors, including available financing, successful strategic sales and marketing efforts and the identification and acquisition of appropriate businesses. Any difficulties encountered in the expansion of the Company through successful sales and marketing efforts and/or acquisitions could have an adverse impact on our revenues and operating results.

The Company’s Clients

Prior to our acquisition of Nurses PRN, LLC, our client base constituted predominantly of Federal and State government agencies with medical staffing needs. Federal clients include all branches of the U.S. Armed Services, the Veterans Administration, and the Public Health Service. State clients include California and Pennsylvania, where the Company places contract employees with the corrections or health and human services departments. We have experience and expertise in the successful completion of projects in the medical staffing and information technology areas, and this is where we are concentrating our marketing efforts.

Historically, we have derived in excess of ninety-five percent (95%) of our revenues and believe that in the immediate future we will continue to derive the greatest percentage of our total revenues from medical staffing. We have expanded this effort into the private health care area with the completion of our acquisition of Nurses PRN, LLC on July 1, 2005 for this purpose. The main medical staffing services we provide are nursing, dental assistants technicians, therapists, pharmacists and doctors. We are also attempting to increase the percentage of revenue derived from the information technology and homeland security areas to provide diversity and stability to our business.

The Company’s Marketing and Sales

In the later part of 2005, the Company’s marketing and sales efforts were distinctly separated between Nurses Onsite Corp. and TeleScience. In 2006, a more blended approach will be used, leveraging the techniques of each subsidiary, to increase overall sales for Medical Staffing.

The Company procures its government business through the formal bid and proposal process used by government contracting agencies. Typical marketing methods do not normally apply in government contracting, where contracts are awarded on the merit of the proposal. In 2006, the objective is to significantly increase the number of bids that are placed to increase the win rates. In addition, new pre-bid marketing methods will be applied.

The Company’s commercial sector employs primarily relationship marketing and direct sales presentations to increase its client base. In 2006, the commercial sector will use the Internet more aggressively to increase Nurses Onsite Corp.’s brand awareness. New and innovative mass recruiting and marketing methods will be applied to increase sales in 2006.  Sales and revenue can be increased most directly by increasing the number of nurses recruited and placed. Due to the nursing shortage, many outstanding orders are unable to be filled. Increasing its workforce enables Nurses Onsite Corp. to grow sales and revenue.

Finally, the Company plans to more clearly define its brands: Medical Staffing, TeleScience and Nurses Onsite Corp., and how they relate to each other. New website are planned to link together, and to leverage one another’s information. In addition, the sites will be geared towards improving shareholder awareness and acting as improved recruiting tools for the Company.

We market our solutions through our direct sales force, and alliances with several strategic partnerships in certain industries. The direct sales force is responsible for providing responsive, quality service and ensuring client satisfaction with our services. Our strategic partnerships and alliances provide the Company with additional access to potential clients.

Competition

The market for the medical staffing services that we provide is highly competitive, includes a large number of competitors, and is subject to change. This is offset by the increasing demand for medical professionals, especially nurses, so that we believe there will be continued growth in this area. However, due to the existing nursing shortage, we may require creative methods to attract new hires and we have a long-term plan in place for such recruiting.

The market for the information technology services that we provide is also highly competitive, includes a large number of competitors, and is subject to rapid change. Our strategy for these operations are to market to existing customers, to take advantage of existing alliances, to develop niche markets, and to provide the custom solutions and flexibility that our small size allows.

Our federal supply schedule contract with the Federal Government and our presence on the vendor lists in California and Pennsylvania provide additional opportunities for the Company.

Intellectual Property

Our intellectual property primarily consists of methodologies developed for use in recruiting and staffing and in application development and systems integration solutions. We do not have any patents and rely upon a combination of trade secrets and contractual restrictions to establish and protect our ownership of our proprietary methodologies. We generally enter into nondisclosure and confidentiality agreements with our employees, partners, consultants, independent sales agents and clients. As the number of competitors providing services similar to the services of the Company increases, the likelihood of similar methodologies being used by competitors increases.

Although our methodologies have never been subject to an infringement claim, there can be no assurance that third parties will not assert infringement claims against us in the future, that the assertion of such claims will not result in litigation, or that we would prevail in such litigation or be able to obtain the license for the use of any allegedly infringed intellectual property from a third party on commercially reasonable terms. Further, litigation, regardless of its outcome, could result in substantial cost to the Company and divert management’s attention from our operations.

Although we are not aware of any basis upon which a third party could assert an infringement claim, any infringement claim or litigation against us could materially adversely affect our business, operating results and financial condition.

Personnel

Immediately prior to the completion of our acquisition of Nurses PRN, LLC on July 1, 2005, we had one hundred three (103) full time employees and a total of one hundred seventy-eight (178) employees (full and part-time) working for the Company and located in twenty-one (21) states and the District of Columbia.

The Company also engaged three (3) consultants. The principal (but not all) job categories are physicians (2), registered nurses (RNs) (50), licensed vocational nurses or licenses practical nurses (LPNs) (30), dental assistants (26), certified nursing assistants (16), pharmacist technicians (10), and management (12). The principal (but not all) locations are California (62), Louisiana (30), Virginia (17), Pennsylvania (11), Oklahoma (7), and Nevada (6) (the numbers within parentheses in this paragraph refer to the number of employees in the category or location). The Company also periodically employs additional consultants and additional temporary employees.

As of January 1, 2006, an additional twenty-four (24) employees have been employed in connection with the acquisition of Nurses PRN, LLC (hereinafter referred to as “Nurses Onsite Corp.”) in thirteen (13) active offices nationwide. These Nurses Onsite Corp. employees include four (4) employees in the Atlanta, Georgia branch office, five (5) employees in the West Palm Beach, Florida office, two (2) employees in the Dallas, Texas office, one (1) employee in the Houston, Texas office, one (1) employee in the Las Vegas, Nevada office, one (1) employee in the Modesto, California office, one (1) employee in Phoenix, Arizona, one (1) employee in the New Orleans, Louisiana office, one (1) employee in the Oakland, California office, two (2) nurse recruiters, two (2) on-call coordinators and (3) employees who work in Medical Staffing’s Vienna, Virginia office.

We believe that our future success will depend in part on our continued ability to attract and retain highly skilled managerial, marketing, and support personnel. There can be no assurance that we will be able to continue to attract and retain personnel necessary for the development of its business. We generally do not have employment contracts with our key employees. However, we do have confidentiality and non-disclosure agreements with many of our key employees. None of our employees is subject to a collective bargaining agreement, except for those employees situated in Louisiana who elected to be represented by the Service Employees International Union. We believe that our relations with our employees are good.

Legal Proceedings

Medical Staffing is not currently involved in any material legal proceedings.

However, in 2003, we thought we had settled a claim against Medical Staffing from an individual who was a former officer and investor. In satisfaction of that settlement, 2,655,678 restricted shares of Medical Staffing common stock were delivered to the individual in November of 2003. The individual subsequently decided to attempt to reject the share tender and demand a cash settlement. Medical Staffing believes its tender to have been sufficient and binding. The parties are engaged in legal proceedings to determine the issue. On August 12, 2005 the Company was successful in a summary judgment proceeding invalidating the claim. The individual is demanding a payment of $899,000 not including attorneys fees and collection costs. The Company believes the case is without merit and intends to vigorously defend.

In October 2004, The Roche Group sued the Company for pecuniary loss in connection with an ex-dividend date of the Company’s stock. The courts have dismissed two (2) of the three (3) counts with prejudice. The Company is presently in the discovery phase of the trial on the remaining count. Plaintiffs are seeking $125,000 in damages. The Company believes the case is without merit and intends to vigorously defend.

The Company may become involved in litigation, from time to time, in the ordinary course of business.

Properties

Our principal executive office is located at 8150 Leesburg Pike, Suite 1200, Vienna, Virginia. The space is subleased by Medical Staffing through August 2007. Through the end of 2004, the space consisted of approximately 4,687 square feet and was leased for approximately $7,616 per month. Our rent in 2004 for this office was approximately $91,392. Effective January 1, 2005, we increased the square footage of the space to a total of 8,504 square feet at the same rent per foot. The monthly rental for this space from August 2005 through July 2006 is $14,528 per month.

We also lease a branch office located at 2573 Greenwood Avenue, Morro Bay, California. We pay a portion of the rent, amounting to $575 per month. Our annual rent in 2004 for this branch office was approximately $6,900.

We leased a branch office in Suite 107, located at 2090 Linglestown Road, Harrisburg, Pennsylvania, for $225 per month. Our annual rent in 2004 and 2005 for this branch office was approximately $2,625. We closed this office on October 17, 2005.

NOC has thirteen (13) staffing locations in eight (8) states including Virginia. Nurses Onsite Corp.’s principal corporate office is located at 8150 Leesburg Pike, Suite 1200, Vienna, Virginia. The rent is approximately $6,521 per month. The annual rent in 2005 was approximately $67,121. NOC will be renting a new office at 1551 Forum Way, West Palm Beach, Florida 33401 as of February 1, 2006 at a monthly rate of $2,119.

NOC also leases a branch office at the Hammond Center, 1155 Hammond Drive, Atlanta, Georgia 30328. The rent is approximately $2,186 per month. The annual rent in 2005 was approximately $26,332.

NOC also leases a branch office in the Oakbrook Plaza, 1555 West Mockingbird Lane, Suite 202, Dallas, Texas 75235. The monthly rent is approximately $1,241 and the annual rent in 2005 was approximately $14,892.

NOC also leases a branch office at Suite 116, 5373 West Alabama, Houston, Texas, 77056. The monthly base rent is approximately $930 and the annual rent in 2005 was approximately $11,160.

NOC also leases a branch office at Flamingo Executive Park, Suite W-151, 1050 East Flamingo Road, Las Vegas, Nevada 89119. The monthly rent is approximately $1,155, and the annual rent in 2005 was approximately $13,860.

NOC also leases a branch office at Suite C, 4260 Sisk Road, Modesto, California 95356. The monthly rent is approximately $525 and the annual rent in 2005 was approximately $6,300.

NOC also leases a branch office at 400 29th Street, Suite 403, Oakland, California 94609. The monthly rent is approximately $870 and the annual rent in 2005 was approximately $10,440.

NOC also leases a branch office at 3027 North Causeway Boulevard, Metairie, Louisiana 70002. The monthly rent was approximately $880 and the annual rent in 2005 was approximately $10,560. This office was destroyed however the Company plans to reopen a new office in the near future.

NOC also leases a branch office at 5350 North 16th Street, Suite 101, Phoenix, Arizona 85106 at a rate of approximately $840 per month.

We believe that we can obtain additional facilities required to accommodate our projected needs without difficulty and at commercially reasonable prices, although no assurance can be given that it will be able to do so.

About Us

Our principal executive offices are located at 8150 Leesburg Pike, Suite 1200, Vienna, Virginia 22182. Our telephone number is (703) 641-8890. The address of our website is www.telescience.com. Information on our website is not part of this Prospectus.

SELLING SHAREHOLDERS

The following table presents information regarding the selling shareholders. The selling shareholders are the entities who have assisted in or provided financing to Medical Staffing. A description of each selling shareholder’s relationship to Medical Staffing and how each selling shareholder acquired the shares to be sold in this offering is detailed in the information immediately following this table.

Selling Shareholder	Shares Beneficially Owned Before Offering	Percentage of Outstanding Shares Beneficially Owned Before Offering (1)	Shares Which May Be Acquired Under The Investment Agreement	Percentage of Outstanding Shares to Be Acquired Under The Investment Agreement	Shares To Be Sold In The Offering	Percentage Of Shares Beneficially Owned After Offering (2)
Shares Acquired in Financing Transactions with Medical Staffing
Cornell Capital Partners, LP	15,000,000(2)	8.56%	114,000,000	65.05%	115,000,000(2)	4.81%
Consultants and Others
Fitzgerald Galloway Management, Inc.	1,000,000	*	--	--	1,000,000(1)	0%
Total	1,000,000	*	114,000,000	65.05%	116,000,000	4.81%
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*	Less than one percent (1%).

(1)
Applicable percentage of ownership is based on 175,253,677 shares of common stock outstanding as of January 27, 2006, together with securities exercisable or convertible into shares of common stock within sixty (60) days of January 27, 2006, for each shareholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within sixty (60) days of January 27, 2006 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Note that affiliates are subject to Rule 144 and Insider trading regulations - percentage computation is for form purposes only.

(2)	Includes the 115,000,000 shares that may be acquired by Cornell Capital Partners in connection with the Cornell Financing and the 1,000,000 shares issued to Fitzgerald on April 4, 2005.

(3)	Includes the 15,000,000 shares which may be issued to Cornell Capital Partners under the December Warrant.

The following information contains a description of each selling shareholder’s relationship to Medical Staffing and how each selling shareholder acquired the shares to be sold in this offering is detailed below. None of the selling shareholders have held a position or office, or had any other material relationship, with Medical Staffing, except as follows:

Shares Acquired In Financing Transactions With Medical Staffing

Cornell Capital Partners, LP. Cornell Capital Partners is the sole investor in connection with the Cornell Financing. All investment decisions of, and control of, Cornell Capital Partners are held by its general partner, Yorkville Advisors, LLC (“Yorkville Advisors”). Mr. Mark Angelo, the managing member of Yorkville Advisors, makes the investment decisions on behalf of and controls Yorkville Advisors. Cornell Capital Partners acquired all shares being registered in this offering pursuant to the Cornell Financing with Medical Staffing. The Cornell Financing is explained below:

•
Investment Agreement. On December 13, 2005, Medical Staffing entered into an Investment Agreement with Cornell Capital Partners pursuant to which the Company issued and sold to Cornell Capital Partners, and Cornell Capital Partners purchased from the Company, Three Million Dollars ($3,000,000) of Series A Preferred shares which shall be convertible into shares of the Company’s common stock, and which amount shall solely consist of (a) the surrendering of certain convertible debentures held by Cornell Capital as of September 2, 2005 equal to $2,184,201.11 ($2,113,332.11 in principal plus $70,869.00 in accrued interest) and (b) an additional cash amount equal to Eight Hundred Fifteen Thousand Seven Hundred Ninety-Eight Dollars and Eighty-Nine Cents ($815,798.89), of which Four Hundred Thousand Dollars ($400,000) was funded as of December 13, 2005 and the remaining Four Hundred Fifteen Thousand Seven Hundred and Ninety-Eight Dollars and Eighty-Nine Cents ($415,798.89) was funded on January 27, 2006, pursuant to that certain Investor Registration Rights Agreement dated as of December 13, 2005. The Series A Preferred shares have the designations, preferences and rights set forth in the Certificate of Designation as filed with the Secretary of State for the State of Nevada on December 16, 2005. The holders of Series A Preferred shares have the sole right and discretion to elect conversion at any time and from time to time into such number of fully paid and non-assessable shares of common stock equal to the quotient of $1.00 per share divided by the Conversion Price (as defined herein below), subject to certain adjustments as is more fully set forth in the Certificate of Designation. However, no holder of Series A Preferred shares shall be entitled to convert the Series A Preferred shares to the extent, but only to the extent, that such conversion would, upon giving effect to such conversion, cause the aggregate number of shares of common stock beneficially owned by such holder to exceed 4.99% of the outstanding shares of common stock following such conversion (which provision may be waived by such holder by written notice from such holder to the Company, which notice shall be effective sixty-one (61) days after the date of such notice).

The “Conversion Price” is equal to ninety-five percent (95%) of the lowest volume weighted average of the common stock for the thirty (30) trading days immediately preceding the date of conversion, as quoted by Bloomberg LP. At a recent stock price of $0.025 per share, we would have to issue 126,315,790 shares of common stock if Cornell Capital Partners elected to convert the entire 3,000,000 shares of convertible Series A Preferred stock held by Cornell Capital Partners pursuant to the Investment Agreement. However, our current Articles of Incorporation authorize us to issue 300,000,000 shares of common stock. We are registering 114,000,000 shares of our common stock pursuant to the Investment Agreement. If we need to issue more than the 114,000,000 shares in order to satisfy Cornell Capital Partner’s election to convert the 3,000,000 shares of Series A Preferred stock, we will have to obtain shareholder approval to amend our Articles of Incorporation to increase our authorized common stock and we will have to file a new registration statement covering any additional shares. At the option of the holders, if there are outstanding Series A Preferred shares on December 13, 2008, each Series A Preferred share shall convert into shares of common stock at the Conversion Price then in effect on December 13, 2008. The holders of Series A Preferred shares shall vote with the holders of common stock on an as converted basis as of the time a vote is taken and not as separate classes.

•
December Warrant. The Company issued the December Warrant to Cornell Capital Partners on December 13, 2005. Pursuant to the December Warrant, Cornell Capital Partners is entitled to purchase from the Company, upon exercise of the December Warrant, Fifteen Million (15,000,000) fully paid and nonassessable shares of our common stock at an exercise price of $0.03 (or as subsequently adjusted pursuant to the terms of the December Warrant). The December Warrant has “piggyback” registration rights and expires five (5) years from the date of issuance, on or about December 13, 2010.

Fitzgerald Galloway Management, Inc. On April 8, 2005, Medical Staffing and Fitzgerald entered into a Consulting Services Contract, pursuant to which Fitzgerald is to provide public/media relations services to Medical Staffing. In exchange for these services, Fitzgerald is to receive 1,000,000 shares of common stock from Medical Staffing which were previously issued to Fitzgerald. We are registering the 1,000,000 shares of common stock that were previously issued to Fitzgerald in this offering. Mr. Grant Fitzgerald Galloway, Fitzgerald’s sole proprietor, makes the investment decisions on behalf of and controls Fitzgerald.

With respect to the sale of these securities, all transactions are exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “1933 Act”), and Regulation D promulgated under the 1933 Act. In each instance, the purchaser has access to sufficient information regarding Medical Staffing so as to make an informed investment decision. More specifically, Medical Staffing has a reasonable basis to believe that each purchaser is an “accredited investor” as defined in Regulation D of the 1933 Act and otherwise has the requisite sophistication to make an investment in Medical Staffing’s securities.

USE OF PROCEEDS

This Prospectus relates to shares of our common stock that may be offered and sold from time to time by certain selling shareholders. There will be no proceeds to us from the sale of shares of common stock in this offering. However, we have received proceeds from the sale of our convertible preferred stock to Cornell Capital Partners pursuant to the Investment Agreement dated December 13, 2005. We will also receive proceeds upon the exercise by Cornell Capital Partners of the December Warrant.

DILUTION

The net tangible book value of Medical Staffing as of September 30, 2005 was $(380,050), or $(0.0022) per share of common stock. Net tangible book value per share is determined by dividing the tangible book value of Medical Staffing (total tangible assets less total liabilities) by the number of outstanding shares of our common stock. Since this offering is being made solely by the selling shareholders and none of the proceeds will be paid to Medical Staffing, our net tangible book value will be unaffected by this offering. Our net tangible book value and our net tangible book value per share, however, will be impacted by the conversion of shares of Series A Preferred stock held by Cornell Capital Partners into shares of common stock from time to time pursuant to the Investment Agreement. The amount of dilution will depend on the conversion price and number of shares to be issued in connection with such conversion. The following example shows the dilution to new investors at an assumed conversion price of $0.02375 per share (ninety-five percent (95%) of a recent market sale price of $0.025 per share as of January 11, 2006).

If we assume that Medical Staffing had issued 114,000,000 shares of common stock (i.e., the maximum number of shares being registered in this offering pursuant to the Investment Agreement) at an assumed conversion price of $0.02375 per share (ninety-five percent (95%) of a recent market sale price of $0.025 per share as of January 11, 2006), less offering expenses of $85,000, our net tangible book value as of September 30, 2005 would have been $2,242,450 or $0.0078 per share. Such an offering would represent an immediate increase in net tangible book value to existing shareholders of $0.0099 per share and an immediate dilution to new shareholders of $0.0172 per share. The following table illustrates the per share dilution:

Assumed market price per share		$0.0250
Net tangible book value per share before this offering	$(0.0022)
Increase attributable to new investors	$0.0099
Net tangible book value per share after this offering		$0.0078
Dilution per share to new shareholders		$0.0172

The conversion price of our common stock is based on the then-existing market price. In order to give prospective investors an idea of the dilution per share they may experience, we have prepared the following table showing the dilution per share at various assumed conversion prices:

ASSUMED MARKET PRICE	NO. OF SHARES TO BE ISSUED (1)	DILUTION PER SHARE TO NEW INVESTORS
$0.0250	114,000,000	$0.0172
$0.0188	114,000,000	$0.0133
$0.0125	114,000,000	$0.0094
$0.0063	114,000,000	$0.0055

(1)	This represents the maximum number of shares of common stock that are being registered pursuant to the Investment Agreement at this time.

PLAN OF DISTRIBUTION

The selling shareholders have advised us that the sale or distribution of our common stock owned by the selling shareholders may be effected directly to purchasers by the selling shareholders as principals or through one (1) or more underwriters, brokers, dealers or agents from time to time in one or more transactions (which may involve crosses or block transactions) (i) on the over-the-counter market or on any other market in which the price of our shares of common stock are quoted or (ii) in transactions otherwise than on the over-the-counter market or in any other market on which the price of our shares of common stock are quoted. Any of such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at negotiated or fixed prices, in each case as determined by the selling shareholders or by agreement between the selling shareholders and underwriters, brokers, dealers or agents, or purchasers. If the selling shareholders effect such transactions by selling their shares of common stock to or through underwriters, brokers, dealers or agents, such underwriters, brokers, dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling shareholders or commissions from purchasers of common stock for whom they may act as agent (which discounts, concessions or commissions as to particular underwriters, brokers, dealers or agents may be in excess of those customary in the types of transactions involved).

On December 13, 2005 the Company entered into an Investment Agreement with Cornell Capital Partners pursuant to which the Company issued and sold to Cornell Capital Partners, and Cornell Capital Partners purchased from the Company, Three Million Dollars ($3,000,000) of Series A Preferred shares which may be convertible into shares of the Company’s common stock, and which amount solely consists of (a) the surrendering of certain convertible debentures held by Cornell Capital Partners as of September 2, 2005 equal to $2,184,201.11 ($2,113,332.11 in principal plus $70,869.00 in accrued interest) and (b) an additional cash amount equal to Eight Hundred Fifteen Thousand Seven Hundred Ninety-Eight Dollars and Eighty-Nine Cents ($815,798.89), of which Four Hundred Thousand Dollars ($400,000) was funded as of December 13, 2005 and the remaining Four Hundred Fifteen Thousand Seven Hundred and Ninety-Eight Dollars and Eighty-Nine Cents ($415,798.89) was funded as of January 27, 2006 pursuant to that certain Investor Registration Rights Agreement dated as of December 13, 2005.

The Series A Preferred shares have the designations, preferences and rights set forth in the Certificate of Designation as filed with the Secretary of State for the State of Nevada on December 16, 2005. The holders of Series A Preferred have the sole right and discretion to elect conversion at any time and from time to time into such number of fully paid and non-assessable shares of common stock equal to the quotient of $1.00 per share divided by the Conversion Price (as defined herein below), subject to certain adjustments as is more fully set forth in the Certificate of Designation. However, no holder of Series A Preferred shares shall be entitled to convert the Series A Preferred shares to the extent, but only to the extent, that such conversion would, upon giving effect to such conversion, cause the aggregate number of shares of common stock beneficially owned by such holder to exceed 4.99% of the outstanding shares of common stock following such conversion (which provision may be waived by such holder by written notice from such holder to the Company, which notice shall be effective sixty-one (61) days after the date of such notice).

The “Conversion Price” is equal to ninety-five percent (95%) of the lowest volume weighted average of the common stock for the thirty (30) trading days immediately preceding the date of conversion, as quoted by Bloomberg LP. At a recent stock price of $0.03 per share, we would have to issue 126,315,790 shares of common stock if Cornell Capital Partners elected to convert the entire 3,000,000 shares of convertible Series A Preferred stock held by Cornell Capital Partners pursuant to the Investment Agreement. However, our current Articles of Incorporation authorize us to issue 300,000,000 shares of common stock. We are registering 114,000,000 shares of our common stock pursuant to the Investment Agreement. If we need to issue more than the 114,000,000 shares in order to satisfy Cornell Capital Partner’s election to convert the 3,000,000 shares of Series A Preferred stock, we will have to obtain shareholder approval to amend our Articles of Incorporation to increase our authorized common stock and we will have to file a new registration statement covering any additional shares.

At the option of the holders, if there are outstanding Series A Preferred shares on December 13, 2008, each Series A Preferred share shall convert into shares of common stock at the Conversion Price then in effect on December 13, 2008. The holders of Series A Preferred shares shall vote with the holders of common stock on an as converted basis as of the time a vote is taken and not as separate classes.

On December 13, 2005, the Company issued to Cornell Capital Partners the December Warrant, whereby Cornell Capital Partners is entitled to purchase from the Company, upon exercise of such December Warrant, Fifteen Million (15,000,000) fully paid and nonassessable shares of our common stock at an exercise price of $0.03 (or as subsequently adjusted pursuant to the terms of the December Warrant). The December Warrant has “piggyback” registration rights and expires five (5) years from the date of issuance, on or about December 13, 2010.

Cornell Capital Partners was formed in February 2000 as a Delaware limited partnership. Cornell Capital Partners is a domestic hedge fund in the business of investing in and financing public companies. Cornell Capital Partners does not intend to make a market in our stock or to otherwise engage in stabilizing or other transactions intended to help support the stock price. Prospective investors should take these factors into consideration before purchasing our common stock.

Under the securities laws of certain states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. The selling shareholders are advised to ensure that any underwriters, brokers, dealers or agents effecting transactions on behalf of the selling shareholders are registered to sell securities in all fifty (50) states. In addition, in certain states the shares of common stock may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

We will pay all expenses incident to the registration, offering and sale of the shares of common stock to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents. If any of these other expenses exists, Medical Staffing expects the selling shareholders to pay these expenses. We have agreed to indemnify Cornell Capital Partners and its controlling persons against certain liabilities, including liabilities under the Securities Act. We estimate that the expenses of the offering to be borne by us will be approximately $85,000. These offering expenses are estimated to consist of: a SEC registration fee of $594.39, printing expenses of $2,500, accounting fees of $15,000, legal fees of $50,000 and miscellaneous expenses of $16,905.61. We will not receive any proceeds from the sale of any of the shares of common stock by the selling shareholders. However we did receive proceeds from the sale of shares of convertible preferred stock to Cornell Capital Partners on December 13, 2005 and as of January 27, 2006 in connection with the Investment Agreement.

The selling shareholders are subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and its regulations, including the anti-manipulation provisions of Regulation M. Under Registration M, the selling shareholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while such selling shareholders are distributing shares covered by this Prospectus. Pursuant to the requirements of Item 512 of Regulation S-B and as stated in Part II of this registration statement, Medical Staffing must file a post-effective amendment to the accompanying registration statement once informed of a material change from the information set forth with respect to the Plan of Distribution.

MANAGEMENT’S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

General

The following discussion and analysis should be read in conjunction with the Consolidated Financial Statements, and the Notes thereto included herein. The information contained below includes statements of Medical Staffing’s or management’s beliefs, expectations, hopes, goals and plans that, if not historical, are forward-looking statements subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. For a discussion on forward-looking statements, see the information set forth in the Introductory Note to this Annual Report under the caption “Forward Looking Statements”, which information is incorporated herein by reference.

Business

Medical Staffing is a government contracting firm. We presently provide, through our wholly-owned subsidiary, TeleScience, health related staffing services to Federal and State government clients. These clients include the U.S. Military, Veterans Administration, Public Health Service and State correctional and health and welfare facilities. The facilities include hospitals and clinics. The services include both auxiliary care and professional care staffing. These staffing positions include personnel in the dental, medical and pharmacy areas. Occupational areas provided include nurses, nurse practitioners, dental assistants, pharmacists and physicians. We are currently moving toward providing similar services, commencing with nursing services, to non-government care facilities, as evidenced by our acquisition of Nurses PRN, LLC in July, 2005.

The Nurses Onsite Corp. Acquisition and Business

On July 1, 2005 we completed an Asset Purchase Agreement (the “Purchase Agreement”), whereby Medical Staffing, through our wholly-owned subsidiary Nurses PRN Acquisition Corp. (then “NPRN” and now “Nurses Onsite Corp.”), acquired the business of Nurses PRN, LLC. As consideration for the purchased assets, Medical Staffing agreed to issue and deliver 9,500,000 shares of common stock to Nurses PRN, LLC to be delivered to the members of Nurses PRN, LLC and 2,500,000 shares to a creditor. NPRN paid Nurses PRN, LLC $1,600,000 as a cash consideration and agreed to pay a contingent payment based on NPRN’s achievement of certain financial targets which shall not exceed $500,000. Medical Staffing also assumed certain assumed liabilities including: (a) a $365,487.50 note payable issued to Mr. Jeff Dowling by NPRN; (b) a $250,000 note payable to Mr. Aftab Adamjee by NPRN and (c) certain general payables as set forth in the Purchase Agreement. We incurred professional costs associated with the Purchase Agreement to our lawyers and accountants in an amount equal to approximately $50,000.00. The acquisition was funded by a promissory note.

Nurses Onsite Corp. is a provider of per diem nurses to private hospitals. Nurses Onsite Corp. maintains a listing of nurses having a variety of skills and who may be called upon to fill appropriate open shift positions at hospitals. Nurses Onsite Corp. establishes relationships with various hospitals who call upon Nurses Onsite Corp. to fulfill their needs for nurses due to vacancies created by vacations, increased patient loads or similar need situations as well as for extended periods.

We anticipate revenues to grow as a result of our acquisition of Nurses Onsite Corp., which has aggregate revenues greater than Medical Staffing. Nurses Onsite Corp. will substantially increase the Company’s operations in the private healthcare nursing sector. The acquisition is anticipated to make a positive contribution to overhead and earnings and will provide us an entry vehicle into the commercial nurse staffing arena. Cash flow from the operations of the assets of Nurses Onsite Corp. is anticipated to be utilized in the growth of the business and reduction of present cash shortfalls as well as debt reduction. We anticipate that we will recognize economies of scale in areas, such as California, where we are both operating. Nurses Onsite Corp. is presently operating in fourteen (14) staffing locations in eight (8) states (including Virginia) and has more than 1,000 nurses that it can call upon to fulfill the needs of over two hundred (200) hospitals it presently services. Over the next twelve (12) months, Nurses Onsite Corp. plans to establish operations in several additional states and additional locales within the states in which it operates.

We attempt to price our contracts so that we can receive a reasonable profit. In the competitive market in which we operate we have constraints at both ends of our contract equation. If we price our services too high we either will not win the contract or even if we are awarded the contract, since there are often several successful awardees, our services will not be utilized since they could be more expensive than the offerings of other successful awardees. At the same time, if we price our contract too low, we will not have sufficient revenues to attract the talent we need to provide the services while being profitable under the contract. Without this talent we cannot achieve revenues with profits.

Going Concern

As reflected in the Company’s financial statements as of September 30, 2005, the Company’s accumulated deficit of $6,602,677 and its working capital deficiency of $2,496,079 raise substantial doubt about its ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional debt or capital. The financial statements for September 30, 2005 do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Critical Accounting Policies And Estimates

Our consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America, or GAAP. These accounting principles require us to make certain estimates, judgments and assumptions. We believe that the estimates, judgments and assumptions upon which we rely are reasonably based upon information available to us at the time that these estimates, judgments and assumptions are made. These estimates, judgments and assumptions can affect the reported amounts of assets and liabilities as of the date of the financial statements, as well as the reported amounts of revenue and expenses during the periods presented. To the extent there are material differences between these estimates, judgments and assumptions and actual results, our financial statements will be affected. The significant accounting policies that we believe are the most critical to aid in fully understanding and evaluating our reported financial results include the following:

•	Revenue recognition;

•	Allowance for doubtful accounts; and

•	Accounting for income taxes.

In many cases, the accounting treatment of a particular transaction is specifically dictated by GAAP and does not require management’s judgment in its application. There are also areas in which management’s judgment in selecting among available alternatives would not produce a materially different result. Our senior management has reviewed these critical accounting policies and related disclosures. See Notes to Condensed Consolidated Financial Statements, which contain additional information regarding our accounting policies and other disclosures required by GAAP.

Revenue Recognition

Revenue on time-and-materials contracts is recognized based upon hours incurred at contract rates plus direct costs. Revenue on fixed-price contracts is recognized on the percentage-of-completion method based on costs incurred in relation to total estimated costs. Anticipated losses are recognized as soon as they become known. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined.

Allowance For Doubtful Accounts

We determine our allowance by considering a number of factors, including the length of time trade accounts receivable are past due, our previous loss history, the customer’s current ability to pay its obligation to us, and the condition of the general economy and the industry as a whole. We make judgments as to our ability to collect outstanding receivables based on these factors and provide allowances for these receivables when collections become doubtful. Provisions are made based on specific review of all significant outstanding balances.

Accounting For Income Taxes

We account for income taxes in accordance with Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” (“SFAS No. 109”). Under the asset and liability method of SFAS No. 109, deferred income taxes are recognized for the expected future tax consequences of temporary differences between financial statement carrying amounts, and the tax bases of existing assets and liabilities using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Any deferred tax asset has been reserved by the Company with an offsetting valuation allowance adjustment.

Results of Operations

Results Of Operations For The Quarter Ended September 30, 2005, Compared To The Quarter Ended September 30, 2004

Revenues

Revenues for the quarter ended September 30, 2005 were $4,444,146, an increase of $2,648,226, as compared to revenues of approximately $1,795,920 for the quarter ended September 30, 2004. The increase in revenues in 2005 was attributable to the acquisition of Nurses Onsite Corp.

Cost Of Sales

Cost of sales for the quarter ended September 30, 2005, was $3,254,180 million, or seventy-three percent (73%) of revenues, as compared to $1,140,223, or sixty-three percent (63%) of revenues, for the quarter ended September 30, 2004. The percentage increase in cost of sales for the quarter ended September 30, 2005 was primarily attributable to the fact that the margin on the Nurses Onsite Corp. contracts are lower than those within the TeleScience part of the Company.

Gross Profit

Gross profit for the quarter ended September 30, 2005, was $1,189,966, or twenty-seven percent (27%) of revenues, as compared to gross profit of $655,697, or thirty seven (37%) of revenues, for the quarter ended September 30, 2004.

Operating Expenses

Operating expenses for the quarter ended September 30, 2005, were $1,609,156, or thirty-six percent (36%) of revenues, as compared to $827,882, or forty-six percent (46%) of revenues, for the quarter ended September 30, 2004. The increase in operating expenses in 2005 was primarily attributable to increased cost of general administrative expenses resulting mainly from the acquisition of Nurses Onsite Corp.

Other Income (Expense)

Other income (expense) for the quarter ended September 30, 2005, was $89,430, as compared to $61,070 for the quarter ended September 30, 2004. The increase was due to higher interest expenses incurred.

Net Loss

The Company had a net loss of $508,620 for the quarter ended September 30, 2005, compared to a net loss of $233,255 for the quarter ended September 30, 2004. The increased loss of $275,365 was mainly attributable to lower margins and increased operating expenses.

Results of Operations for the Nine (9) Months Ended September 30, 2005, Compared To The Nine (9) Months Ended September 30, 2004

Revenues

Revenues for the nine (9) months ended September 30, 2005, were $7,303,222, an increase of $2,128,844, as compared to revenues of $5,174,378 for the nine (9) months ended September 30, 2004. The increase in revenues in 2005 was primarily attributable to the acquisition of Nurses Onsite Corp. and the completion of several significant government contracts for the providing of services in the nursing industry to government facilities.

Cost Of Sales

Cost of sales for the nine (9) months ended September 30, 2005, was $5,214,044, or seventy-one percent (71%) of revenues, as compared to $3,851,861, or seventy-four percent (74%) of revenues, for the nine (9) months ended September 30, 2004. The percentage decrease in cost of sales for the nine (9) months ended September 30, 2005, was primarily attributable to the fact that the contracts we completed were at low margin and that the margin we achieved on work performed this year in our TeleScience part of the Company was better due, in part, to greater control over expenses associated with the labor to perform the contracts this offset the fact that the margin on the Nurses Onsite Corp. contracts are lower than those within the TeleScience part of the Company.

Gross Profit

Gross profit for the nine (9) months ended September 30, 2005, $2,089,178, or twenty-nine percent (29%) of revenues, as compared to gross profit of $1,322,517 or twenty-six percent (26%) of revenues, for the nine (9) months ended September 30, 2004.

Operating Expenses

Operating expenses for the nine (9) months ended September 30, 2005, were $3,035,147, or forty-two percent (42%) of revenues, as compared to $2,591,748, or fifty percent (50%) of revenues, for the nine (9) months ended September 30, 2004. The increase in operating expenses in 2005 was primarily attributable to increased cost of general and administrative expenses, resulting mainly from the acquisition of Nurses Onsite Corp.

Other Income (Expense)

Other income (expense) for the nine (9) months ended September 30, 2005, was $228,179, as compared to $133,335 for the nine (9) months ended September 30, 2004. The increase was due to an increase in interest expenses.

Net Loss

The Company had a net loss of $1,174,148 for the nine (9) months ended September 30, 2005, compared to a net loss of $1,402,566 for the nine (9) months ended September 30, 2004. The decrease of $228,418 was mainly attributable to higher gross margins which led to a higher gross profit which offset higher operating and other expenses.

Liquidity and Capital Resources

The Company’s financial statements have been prepared on a going concern basis that contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. The Company incurred a net loss of $1,174,178 and $1,402,566 for the nine (9) months ended September 30, 2005 and 2004, respectively, and had an accumulated deficit of $6,602,677 at September 30, 2005. Management recognizes that they must generate additional resources to enable them to continue operations. Management is planning to obtain additional capital principally through the sale of equity securities. The realization of assets and satisfaction of liabilities in the normal course of business is dependent upon Medical Staffing obtaining additional equity capital and ultimately obtaining profitable operations. However, no assurances can be given that the Company will be successful in these activities. Should any of these events not occur, the accompanying consolidated financial statements will be materially affected.

The Company is at present meeting its current obligations from its monthly cash flows and cash proceeds from sale of equity securities and debt, which during 2004, 2005 and to date in 2006 has included cash from operations, investor capital, loans from related parties and from other lenders. However, due to insufficient cash generated from operations, the Company currently does not internally generate cash sufficient to pay all of its incurred expenses and other liabilities. As a result, the Company is dependent on investor capital and loans to meet its expenses and obligations. Although investor funds and related party loans have allowed the Company to meet its obligations in the past, there can be no assurances that the Company’s present methods of generating cash flow will be sufficient to meet future obligations. Historically, the Company has, from time to time, been able to raise additional capital from sales of its capital stock, but there can be no assurances that the Company will be able to raise additional capital in this manner.

Cash used in operating activities was $805,174 for the nine (9) months ended September 30, 2005, compared to $2,687,922 for the same period in 2004. Cash used in 2004 would have been substantially less due to a reduction in accounts receivable in 2004; however cash was placed in escrow for the Nurses OnSite Corp. acquisition which closed in July 2005, after this period in 2004.

Cash used in investing activities was $1,686,659 for the nine (9) months ended September 30, 2005, compared to cash provided by investing activities of $26,518 for the same period in 2004. This increase was principally due to the acquisition of Nurses OnSite Corp.

Net cash provided by financing activities was $2,464,639 for the nine (9) months ended September 30, 2005, compared to $2,594,571 during the same period in 2004. This was mainly due to the funding through convertible debentures and the Standby Equity Distribution Agreement

In May 2002, the Company entered into a line of credit agreement with a factor. The loan was fully paid off in June, 2005.

Additionally, the Company maintains a small credit line with a bank. There was no balance outstanding as of September 30, 2005.

In May 2002, the Company borrowed $220,000 from an individual to be used in developing the Company’s business plan, including Homeland Security operations. The note payable was non-interest bearing until May 2003 and bore interest at seven percent (7%) going forward. The note was fully paid off in May 2004.

On March 11, 2004, the Company entered into a Securities Purchase Agreement with Cornell Capital Partners. Under the Securities Purchase Agreement, Cornell Capital Partners was obligated to purchase $600,000 of secured convertible debentures from the Company. On March 11, 2004, Cornell Capital Partners purchased $250,000 of convertible debentures. In April 2004, Cornell Capital Partners purchased $350,000 of additional debentures. These debentures accrued interest at a rate of five percent (5%) per year and matured two (2) years from the issuance date. The debentures were convertible into the Company’s common stock at the holders’ option any time up to maturity at a conversion price equal to the lower of (i) one hundred fifteen percent (115%) of the closing bid price of the common stock as of the closing date or (ii) eighty-five percent (85%) of the lowest closing bid price of the common stock the five (5) trading days immediately preceding the conversion date. The debentures were secured by the assets of the Company. At maturity, the Company had the option to either pay the holder the outstanding principal balance and accrued interest or to convert the debentures into shares of common stock at a conversion price similar to the terms described above. During the year ended December 31, 2004, Cornell Capital Partners converted the entire $600,000 into 19,489,204 shares of common stock and the Company recognized $108,760 of amortization of discount on the debenture conversions.

On March 11, 2004, the Company entered into a Standby Equity Distribution Agreement with Cornell Capital Partners. Under the agreement, the Company was entitled to issue and sell to Cornell Capital Partners common stock for a total purchase price of up to Fifteen Million Dollars ($15 million). Cornell Capital Partners received a one-time commitment fee of 750,000 shares of the Company’s common stock. In addition, the Company entered into a placement agent agreement with Newbridge Securities Corporation, a registered broker-dealer, pursuant to which the Company paid a one-time placement agent fee of 10,000 restricted shares of common stock equal to approximately $1,400 based on the Company’s stock price on March 11, 2004. Medical Staffing has drawn down $2,440,000 under the Standby Equity Distribution Agreement and Medical Staffing has issued 74,744,294 shares of common stock to Cornell Capital Partners. The proceeds have been utilized to repay principal of the $1,000,000 promissory note issued to Cornell Capital Partners on June 11, 2004 and the $315,000 promissory note issued to Cornell Capital Partners on October 18, 2004, and a portion of the $2,000,000 promissory note issued to Cornell Capital Partners on January 5, 2005. Simultaneously upon the execution of the Investment Agreement (as is more fully described herein below), the Company and Cornell Capital Partners effectively terminated the Standby Equity Distribution Agreement on December 13, 2005.

On June 11, 2004, the Company received $1,000,000 in return for a promissory note to Cornell Capital Partners. As of March 31, 2005, the note has been fully paid.

On October 18, 2004, the Company received $315,000 in return for a promissory note issued to Cornell Capital Partners. As of March 31, 2005, the note has been fully paid.

On January 1, 2005, Medical Staffing and Dr. Brajnandan B. Sahay entered into a five (5) year employment agreement. Pursuant to the employment agreement, Dr. Sahay shall serve as Medical Staffing’s President and Chief Executive Officer or other executive officer of Medical Staffing. Dr. Sahay will receive a salary of $250,000 per year, four (4) weeks paid vacation, a car allowance and will be reimbursed for business expenses. Dr. Sahay will receive additional consideration of 3,000,000 options to purchase common stock of Medical Staffing for the fiscal year 2005 at an exercise price of $0.06 per share. For each year after 2005 and during the term of the employment agreement, Dr. Sahay shall be entitled to receive 3,000,000 options to purchase common stock of Medical Staffing at an exercise price equal to the average of the closing price of Medical Staffing’s common stock for the ten (10) days immediately preceding September 30 of the applicable year. The obligations of Medical Staffing pursuant to the employment agreement will have a significant impact on Medical Staffing’s liquidity and results of operations.

On January 5, 2005, Medical Staffing received $2,000,000 in return for a promissory note issued to Cornell Capital Partners which was subsequently amended on June 7, 2005. On April 26, 2005, Medical Staffing received $500,000 in return for a promissory note issued to Cornell Capital Partners which was amended on June 7, 2005. These promissory notes terminated on September 2, 2005 upon the issuance and sale to Cornell Capital Partners of the Convertible Debenture as is more fully described below.

On June 27, 2005, Medical Staffing entered into a factoring agreement (the “Factoring Agreement”), by and among its wholly-owned subsidiary TeleScience International, Inc. (“TeleScience”), its wholly-owned subsidiary Nurses PRN Acquisition Corp. (then “NPRN” and now Nurses Onsite Corp.) and SYSTRAN Financial Service Corporation (“SYSTRAN”), a subsidiary of Textron Financial Corporation, pursuant to which SYSTRAN established a Five Million Dollar ($5,000,000) credit facility (the “Facility”) with Medical Staffing in order for Medical Staffing to finance the accounts receivables of TeleScience and NPRN. The initial term of the Factoring Agreement is twelve (12) months, with twelve (12) month renewal periods. Medical Staffing is required to pay interest on any outstanding balance at the Wells Fargo Bank Prime Rate plus one half of one percent (0.50%), and pay a discount fee of one half of one percent (0.50%) of the face amount of all unbilled invoices and bills purchased by SYSTRAN. SYSTRAN has a first and only security interest in all of Medical Staffing’s present and future accounts, deposit accounts, chattel paper, contract rights (including insurance contracts and insurance proceeds), general intangibles, choses in action, instruments and documents, whether owned as of the date of the Factoring Agreement or acquired thereafter, and the proceeds of each of the foregoing. Upon the request of Medical Staffing, the Facility shall be reviewed for conversion to a Textron asset-based revolving credit facility. The outstanding balance at September 30, 2005 was $2,279,731.

On July 1, 2005 we completed the Asset Purchase Agreement, whereby Medical Staffing, through our wholly-owned subsidiary, NPRN, acquired the business of Nurses PRN, LLC. As consideration for the purchased assets, Medical Staffing agreed to issue and deliver 9,500,000 shares of our common stock to Nurses PRN, LLC to be delivered to the members of Nurses PRN, LLC and 2,500,000 shares to a creditor. NPRN paid Nurses PRN, LLC $1,600,000 as a cash consideration and agreed to pay a contingent payment based on NPRN’s achievement of certain financial targets which shall not exceed $500,000. Medical Staffing also assumed certain assumed liabilities including: (a) a $365,487.50 note payable issued to Mr. Jeff Dowling by NPRN; (b) a $250,000 note payable to Mr. Aftab Adamjee by NPRN and (c) certain general payables as set forth in the Purchase Agreement. We incurred professional costs associated with the Purchase Agreement to our lawyers and accountants in an amount equal to approximately $50,000.00. The acquisition was funded by a promissory note.

Effective August 10, 2005, the Company issued to Cornell Capital Partners a common stock purchase warrant (the “August Warrant”) in connection with a commitment for the $50,000,000 Standby Equity Distribution Agreement. The Company and Cornell Capital Partners simultaneously terminated the August Warrant upon the Company issuing the December Warrant on December 13, 2005, as is more fully described herein below.

On September 2, 2005, the Company entered into a Securities Purchase Agreement with Cornell Capital Partners whereby the Company issued and sold to Cornell Capital Partners up to $2,113,332.11 of secured convertible debentures (collectively, the “Convertible Debenture”) which were convertible into shares of the Company’s common stock. The Convertible Debenture was fully paid off upon entering into the Investment Agreement with Cornell Capital Partners on December 13, 2005.

On December 13, 2005, the Company entered into an Investment Agreement with Cornell Capital Partners pursuant to which the Company issued and sold to Cornell Capital Partners and Cornell Capital Partners purchased from the Company, Three Million Dollars ($3,000,000) of Series A Preferred shares which shall be convertible into shares of the Company’s common stock and which amount shall solely consist of (a) the surrendering of that certain Convertible Debenture held by Cornell Capital as of September 2, 2005 equal to $2,184,201.11 ($2,113,332.11 in principal plus $70,869.00 in accrued interest) and (b) an additional cash amount equal to Eight Hundred Fifteen Thousand Seven Hundred Ninety-Eight Dollars and Eighty-Nine Cents ($815,798.89), of which Four Hundred Thousand Dollars ($400,000) has been funded as of December 13, 2005 and the remaining Four Hundred Fifteen Thousand Seven Hundred and Ninety-Eight Dollars and Eighty-Nine Cents ($415,798.89) has been funded as of January 27, 2006 pursuant to the Investor Registration Rights Agreement dated as of December 13, 2005.

The Series A Preferred shares have the designations, preferences and rights set forth in the Certificate of Designation as filed with the Secretary of State for the State of Nevada on December 16, 2005. The holders of Series A Preferred shares have the sole right and discretion to elect conversion at any time and from time to time into such number of fully paid and non-assessable shares of common stock equal to the quotient of $1.00 per share divided by the Conversion Price (as defined herein below), subject to certain adjustments as is more fully set forth in the Certificate of Designation. However, no holder of Series A Preferred shares shall be entitled to convert the Series A Preferred shares to the extent, but only to the extent, that such conversion would, upon giving effect to such conversion, cause the aggregate number of shares of common stock beneficially owned by such holder to exceed 4.99% of the outstanding shares of common stock following such conversion (which provision may be waived by such holder by written notice from such holder to the Company, which notice shall be effective sixty-one (61) days after the date of such notice).

The “Conversion Price” is equal to ninety-five percent (95%) of the lowest volume weighted average of the common stock for the thirty (30) trading days immediately preceding the date of conversion, as quoted by Bloomberg LP. At a recent stock price of $0.025 per share, we would have to issue 126,315,790 shares of common stock if Cornell Capital Partners elected to convert the entire 3,000,000 shares of convertible Series A Preferred stock held by Cornell Capital Partners pursuant to the Investment Agreement. However, our current Articles of Incorporation authorize us to issue 300,000,000 shares of common stock. We are registering 114,000,000 shares of our common stock pursuant to the Investment Agreement. If we need to issue more than the 114,000,000 shares in order to satisfy Cornell Capital Partner’s election to convert the 3,000,000 shares of Series A Preferred stock, we will have to obtain shareholder approval to amend our Articles of Incorporation to increase our authorized common stock and we will have to file a new registration statement covering any additional shares.

At the option of the holders if there are outstanding Series A Preferred shares on December 13, 2008, each Series A Preferred share shall convert into shares of common stock at the Conversion Price then in effect on December 13, 2008. The holders of Series A Preferred shares shall vote with the holders of common stock on an as converted basis as of the time a vote is taken and not as separate classes.

On December 13, 2005, the Company issued to Cornell Capital Partners a common stock purchase warrant (the “December Warrant”) whereby Cornell Capital Partners is entitled to purchase from the Company, upon exercise of the December Warrant, Fifteen Million (15,000,000) fully paid and nonassessable shares of our common stock at an exercise price of $0.03 (or as subsequently adjusted pursuant to the terms of the December Warrant). The December Warrant has “piggyback” registration rights and expires five (5) years from the date of issuance, on or about December 13, 2010. Upon issuing the December Warrant on December 13, 2005 the Company and Cornell Capital Partners simultaneously terminated the August Warrant.

From time to time, the Company may evaluate potential acquisitions involving complementary businesses, content, products or technologies. We currently do not have any planned acquisitions. Medical Staffing is investigating other potential acquisitions and co-ventures, and any such future engagements will be subject to available financing.

Medical Staffing’s future capital requirements will depend on many factors, such as the success of our operations, economic conditions and other factors including the results of future operations. If Medical Staffing is unable to raise sufficient funds to meet its long-term capital needs, there is a risk that Medical Staffing will be required to cease operations.

Plan Of Operations

Medical Staffing (through our wholly-owned subsidiary, Nurses Onsite Corp.) provides:

•	long-term per diem staffing of nurses (RN and LPNs) to provider hospitals in Virginia, Maryland, D.C., Florida, Texas, Nevada, Arizona, Georgia and California.

Medical Staffing (through our wholly-owned subsidiary, TeleScience) provides:

•	medical staffing services, and

•	information technology (“IT”) and telecommunications services.

•	TeleScience provides two (2) categories of services:

•	medical systems (“Medical Systems”) and

•	technology (“Technology”).

The Medical Systems operations specialize in the long-term staffing of medical personnel, including physicians, nurses, technicians, and dental assistants, for various federal and state government medical facilities throughout the country. The Company expanded its operations in 2005 to provide long-term staffing of nurses (RNs and LPNs) to private hospitals. This expansion was accelerated by our acquisition of Nurses PRN, LLC, which we completed on July 1, 2005.

The Technology operations specialize in long-term professional consulting and staffing of experienced and qualified IT personnel in the government and private sectors. We also provide systems integration and IT services.

In May 2002, the Company was awarded a three (3) year $2.6 million dollar contract with the U.S. Department of Health and Human Services to provide nursing staff to the U.S. Public Health Service in support of the National Hansen’s Disease Programs based in Louisiana. This is the second such contract won by the Company. This contract has been extended through February 2006 and the Company is currently participating in the re-competition of the contract.

In October 2003, the Company extended their agreement with the California State Department of Corrections for Contract Nursing Staff. This agreement has an annual estimated value of $2.5 million dollars.

In September 2004, the Company signed new master contracts with the California State Department of Corrections for Contract Nursing Staff. These contracts, each with a multiple vendor award, have estimated ceiling values of $50 million and $4.11 million, respectively, and are effective for three (3) years starting October 1, 2004. These contracts allow the Company to compete for this amount of business.

During 2004 the Company was awarded an extension of contracts for medical services that the Company holds on a number of U.S. Air Force bases and on which it has performed during the period ending December 31, 2005.

In July 2005, Medical Staffing through our wholly-owned subsidiary Nurses PRN Acquisition Corp. (then “NPRN” and now “Nurses Onsite Corp.”) completed our acquisition of all of the assets of Nurses PRN, LLC, a per diem nurses provider to private hospitals. Nurses Onsite Corp. extends the Company’s operations into the private healthcare nursing sector and will significantly increase the Company’s sales revenue.

In July and August, Nurses Onsite Corp. opened new locations in Virginia and Arizona, respectively.

The New Orleans location of Nurses Onsite Corp. was completely destroyed during Hurricane Katrina in August 2005. This location had been contributing annual revenues of approximately $1.5 million, all of which abruptly ended as a result of the hurricane. The office has been closed since the storm and is expected to reopen in the near future.

Effective January 1, 2006, Mr. Robert Murphy has been appointed to serve as Chief Operating Officer of the Company, Dr. L. Carl Jacobsen has been appointed to serve as Vice President - General Counsel and Ms. Reeba Magulick has been appointed to serve as Vice President - Corporate Marketing.

Management Strategy

Medical Staffing’s management has taken several initiatives to grow and expand its current businesses of medical and technology services and to develop and market its homeland security business.

Management’s Strategic Plan for Future Growth & Expansion

The Management’s strategic plan for future growth and expansion is fourfold: (1) expand its medical services into the private sector; (2) enhance recruitment; (3) develop a Homeland Security marketing plan and (4) acquire suitable companies.

Expansion of Medical Services into the Private Sector. In January 2004, Medical Staffing hired a seasoned executive to direct Medical Staffing’s expansion of its medical services into the private health care sector. This expansion will provide long-term part-time staffing of registered nurses and licensed professional nurses to private health care facilities in Virginia, Maryland and Washington, D.C., as well as parts of Pennsylvania. Examples of such facilities are hospitals, nursing homes, private clinics, and assisted living centers. This expansion has been accelerated by our acquisition of Nurses PRN, LLC (hereinafter “Nurses Onsite Corp.”) which was completed on July 1, 2005. Over the next twelve (12) months Nurses Onsite Corp. plans to establish operations in several additional states and additional locales within the states in which it operates.

Enhancing Recruitment. The Company is embarking on a long-range plan for recruiting ancillary and professional-level staff for medical contracts. This plan is geared toward expanding the business of Medical Staffing’s most active services, the Medical Systems operations. The Medical Systems operations presently provide long-term medical staffing services for a wide array of military, federal, and state government health care facilities, such as hospitals and clinics. Medical Staffing is also moving towards entering into similar staffing arrangements with its private sector clients. The long-range recruiting plans will support both of these initiatives. These initiatives arise from the recognition of the opportunities provided by the well known and chronic shortage of health care professionals -especially registered nurses in the United States. Subsequent to our acquisition of Nurses Onsite Corp., the Company opened a national recruiting office and is also recruiting through the Nurses Onsite Corp. office.

Overseas Recruiting of Registered Nurses. One of the largest shortages in terms of vacancies and intractability of recruiting domestic personnel exists in the nursing profession. This profession, historically dominated by women, is experiencing nurse shortages that are closely related to the opening of many alternative career fields to a younger generation of women. This situation is unlikely to change, leading to the intractability of attracting a large number of American women into nursing. Medical Staffing perceives an opportunity in this situation, which can provide business expansion for many years. It is Medical Staffing’s plan to aggressively recruit nurses from suitable countries overseas over the next few years.

Domestic Recruiting of Health Care Professionals. Medical Staffing has a constant need for recruiting medical and non-medical professionals for filling positions created by newly won contracts or for filling vacancies caused by turnover, terminations, or relocations. Medical Staffing has established a national recruiting center in Vienna, Virginia for the recruitment of health care professionals to rectify such turnover and to meet such employment needs on a regular basis, as well as its future contract requirements on a proactive basis. The Company also uses newspaper and internet media extensively for this purpose. Medical Staffing’s website was updated in 2004 to attract these professionals to apply for jobs directly for open or future upcoming positions.

Acquisition of Suitable Companies. The Company currently does not have any planned acquisitions. Medical Staffing is investigating other potential acquisitions and co-ventures, and any such future engagements will be subject to available financing.

Develop a Homeland Security Marketing Plan

We view this market sector as an opportunity for growth. The Company has invested approximately $200,000 to build an infrastructure and to generate an initial presence in this sector. The initial managers of this segment of the business were unable to produce as expected and have been replaced by a new director of marketing and sales on June 29, 2005. During the first quarter of 2004, Medical Staffing formed a strategic alliance with Mobile Healthcare Solutions, a provider of deployable, mobile medical treatment facilities. The companies intend to partner for joint bidding on select projects in homeland security arenas that fit our combined expertise. The specific relationship of the parties to one another will be determined at the time of each bid. Medical Staffing’s present marketing plan in the Homeland Security arena is to utilize the power and expertise of this alliance and its own sales force to market decontamination products. This marketing plan further extends marketing of emergency equipment, decontamination products (mobile decontamination trailer), vehicles and personal protective equipment to federal, state, and local governments. To date, the companies have not collaborated on any bids and have generated no revenues in connection with this alliance.

The Company was also named as one of seven (7) successful bidders in a $1,000,000,000 IDIQ (or indefinite delivery indefinite quantity) contract in the Homeland Security area with the state of Pennsylvania, and this contract has recently been renewed through June 30, 2006. If we are successful with our bid then we will have the opportunity to provide the equipment to be ordered by the State when and if the State determines to purchase such equipment. It provides the Company the opportunity, but not the guaranty, to make sales to Pennsylvania. However, the Company has not received any revenues under the IDIQ contract and has not made any sales pursuant to these contracts.

Recent Accounting Pronouncements

In September 2001, the Financial Accounting Standards Board issued Statements of Financial Accounting Standards No. 141, Business Combinations, and No. 142, Goodwill and Other Intangible Assets, effective for fiscal years beginning after December 15, 2001. Under the new rules, the pooling of interests method of accounting for business combinations are no longer allowed and goodwill and intangible assets deemed to have indefinite lives will no longer be amortized but will be subject to annual impairment tests in accordance with the Statements. Other intangible assets will continue to be amortized over their useful lives. The Company adopted these new standards effective January 1, 2002.

On October 3, 2001, the FASB issued Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS 144”), that is applicable to financial statements issued for fiscal years beginning after December 15, 2001. The FASB’s new rules on asset impairment supersede SFAS 121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of”, and portions of Accounting Principles Board Opinion 30, “Reporting the Results of Operations.” This Standard provides a single accounting model for long-lived assets to be disposed of and significantly changes the criteria that would have to be met to classify an asset as held-for-sale. Classification as held-for-sale is an important distinction since such assets are not depreciated and are stated at the lower of fair value and carrying amount. This Standard also requires expected future operating losses from discontinued operations to be displayed in the period (s) in which the losses are incurred, rather than as of the measurement date as presently required.

In April 2002, the FASB issued SFAS No. 145, Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections. This statement rescinds SFAS No. 4, Reporting Gains and Losses from Extinguishment of Debt, and an amendment of that statement, SFAS No. 44, Accounting for Intangible Assets of Motor Carriers, and SFAS No. 64, Extinguishments of Debt Made to Satisfy Sinking-Fund Requirements. This statement amends SFAS No. 13, Accounting for Leases, to eliminate inconsistencies between the required accounting for sales-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sales-leaseback transactions.

Also, this statement amends other existing authoritative pronouncements to make various technical corrections, clarify meanings, or describe their applicability under changed conditions. Provisions of SFAS No. 145 related to the rescissions of SFAS No. 4 were effective for the Company on November 1, 2002 and provisions affecting SFAS No. 13 were effective for transactions occurring after May 15, 2002. The adoption of SFAS No. 145 did not have a significant impact on the Company’s results of operations or financial position.

In June 2003, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities. This statement covers restructuring type activities beginning with plans initiated after December 31, 2002. Activities covered by this standard that are entered into after that date will be recorded in accordance with provisions of SFAS No. 146. The adoption of SFAS No. 146 did not have a significant impact on the Company’s results of operations or financial position.

In December 2002, the FASB issued Statement No. 148, “Accounting for Stock-Based Compensation-Transition and Disclosure, an amendment of FASB Statement No. 123”(“SFAS 148”). SFAS 148 amends FASB Statement No. 123, “Accounting for Stock-Based Compensation”, to provide alternative methods of transition for an entity that voluntarily changes to the fair value based method of accounting for stock-based employee compensation. It also amends the disclosure provisions of that Statement to require prominent disclosure about the effects on reported net income of an entity’s accounting policy decisions with respect to stock-based employee compensation. Finally, this Statement amends Accounting Principles Board (“APB”) Opinion No. 28, “Interim Financial Reporting”, to require disclosure about those effects in interim financial information. SFAS 148 is effective for financial statements for fiscal years ending after December 15, 2002. The Company will continue to account for stock-based employee compensation using the intrinsic value method of APB Opinion No. 25, “Accounting for Stock Issued to Employees”, but has adopted the enhanced disclosure requirements of SFAS 148.

In April 2003, the FASB issued SFAS Statement No. 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities”, which amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under FASB Statement No. 133, Accounting for Derivative Instruments and Hedging Activities. This Statement is effective for contracts entered into or modified after October 31, 2003, except for certain hedging relationships designated after October 31, 2003. Most provisions of this Statement should be applied prospectively. The adoption of this statement did not have a significant impact on the Company’s results of operations or financial position.

In May 2003, the FASB issued SFAS Statement No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity”. This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). This statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatorily redeemable financial instruments of nonpublic entities, if applicable. It is to be implemented by reporting the cumulative effect of a change in an accounting principle for financial instruments created before the issuance date of the Statement and still existing at the beginning of the interim period of adoption. The adoption of this statement did not have a significant impact on the Company’s results of operations or financial position.

In November 2002, the FASB issued Interpretation No. 45 (“FIN 45”), Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others. FIN 45 requires a company, at the time it issues a guarantee, to recognize an initial liability for the fair value of obligations assumed under the guarantees and elaborates on existing disclosure requirements related to guarantees and warranties. The recognition requirements are effective for guarantees issued or modified after December 31, 2002 for initial recognition and initial measurement provisions. The adoption of FIN 45 did not have a significant impact on the Company’s results of operations or financial position.

In January 2003, the FASB issued FASB Interpretation No. 46 (“FIN 46”), Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51. FIN 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FIN 46 is effective for all new variable interest entities created or acquired after January 31, 2003. For variable interest entities created or acquired prior to February 1, 2003, the provisions of FIN 46 must be applied for the first interim or annual period beginning after June 15, 2003. The adoption of FIN 46 did not have a significant impact on the Company’ results of operations or financial position.

On December 16, 2004, the FASB published Statement of Financial Accounting Standards No. 123 (Revised 2004), Share-Based Payment (“SFAS 123R”). SFAS 123R requires that compensation cost related to share-based payment transactions within the scope of SFAS 123R include stock options, restricted stock plans, performance-based awards, stock appreciation rights, and employee share purchase plans. The provisions of SFAS 123R are effective for small business issuers as of the first interim period that begins after December 15, 2005. Accordingly, the Company will implement the revised standard in the fourth quarter of fiscal year 2005. Currently, the Company accounts for its share-based payment transactions under the provision of APB 25, which does not necessarily require the recognition of compensation cost in the financial statements. Management is assessing the implications of this revised standard, which may materially impact the Company’s results of operations in the fourth quarter of fiscal year 2005 and thereafter.

MANAGEMENT

The Directors and executive officers of Medical Staffing, their age, positions in Medical Staffing, the dates of their initial election or appointment as Directors or executive officers, and the expiration of the terms are as follows:

Name of Director/ Executive Officer	Age	Position	Period Served
Brajnandan B. Sahay	61	Chairman of the Board of Directors, President, Chief Executive Officer and Interim Principal Financial Officer	September 25, 2003 to date
Robert Murphy	47	Chief Operating Officer of the Company and President, Nurses Onsite Corp.	COO of the Company from January 1, 2006 to date and President of NOC from July 1, 2005 to date (as of date of the Company’s acquisition of Nurses PRN, LLC)
L. Carl Jacobsen	63	Vice President - General Counsel	January 1, 2006 to date
Reeba Magulick	30	Vice President - Corporate Marketing	January 1, 2006 to date

There are no family relationships between or among the Directors, executive officers or any other person except that Dr. Sahay is the father of Ms. Reeba Magulick. Dr. Sahay is not a director of any company that files reports with the SEC, nor has he been involved in any bankruptcy proceedings, criminal proceedings, any proceeding involving any possibility of enjoining or suspending Dr. Sahay from engaging in any business, securities or banking activities, and has not been found to have violated, nor been accused of having violated, any federal or state securities or commodities laws.

Medical Staffing’s Directors are elected at the annual meeting of shareholders and hold office until their successors are elected. Medical Staffing’s officers are appointed by the Board of Directors (the “Board”) and serve at the pleasure of the Board and are subject to employment agreements, if any, approved and ratified by the Board.

Medical Staffing does not currently have an audit committee, and the Board serves this function. Further, the Board does not have a financial expert, as defined by Regulation S-B Item 401. Medical Staffing has not been able to attract a financial expert to serve on its Board since the date of the share exchange transaction due to the lack of necessary capital. Medical Staffing intends to seek a candidate to serve in this role.

Brajnandan B. Sahay. Dr. Sahay has served as President, Chief Executive Officer, Director and Interim Principal Financial Officer of Medical Staffing since September 25, 2003. He earned his doctorate in 1973 in Control Systems, Science, and Engineering from Washington University (St. Louis, Missouri). Dr. Sahay founded TeleScience in 1987, which began operations in 1992. Prior to 1992, Dr. Sahay held various engineering, management and advisory positions with Contel, IBM Satellite Business Systems, MCI, and MITRE Corporation. Since 1992, he has been with TeleScience, as chairman and chief executive officer.

Robert Murphy. Robert Murphy has served as Chief Operating Officer of the Company since January 1, 2006 and as President of Nurses Onsite Corp. since the completion of Medical Staffing’s acquisition of Nurses PRN, LLC on July 1, 2005. From July 2002 through June 30, 2005 Mr. Murphy had been Chief Executive Officer of Nurses PRN, LLC. From 1996 to 2001, Mr. Murphy served as founder and president of Staff Force, a traditional staffing and recruiting firm located in South Florida which he sold to Teleforce, LLC, a south Florida call center staffing company. Prior to Staff Force, Mr. Murphy was vice president of operations for National Health Care Affiliates (“NHCA”), a $136 million temporary nurse staffing and long-term care provider headquartered in Buffalo, New York. He was appointed to this position after selling his own health staffing company to NHCA in 1994. Mr. Murphy built his prior health-staffing firm into one of the largest medical staffing agencies in South Florida from 1987 to when he sold it in 1994. Mr. Murphy held various positions of increasing responsibility in health care recruiting and staffing from 1982 to 1987. He attended the University of Miami and majored in Business Administration.

L. Carl Jacobsen. Dr. L. Carl Jacobsen has served as the Company’s Vice President - General Counsel since January 1, 2006 and served prior to that as Vice President of Human Resources & Administration for the Company since September 25, 2003. Dr. Jacobsen is presently responsible for all legal matters and he also serves as an advisor to the Board of Directors. He joined TeleScience in 1993 and has previously served the Company by drafting and reviewing its contracts and overseeing its legal matters. Dr. Jacobsen earned his JD degree from Antioch School of Law and PhD in linguistics from UCLA.

Reeba Magulick. Ms. Magulick joined the Company in February of 2004 and has served in her current capacity as the Company’s Vice President - Corporate Marketing since January 1, 2006. Prior to joining Medical Staffing, Ms. Magulick completed a five (5) year tenure at Ford Motor Company, where she succeeded in driving sales, market share, customer satisfaction and profitability performance within her market area. At Medical Staffing, she has served as Assistant Vice President, Medical Systems Division for TeleScience, and as Vice President of Operations for Nurses Onsite Corp. Finally, Ms. Magulick has performed the function of Investor Relations coordinator with Medical Staffing’s shareholders. Her Bachelor of Science degree is in Commerce with a Marketing Concentration from the University of Virginia's McIntire School of Commerce, and her MBA degree is from the University of Maryland's Robert H. Smith School of Business.

Section 16(a) Beneficial Ownership

Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 and the rules there under require Medical Staffing’s officers and Directors, and persons who beneficially own more than ten percent (10%) of a registered class of Medical Staffing’s equity securities, to file reports of ownership and changes in ownership with the SEC and to furnish Medical Staffing with copies.

Based on its reviews of the copies of the Section 16(a) forms received by it, or written representations from certain reporting persons, Medical Staffing believes that, during the last fiscal year, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent (10%) beneficial owners were complied with and filed timely, except (a) Mr. Murphy has not, upon becoming an officer of the Company on January 1, 2006, filed a report on Form 3 or Schedule 13 D with respect to the 4,750,000 shares of common stock he acquired in connection with the acquisition of Nurses PRN, LLC and (b) Ms. Magulick has not, upon becoming an officer of the Company on January 1, 2006, filed a report on Form 3 with respect to the 442,822 shares of common stock she beneficially owns of the Company.

Code of Ethics

On March 29, 2004, the Board adopted a written Code of Ethics designed to deter wrongdoing and promote honest and ethical conduct, full, fair and accurate disclosure, compliance with laws, prompt internal reporting and accountability to adherence to the Code of Ethics. This Code of Ethics has been filed with the SEC on April 9, 2004.

Executive Compensation

The following table sets forth, for the fiscal year ended December 31, 2004, 2003, and 2002, certain information regarding the compensation earned by Medical Staffing’s Chief Executive Officer and each of Medical Staffing’s most highly compensated executive officers whose aggregate annual salary and bonus for fiscal 2004 exceeds $100,000 with respect to services rendered by such persons to Medical Staffing and its subsidiaries.

SUMMARY COMPENSATION TABLE

	ANNUAL COMPENSATION					LONG-TERM COMPENSATION
NAME AND PRINCIPAL POSITION	YEAR	SALARY		BONUS	OTHER COMPENSATION	RESTRICTED STOCK AWARDS	UNDERLYING OPTIONS	OTHER COMPENSATION

Brajnandan B. Sahay	2004	$185,836	(1)	--	--	--	--	--
	2003	$159,984		--	--	--	--	--
	2002	$149,083		$45,582	--	--	--	--

(1)	$28,920 of this amount has been deferred.

Option Grants

Medical Staffing has no outstanding options. However, pursuant to Medical Staffing’s employment agreement with Dr. Sahay, Medical Staffing is obligated to grant 3,000,000 options to purchase common stock of Medical Staffing to Dr. Sahay. Upon the adoption of a stock option plan, Medical Staffing will issue these options to Dr. Sahay.

Compensation Of Directors

Medical Staffing did not issue any shares of common stock as compensation to any Director in 2004.

Employment Agreements

On January 1, 2005, Medical Staffing and Dr. Sahay entered into a five (5)-year employment agreement. Pursuant to such employment agreement, Dr. Sahay shall serve as Medical Staffing’s President and Chief Executive Officer or other executive officer of Medical Staffing. Dr. Sahay shall receive $250,000 per year, four (4) weeks paid vacation, a car allowance and will be reimbursed for business expenses. Dr. Sahay will receive additional consideration of 3,000,000 options to purchase common stock of Medical Staffing for the fiscal year 2005 at an exercise price of $0.06 per share. For each year after 2005 and during the term of the employment agreement, Dr. Sahay shall be entitled to receive 3,000,000 options to purchase common stock of Medical Staffing at an exercise price equal to the average of the closing price of Medical Staffing’s common stock for the ten (10) days immediately preceding June 30 of the applicable year.

Nurses PRN Acquisition Corp. (hereinafter “Nurses Onsite Corp.”) and Mr. Robert Murphy entered into a three (3) year executive employment agreement in connection with the completion of the acquisition by Medical Staffing of Nurses PRN, LLC on July 1, 2005. Pursuant to the employment agreement, Mr. Murphy shall serve as President or other executive officer. Mr. Murphy will receive: (a) $120,000 per year; (b) a bonus equal to five percent (5%) of Nurses Onsite Corp.’s net income after taxes for each fiscal year Mr. Murphy is employed with Nurses Onsite Corp.; (c) reimbursement for all reasonable business expenses; (d) health, life, dental and disability coverage; (e) entitlement to participate in all incentive, savings and retirement plans, policies and programs; and (f) fifteen (15) days of paid vacation annually.

Securities Authorized For Issuance Under Equity Compensation Plan

Medical Staffing adopted a 2004 Stock Plan (the “Stock Plan”) in January 2004, authorizing 4,000,000 shares under the Stock Plan. On each of January 22, 2004 and February 18, 2004, Medical Staffing issued 2,000,000 shares under the Stock Plan to certain employees and consultants of Medical Staffing. On January 15, 2004, Medical Staffing filed a Form S-8 registering all 4,000,000 shares under the Plan.

Medical Staffing currently has no outstanding employee option plans. However, pursuant to Medical Staffing’s employment agreement with Dr. Sahay, Medical Staffing is obligated to grant 3,000,000 options to purchase common stock of Medical Staffing to Dr. Sahay. Upon the adoption of a stock option plan, Medical Staffing will issue these options to Dr. Sahay.

The following table sets forth the securities that have been authorized under equity compensation plans as of December 31, 2004.

	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS	WEIGHTED-AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS	NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN COLUMN (a))
	(a)	(b)	(c)

Equity compensation plans approved by security holders	0	$--	0
Equity compensation plans not approved by security holders	0	$--	0
TOTAL	0	$--	0

PRINCIPAL SHAREHOLDERS

The table below sets forth information with respect of the beneficial ownership as of January 27, 2006 for any person who is known to Medical Staffing to be the beneficial owner of more than five percent (5%) of Medical Staffing’s common stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class (1)

Common	Brajnandan B. Sahay	47,362,722	27.03%
	8150 Leesburg Pike, Suite 1200
	Vienna, Virginia 22182

Total		47,362,722	27.03%

SECURITY OWNERSHIP OF MANAGEMENT
Title of Class	Name and address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class (1)

Common	Brajnandan B. Sahay Chairman of the Board of Directors, President Chief Executive Officer and Interim Principal Financial Officer 8150 Leesburg Pike, Suite 1200 Vienna, Virginia 22182	47,362,722	27.03%

Common	Robert Murphy Chief Operating Officer 8150 Leesburg Pike, Suite 1200 Vienna, Virginia 22182	4,750,000	2.71%

Common	L. Carl Jacobsen Vice President - General Counsel 8150 Leesburg Pike, Suite 1200 Vienna, Virginia 22182	40,000	*

Common	Reeba Magulick Vice President - Corporate Marketing 8150 Leesburg Pike, Suite 1200 Vienna, Virginia 22182	442,822	*

	ALL OFFICERS AND DIRECTORS AS A GROUP (4 PERSONS)	52,595,544	30.01%

*	Less than one percent (1%).

(1)
Applicable percentage of ownership is based on 175,253,677 shares of common stock outstanding at January 27, 2006 for each shareholder. Beneficial ownership is determined in accordance within the rules of the SEC and generally includes voting of investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within sixty (60) days of January 27, 2006 are deemed to be beneficially owned by the person holding such options for the purpose of computing the percentage of ownership of such persons, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During the past two (2) years, Medical Staffing has not entered into a transaction with a value in excess of $60,000 with a Director, officer, or beneficial owner of five percent (5%) or more of Medical Staffing’s common stock, except as disclosed in the following paragraphs.

Medical Staffing has outstanding at December 31, 2004, $105,333 of non-interest bearing note payable to related parties. These amounts have no specific repayment terms, and were provided to Medical Staffing to cover some of the costs of completing the merger. These amounts are reflected in the consolidated balance sheet as current liabilities.

Medical Staffing has also advanced related parties certain amounts, mostly in the form of non-executive employee advances. The balance at December 31, 2004, was $10,341. These amounts are anticipated to be repaid within the next year and have been classified as current assets on the consolidated balance sheet.

Medical Staffing had advances from an officer of Medical Staffing to help fund operations in the amount of $71,379 at December 31, 2002. The officer had not been charging interest, and the amounts were classified as current liabilities as they were due on demand. These amounts were repaid by Medical Staffing in 2003.

Medical Staffing was party to a claim pursuant to which an individual was seeking damages under an agreement Medical Staffing entered into in 2002. Medical Staffing eventually settled this claim, and consequently recorded a liability for the settled amount of $1,092,156, which included attorney’s fees. The payout of this settlement was to be over forty-two (42) months in semi-monthly installments of $12,500 commencing February 2003. The settlement accrued interest at twelve percent (12%) upon any default of the agreement. As part of this agreement the individual can seek no further damages against Medical Staffing. Medical Staffing had paid $216,236 of this amount, as of October 2003 and in November 2003, by means of a private stock transaction, the President of Medical Staffing, signed over personal shares of Medical Staffing, stock in consideration for the remaining liability. As such, Medical Staffing has recorded a loan payable to the President for the unpaid liability at that time, $875,920. Medical Staffing made additional payments of $25,000 in 2004 then converted $850,920 into 17,048,400 shares of stock pursuant to a Board resolution on December 30, 2004.

Medical Staffing did not give anything of value to, or receive anything of value from, any promoter during fiscal year 2004 or 2003.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S

COMMON EQUITY AND OTHER SHAREHOLDER MATTERS

Medical Staffing’s common stock currently trades on the Over-The-Counter Bulletin Board (“OTC”) under the trading symbol “MSSI.OB”. Our shares of common stock trade have traded on the NASD OTC since May 19, 2000. The OTC is a network of security dealers who buy and sell stock. A computer network that provides information on current “bids” and “asks”, as well as volume information, connects the dealers.

The following table sets forth the highest and lowest bid prices for the common stock for each calendar quarter and subsequent interim period since January 1, 2003, as reported by the National Quotation Bureau. It represents inter-dealer quotations, without retail markup, markdown or commission and may not be reflective of actual transactions.

	BID PRICES
	HIGH	LOW

2003
First Quarter	$0.15	$0.10
Second Quarter	$0.10	$0.05
Third Quarter	$0.07	$0.07
Fourth Quarter	$1.70	$0.07

2004
First Quarter	$0.27	$0.12
Second Quarter	$0.38	$0.08
Third Quarter	$0.03	$0.02
Fourth Quarter	$0.10	$0.03

2005
First Quarter	$0.06	$0.03
Second Quarter	$0.03	$0.02
Third Quarter	$0.06	$0.03

Medical Staffing presently is authorized to issue 300,000,000 shares of common stock with $0.001 par value. As of January 27, 2006, there were one hundred thirty-seven (137) holders of record of Medical Staffing’s common stock and 175,253,677 shares issued and outstanding.

Medical Staffing is authorized to issue 30,000,000 shares of $0.001 par value preferred stock, of which 3,000,000 shares of Series A Preferred stock are issued and outstanding. The preferred stock, which is commonly known as “blank check preferred”, may be issued by the Board of with rights, designations, preferences and other terms, as may be determined by the Board in their sole discretion, at the time of issuance.

Dividends

Medical Staffing has not declared or paid cash dividends on its common stock since its inception and does not anticipate paying such dividends in the foreseeable future. The payment of dividends may be made at the discretion of the Board and will depend upon, among other factors, Medical Staffing’s operations, its capital requirements, and its overall financial condition.

DESCRIPTION OF SECURITIES

General

Medical Staffing’s authorized capital consists of Three Hundred Million (300,000,000) shares of common stock, par value $0.001 per share, and Thirty Million (30,000,000) shares of preferred stock, par value $0.001 per share, of which 3,000,000 preferred shares are designated as Series A Preferred stock. As of January 27, 2006, there were 175,253,677 outstanding shares of common stock and 3,000,000 outstanding shares of Series A Preferred Stock. The following description is a summary of the capital stock of our Company and contains the material terms of our voting capital stock. Additional information can be found in our Certificate of Incorporation (as amended) and our Bylaws.

Common Stock

On January 27, 2006 there were 175,253,677 shares of common stock issued and outstanding. Each outstanding share of common stock has one (1) vote on all matters requiring a vote of the shareholders. There is no right to cumulative voting; thus, the holder of fifty percent (50%) or more of the shares outstanding can, if they choose to do so, elect all of the Directors. In the event of a voluntary of involuntary liquidation, all shareholders are entitled to a pro rata distribution after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock. The holders of the common stock have no preemptive rights with respect to future offerings of shares of common stock. Holders of common stock are entitled to dividends if, as and when declared by the Board out of the funds legally available therefore. It is Medical Staffing’s present intention to retain earnings, if any, for use in its business. The payment of dividends on the common stock are, therefore, unlikely in the foreseeable future.

Preferred Stock

Medical Staffing is authorized to issue Thirty Million (30,000,000) shares of preferred stock, of which Three Million (3,000,000) shares of Series A Preferred are issued and outstanding as of January 27, 2006. Except as otherwise provided in the Certificate of Designation as filed with the Secretary of State for the State of Nevada on December 16, 2005 or required by law, the holders of Series A Preferred Stock shall vote together with the holders of common stock on an as converted basis as of the time a vote is taken, and not as a separate class.

Warrants

December 13, 2005, the Company issued to Cornell Capital Partners a common stock purchase warrant (the “December Warrant”) whereby Cornell Capital Partners is entitled to purchase from the Company upon exercise of the December Warrant, Fifteen Million (15,000,000) fully paid and nonassessable shares of our common stock at an exercise price of $0.03 (or as subsequently adjusted pursuant to the terms of the December Warrant). The December Warrant expires five (5) years from the date of issuance, on or about December 13, 2010.

Options

Medical Staffing has no outstanding options. However, pursuant to Medical Staffing’s employment agreement with Dr. Sahay, Medical Staffing is obligated to grant 3,000,000 options to purchase common stock of Medical Staffing to Dr. Sahay. Upon the adoption of a stock option plan, Medical Staffing will issue these options to Dr. Sahay.

Limitation Of Liability: Indemnification

Our Articles of Incorporation include an indemnification provision under which we have agreed to indemnify directors and officers of Medical Staffing from and against certain claims arising from or related to future acts or omissions as a Director or officer of Medical Staffing. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Directors, officers and controlling persons of Medical Staffing pursuant to the foregoing, or otherwise, Medical Staffing has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Transfer Agent

The transfer agent for Medical Staffing common stock is Holladay Stock Transfer Inc. Its address is 2939 North 67th Place, Scottsdale, Arizona, 85251 and its telephone number is (480) 481-3940.

Anti-Takeover Effects Of Provisions Of The Articles Of Incorporation

Authorized And Unissued Stock

The authorized but unissued shares of our common stock are available for future issuance without the approval of our shareholders. These additional shares may be utilized for a variety of corporate purposes including but not limited to future public or direct offerings to raise additional capital, corporate acquisitions and employee incentive plans. The issuance of such shares may also be used to deter a potential takeover of Medical Staffing that may otherwise be beneficial to shareholders by diluting the shares held by a potential suitor or issuing shares to a shareholder that will vote in accordance with the desires of the Board . A takeover may be beneficial to shareholders because, among other reasons, a potential suitor may offer shareholders a premium for their shares of stock compared to the then-existing market price.

The existence of authorized but unissued and unreserved shares of preferred stock may enable the Board to issue shares to persons friendly to current management which would render more difficult or discourage an attempt to obtain control of our Company by means of a proxy contest, tender offer, merger or otherwise, and thereby protect the continuity of our Company’s management.

EXPERTS

The Medical Staffing consolidated financial statements for the years ended December 31, 2004 and December 31, 2003, and the Nurses PRN, LLC financial statements for the years ended December 31, 2004 and 2003 included in this Prospectus, and incorporated by reference in the Registration Statement, have been audited by Bagell, Josephs & Company, L.L.C., independent auditors, as stated in their reports appearing with the financial statements herein and incorporated by reference in the Registration Statement, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

The validity of the shares offered herein will be opined on for us by Burton, Bartlett & Glogovac, which has acted as our outside legal counsel in relation to certain, restricted tasks.

HOW TO GET MORE INFORMATION

We have filed with the SEC a Registration Statement on Form SB-2 under the Securities Act with respect to the securities offered by this Prospectus. This Prospectus, which forms a part of the Registration Statement, does not contain all the information set forth in the Registration Statement, as permitted by the rules and regulations of the SEC. For further information with respect to us and the securities offered by this Prospectus, reference is made to the Registration Statement. Statements contained in this Prospectus as to the contents of any contract or other document that we have filed as an exhibit to the registration statement are qualified in their entirety by reference to the exhibits for a complete statement of their terms and conditions. The registration statement and other information may be read and copied at the SEC’s Public Reference Room at 100 F Street N.E., Washington, D.C. 20549-0213. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a web site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

FINANCIAL STATEMENTS

MEDICAL STAFFING SOLUTIONS, INC. AND SUBSIDIARIES
INDEX TO FINANCIAL STATEMENTS

PAGE
MEDICAL STAFFING SOLUTIONS, INC. AND SUBSIDIARY CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003
Report of Independent Registered Public Accounting Firm	F-1
Consolidated Balance Sheets as of December 31, 2004 and 2003	F-2
Consolidated Statements of Operations for the Years Ended December 31, 2004 and 2003	F-3
Consolidated Statements of Changes in Stockholder’s Equity (Deficit) for the Years Ended December 31, 2004 and 2003	F-4
Consolidated Statements of Cash Flows for the Years Ended December 31, 2004 and 2003	F-5 - F-6
Notes to Consolidated Financial Statements	F-7- F-19

MEDICAL STAFFING SOLUTIONS, INC. AND SUBSIDIARY CONDENSED CONSOLIDATED FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 2005
Condensed Consolidated Balance Sheet (unaudited) as of September 30, 2005	F-20
Condensed Consolidated Statements of Operations (unaudited) for the Nine (9) Months and Three (3) Months Ended September 30, 2005 and 2004	F-21
Condensed Consolidated Statements of Cash Flows (unaudited) for the Nine (9) Months and Three (3) Months Ended September 30, 2005 and 2004	F-22 - F-23
Notes to Condensed Consolidated Financial Statements	F-24 - F-34

NURSES PRN, L.L.C. FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003
Report of Independent Registered Public Accounting Firm	F-35
Balance Sheets As of December 31, 2004 and 2003	F-36
Statements of Operations For The Years Ended December 31, 2004 and 2003	F-37
Statements of Members’ Deficit For The Years Ended December 31, 2004 and 2003	F-38
Statements of Cash Flows For The Years Ended December 31, 2004 and 2003	F-39 - F-40
Notes to Financial Statements	F-41 - F-44

NURSES PRN, L.L.C. UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS AS OF JUNE 30, 2005 AND 2004
Report of Independent Registered Public Accounting Firm	F-45
Unaudited Balance Sheets As of June 30, 2005 and 2004	F-46
Unaudited Statements of Operations For The Six (6) Months Ended As of June 30, 2005 and 2004	F-47
Unaudited Statements of Members’ Deficit For The Six (6) Months Ended As of June 30, 2005 and 2004	F-48
Unaudited Statements of Cash Flows For The Six (6) Months Ended June 30, 2005 and 2004	F-49
Notes to Financial Statements	F-50- F-53

MEDICAL STAFFING SOLUTIONS, INC. AND SUBSIDIARIES UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS AS OF JUNE 30, 2005 AND 2004
Introduction to Unaudited Pro Forma Condensed Consolidated Financial Statements	F-54
Unaudited Pro Forma Condensed Consolidated Balance Sheets As of June 30, 2005	F-55
Unaudited Pro Forma Condensed Consolidated Statements of Operations For The Six (6) Months Ended June 30, 2005	F-56
Unaudited Pro Forma Condensed Consolidated Statements of Operations For The Year Ended December 31, 2004	F-57
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements	F-58
F-i

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders’ of
Medical Staffing Solutions, Inc. and Subsidiary
Vienna, VA

We have audited the accompanying consolidated balance sheets of Medical Staffing Solutions, Inc. and Subsidiary (the “Company”) as of December 31, 2004 and 2003 and the related consolidated statements of operations, changes in stockholders’ (deficit), and cash flows for the years then ended. These consolidated financial statements are the responsibility of management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with standards established by the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 15 to the consolidated financial statements, the Company has recurring operating deficits and cash flow concerns that lead to substantial doubt about its ability to continue as a going concern. Management’s plans in regards to these matters are also discussed in Note 15. The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

As noted in Note 16, the Company had amended its previously issued consolidated financial statements for the years ended December 31, 2004 and 2003. The Company had amended these consolidated financial statements to reflect a change in the weighted average shares outstanding, and to expand certain accounting policy footnotes to enhance the disclosures.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Medical Staffing Solutions, Inc. and Subsidiary as of December 31, 2004 and 2003, and the results of its statements of operations, changes in stockholders’ (deficit), and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ BAGELL, JOSEPHS & COMPANY, L.L.C.

BAGELL, JOSEPHS & COMPANY, L.L.C.
Gibbsboro, New Jersey

February 25, 2005 and Note 16 which is dated July 20, 2005

MEDICAL STAFFING SOLUTIONS, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2004 AND 2003

ASSETS
	2004	2003
Current Assets:
Cash and cash equivalents	$28,348	$77,068
Accounts receivable, net of allowance for doubtful accounts of $36,642
and $55,070 in 2004 and 2003, respectively	1,477,837	1,423,719
Due from related parties	10,341	30,007
Prepaid expenses	53,110	54,976
Total Current Assets	1,569,636	1,585,770
Fixed assets, net of depreciation	60,689	70,605
Loan commitment fees	65,625	-
Deposits	52,643	27,643

TOTAL ASSETS	$1,748,593	$1,684,018

LIABILITIES AND STOCKHOLDERS' (DEFICIT)
LIABILITIES
Current Liabilities:
Note payable - current portion	$1,069,584	$1,032,106
Promissory note payable/Standby Equity Distribution Agreement	365,000	-
Due to related parties	105,333	130,000
Accounts payable and accrued expenses	833,757	1,265,392
Loan payable - officer / Litigation settlement payable	65,000	875,920

Total Current Liabilities	2,438,674	3,303,418

Note payable, net of current portion	-	220,000

Total Liabilities	2,438,674	3,523,418

STOCKHOLDERS' (DEFICIT)
Preferred Stock, $.001 Par Value; 30,000,000 and 5,000,000 shares authorized
0 shares issued and outstanding at December 31, 2004 and 2003	-	-
Common Stock, $.001 Par Value; 300,000,000 and 50,000,000 shares authorized
122,509,383 and 41,200,005 shares issued, 8,941,935 and 0 held in escrow, and
113,567,448 and 41,200,005 outstanding at December 31, 2004 and 2003	122,509	41,200
Additional Paid-in Capital	4,615,939	1,436,266
Deficit	(5,428,529)	(3,316,866)

Total Stockholders' (Deficit)	(690,081)	(1,839,400)

TOTAL LIABILITIES AND STOCKHOLDERS' (DEFICIT)	$1,748,593	$1,684,018

The accompanying notes are an integral part of the consolidated financial statements.

MEDICAL STAFFING SOLUTIONS, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF OPERATIONS
DECEMBER 31, 2004 AND 2003

	2004	2003

OPERATING REVENUES
Revenue	$6,734,564	$8,385,675

COST OF SALES	5,018,601	5,886,077

GROSS PROFIT	1,715,963	2,499,598

OPERATING EXPENSES
Administrative commissions and payroll	2,046,954	1,700,120
General and administrative expenses	1,371,377	946,401
Depreciation and amortization	61,726	15,426
Total Operating Expenses	3,480,057	2,661,950

INCOME (LOSS) BEFORE OTHER (EXPENSES)	(1,764,094)	(162,352)

OTHER INCOME (EXPENSES)
Amortization of discount on conversions	(108,760)	--
Interest income	1,450	6,526
Interest expense	(240,259)	(137,798)
Total Other Income (Expenses)	(347,569)	(131,272)

NET LOSS BEFORE PROVISION FOR INCOME TAXES	$(2,111,663)	$(293,624)
Provision for Income Taxes	--	--

NET LOSS APPLICABLE TO COMMON SHARES	$(2,111,663)	$(293,624)

NET LOSS PER BASIC AND DILUTED SHARES	$(0.03)	$(0.01)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	62,372,351	41,200,000

The accompanying notes are an integral part of the consolidated financial statements.

MEDICAL STAFFING SOLUTIONS, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' (DEFICIT)
FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

	Common Stock		Additional	Subscription
Description	Shares	Amount	Paid -in Capital	Receivable	Deficit	Total

Balance, December 31, 2002	10,499,333	$10,500	$34,500	$(8,729)	$(33,604)	$2,667

Reverse merger with TeleScience International	2,200,000	2,200	1,165,412	8,729	(2,989,638)	(1,813,297)

Cancellation of shares due to reverse merger	(9,953,333)	(9,954)	9,954	-	-	-

14 to 1 stock split	38,454,005	38,454	(36,000)	-	-	2,454

Contribution of capital	-	-	262,400	-	-	262,400

Net loss for the year	-	-	-		(293,624)	(293,624)

Balance, December 31, 2003	41,200,005	41,200	1,436,266	-	(3,316,866)	(1,839,400)

Shares issued for cash	9,041,774	9,042	619,182	-	-	628,224

Shares issued for services	10,000	10	1,390	-	-	1,400

Shares issued for loan commitment fee	750,000	750	104,250	-	-	105,000

Shares issued for conversion of debentures	19,489,204	19,489	705,949	-	-	725,438

Shares issued in escrow under SEDA	35,000,000	35,000	915,000	-	-	950,000

Shares issued in conversion of loan payable -
officer	17,018,400	17,018	833,902	-	-	850,920

Net loss for the year	-	-	-	-	(2,111,663)	(2,111,663)
	122,509,383	$122,509	$4,615,939	$-	$(5,428,529)	$(690,081)

The accompanying notes are an integral part of the consolidated financial statements.

MEDICAL STAFFING SOLUTIONS, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

	2004	2003

CASH FLOW FROM OPERATING ACTIVITIES
Net loss	$(2,111,663)	$(293,624)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	61,726	15,429
Amortization of discount on conversions	108,760	--
Conversion of interest on convertible debentures	16,678	--
Common stock issued for services	1,400	--
Allowance for doubtful accounts	(18,428)	55,070
Changes in assets and liabilities
(Increase) in accounts receivable	(35,690)	(242,996)
(Increase) decrease in prepaid expenses	1,866	(33,152)
(Increase) in deposits	(25,000)	(16,233)
Increase (decrease) in accounts payable and accrued expenses	(431,635)	30,128
Total adjustments	(320,323)	(191,754)

Net cash (used in) operating activities	(2,431,986)	(485,378)

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(12,435)	(56,782)

CASH FLOWS FROM FINANCING ACTIVITIES
Capital contributions/common stock issuance for cash and subscriptions receivable	628,224	496,100
Proceeds from convertible debentures	600,000	--
Proceeds from standby equity distribution agreement/promissory note	1,680,000	--
(Payments) on standby equity distribution agreement/promissory note	(365,000)	--
(Decrease) in amounts due related parties	(24,667)	(101,386)
Advances from related parties	19,666	--
Proceeds (payments) from loan payable - officer/litigation settlement payable	40,000	(216,236)
Net proceeds (payments) of notes payable	(182,522)	430,348
Net cash provided by financing activities	2,395,701	608,826

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(48,720)	66,666

CASH AND CASH EQUIVALENTS - BEGINNING OF YEAR	77,068	10,402

CASH AND CASH EQUIVALENTS - END OF YEAR	$28,348	$77,068

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

CASH PAID DURING THE YEAR FOR:
Interest expense	$162,543	$137,798

	2004	2003
SUPPLEMENTAL DISCLOSURE OF NON-CASH INFORMATION:

Common stock issued for services	$1,400	$--
Common stock issued for loan commitment fees	$105,000	$--
Common stock issued for conversion of debt	$1,550,000	$--
Amortization of discount on conversions	$108,760	$--
Common stock issued for conversion of interest expenses	$16,678	$--

The accompanying notes are an integral part of the consolidated financial statements

MEDICAL STAFFING SOLUTIONS, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2004 AND 2003

NOTE 1 - ORGANIZATION AND BASIS OF PRESENTATION

Medical Staffing Solutions, Inc. (the “Company”) (“MSSI”), was incorporated in the State of Nevada on June 21, 2001. The Company had no revenues, operations and was considered a development stage company until September 26, 2003 when they entered into a reverse share exchange with TeleScience International, Inc. (“TeleScience”) and its sole shareholder. Prior to the transaction, MSSI had 10,499,333 shares of common stock. Upon the share exchange, MSSI cancelled 9,953,333 of these shares and issued 2,200,000 shares to acquire TeleScience for 100% of the outstanding stock of TeleScience.

Upon the share exchange, the Board of Directors approved a stock dividend in the amount of 14 for 1 stock or 1400% on September 29, 2003, increasing the outstanding shares of the Company to 41,200,000. As of December 31, 2003, the Company had 41,200,000 shares of common stock issued and outstanding.

For accounting purposes, the transaction was been accounted for as a reverse acquisition under the purchase method of accounting. Accordingly, TeleScience will be treated as the continuing entity for accounting purposes, and the consolidated financial statements presented herein are those of TeleScience.

The Company is a provider of medical personnel to state and federal government agencies, primarily hospital and medical facilities. The Company’s business plan anticipates diversification into building up a technology division specifically concentrating on Homeland Security. The Company has expensed some start-up costs relating to this in the past year.

In October 2003, the Company announced plans to enter into the Home Health Care Industry and provide services to the private sector as well as expand services in the public sector.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary. All significant intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue and Cost Recognition

Revenue is recognized under the accrual method of accounting when the services are rendered rather than when cash is collected for the services provided.

Specifically, the Company records the contract revenue on the gross basis, whereby the revenue is recorded when billed to the customer for the services performed.

Cost is recorded on the accrual basis as well, when the services are incurred rather than paid. The Company provides for reimbursement of costs through the use of a voucher system. Any out -of-pocket expenses incurred on behalf of the company must be accompanied by a corresponding receipt and related voucher.

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments and other short-term investments with an initial maturity of three months or less to be cash equivalents.

The Company maintains cash and cash equivalent balances at several financial institutions that are insured by the Federal Deposit Insurance Corporation up to $100,000.

Fixed Assets

Fixed assets are stated at cost. Depreciation is computed primarily using the straight-line method over the estimated useful life of the assets.

Furniture and fixtures	7 Years
Office equipment	5 Years
Income Taxes

The income tax benefit is computed on the pretax loss based on the current tax law. Deferred income taxes are recognized for the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory tax rates.

Advertising

Costs of advertising and marketing are expensed as incurred. Advertising and marketing costs are included in general and administrative costs in the consolidated statements of operations for the years ended December 31, 2004 and 2003, respectively.

Fair Value of Financial Instruments

The carrying amount reported in the consolidated balance sheet for cash and cash equivalents, accounts payable and accrued expenses approximate fair value because of the immediate or short-term maturity of these financial instruments. The carrying amount reported for notes payable approximates fair value because, in general, the interest on the underlying instruments fluctuates with market rates.

Start-up Costs

In accordance with Statement of Position 98-5, “Accounting for Start-up Costs”, the Company has expensed all of its costs relating to the start-up of its Homeland Security division in the period in which those costs related to. The Company has expensed approximately $200,000 as of December 31, 2003, and these costs are included in the accompanying consolidated statements of operations.

Deferred Financing Fees

In March 2004, the Company issued 750,000 shares of common stock valued at $105,000 in connection with the Standby Equity Distribution Agreement (“SEDA”). The Standby Equity Distribution Agreement is for a period of 24-months, and commencing April 2004, the Company began amortizing this deferred financing fee at the rate of $4,375 per month. Amortization expense for the years ended December 31, 2004 is $39,375. The Company’s policy as it relates to commitment fees is to capitalize and amortize those expenditures over the life of the financial instrument. Other fees and costs associated with the SEDA are expensed as incurred.

Stock-Based Compensation

Employee stock awards under the Company’s compensation plans are accounted for in accordance with Accounting Principles Board Opinion No. 25 (“APB 25”), “Accounting for Stock Issued to Employees”, and related interpretations. The Company provides the disclosure requirements of SFAS No. 123, “Accounting for Stock-Based Compensation” (“SFAS 123”), and related interpretations. Stock-based awards to non-employees are accounted for under the provisions of SFAS 123 and the Company adopted the enhanced disclosure provisions of SFAS No. 148 “Accounting for Stock-Based Compensation- Transition and Disclosure,” an amendment of SFAS No. 123.

The Company measures compensation expense for its employee stock-based compensation using the intrinsic-value method. Under the intrinsic-value method of accounting for stock-based compensation, when the exercise price of options granted to employees is less than the estimated fair value of the underlying stock on the date of grant, deferred compensation is recognized and is amortized to compensation expense over the applicable vesting period.

The Company measures compensation expense for its non-employee stock-based compensation under the Financial Accounting Standards Board (FASB) Emerging Issues Task Force (EITF) Issue No. 96-18, “Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services”. The fair value of the option issued is used to measure the transaction, as this is more reliable than the fair value of the services received. Fair value is measured as the value of the Company’s common stock on the date that the commitment for performance by the counterparty has been reached or the counterparty’s performance is complete. The fair value of the equity instrument is charged directly to compensation expense and additional paid-in capital.

(Loss) Per Share of Common Stock

Historical net (loss) per common share is computed using the weighted average number of common shares outstanding. Diluted earnings per share (EPS) includes additional dilution from common stock equivalents, such as stock issuable pursuant to the exercise of stock options and warrants. Common stock equivalents are not included in the computation of diluted earnings per share when the Company reports a loss because to do so would be antidilutive for the periods presented.

The following is a reconciliation of the computation for basic and diluted EPS:

	December 31, 2004	December 31, 2003

Net Loss	($ 2,111,663)	($ 293,624)
Weighted-average common shares outstanding (Basic)	62,372,351	41,200,005
Weighted-average common stock equivalents:
Stock options and warrants	-	-
Weighted-average common shares outstanding (Diluted)	62,372,351	41,200,005

Options and warrants outstanding to purchase stock were not included in the computation of diluted EPS because inclusion would have been antidilutive.

Reclassifications

Certain amounts for the year ended December 31, 2003 have been reclassified to conform to the presentation of the December 31, 2004 amounts. The reclassifications have no effect on net loss for the year ended December 31, 2003.

Recent Accounting Pronouncements

In September 2001, the Financial Accounting Standards Board (the “FASB”) issued Statements of Financial Accounting Standards No. 141, “Business Combinations”, and No. 142, “Goodwill and Other Intangible Assets”, effective for fiscal years beginning after December 15, 2001. Under the new rules, the pooling of interests method of accounting for business combinations are no longer allowed and goodwill and intangible assets deemed to have indefinite lives will no longer be amortized but will be subject to annual impairment tests in accordance with the Statements. Other intangible assets will continue to be amortized over their useful lives. The Company adopted these new standards effective January 1, 2002.

On October 3, 2001, the FASB issued Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”  (“SFAS 144”), that is applicable to financial statements issued for fiscal years beginning after December 15, 2001. The FASB’s new rules on asset impairment supersede SFAS 121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of,” and portions of Accounting Principles Board Opinion 30, “Reporting the Results of Operations.” This Standard provides a single accounting model for long-lived assets to be disposed of and significantly changes the criteria that would have to be met to classify an asset as held-for-sale. Classification as held-for-sale is an important distinction since such assets are not depreciated and are stated at the lower of fair value and carrying amount. This Standard also requires expected future operating losses from discontinued operations to be displayed in the period (s) in which the losses are incurred, rather than as of the measurement date as presently required.

In April 2002, the FASB issued SFAS No. 145, Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections. This statement rescinds SFAS No. 4, Reporting Gains and Losses from Extinguishment of Debt, and an amendment of that statement, SFAS No. 44, Accounting for Intangible Assets of Motor Carriers, and SFAS No. 64, Extinguishments of Debt Made to Satisfy Sinking-Fund Requirements. This statement amends SFAS No. 13, Accounting for Leases, to eliminate inconsistencies between the required accounting for sales-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sales-leaseback transactions.

Also, this statement amends other existing authoritative pronouncements to make various technical corrections, clarify meanings, or describe their applicability under changed conditions. Provisions of SFAS No. 145 related to the rescissions of SFAS No. 4 were effective for the Company on November 1, 2002 and provisions affecting SFAS No. 13 were effective for transactions occurring after May 15, 2002. The adoption of SFAS No. 145 did not have a significant impact on the Company’s results of operations or financial position.

In June 2003, the FASB issued SFAS No. 146, “Accounting for Costs Associated with Exit or Disposal Activities”. This statement covers restructuring type activities beginning with plans initiated after December 31, 2002. Activities covered by this standard that are entered into after that date will be recorded in accordance with provisions of SFAS No. 146. The adoption of SFAS No. 146 did not have a significant impact on the Company’s results of operations or financial position.

In December 2002, the FASB issued Statement No. 148, “Accounting for Stock-Based Compensation-Transition and Disclosure, an amendment of FASB Statement No. 123” (“SFAS 148”). SFAS 148 amends FASB Statement No. 123, “Accounting for Stock-Based Compensation,” to provide alternative methods of transition for an entity that voluntarily changes to the fair value based method of accounting for stock-based employee compensation. It also amends the disclosure provisions of that Statement to require prominent disclosure about the effects on reported net income of an entity’s accounting policy decisions with respect to stock-based employee compensation. Finally, this Statement amends Accounting Principles Board (“APB”) Opinion No. 28, “Interim Financial Reporting”, to require disclosure about those effects in interim financial information. SFAS 148 is effective for financial statements for fiscal years ending after December 15, 2002. The Company will continue to account for stock-based employee compensation using the intrinsic value method of APB Opinion No. 25, “Accounting for Stock Issued to Employees,” but has adopted the enhanced disclosure requirements of SFAS 148.

In April 2003, the FASB issued SFAS Statement No. 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities”, which amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under FASB Statement No. 133, Accounting for Derivative Instruments and Hedging Activities. This Statement is effective for contracts entered into or modified after June 30, 2003, except for certain hedging relationships designated after June 30, 2003. Most provisions of this Statement should be applied prospectively. The adoption of this statement did not have a significant impact on the Company’s results of operations or financial position.

In May 2003, the FASB issued SFAS Statement No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity”. This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). This statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatory redeemable financial instruments of nonpublic entities, if applicable. It is to be implemented by reporting the cumulative effect of a change in an accounting principle for financial instruments created before the issuance date of the Statement and still existing at the beginning of the interim period of adoption. The adoption of this statement did not have a significant impact on the Company’s results of operations or financial position.

In November 2002, the FASB issued Interpretation No. 45 (“FIN 45”), “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others”. FIN 45 requires a company, at the time it issues a guarantee, to recognize an initial liability for the fair value of obligations assumed under the guarantees and elaborates on existing disclosure requirements related to guarantees and warranties. The recognition requirements are effective for guarantees issued or modified after December 31, 2002 for initial recognition and initial measurement provisions. The adoption of FIN 45 did not have a significant impact on the Company’s results of operations or financial position.

In January 2003, the FASB issued FASB Interpretation No. 46 (“FIN 46”), “Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51”. FIN 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FIN 46 is effective for all new variable interest entities created or acquired after January 31, 2003. For variable interest entities created or acquired prior to February 1, 2003, the provisions of FIN 46 must be applied for the first interim or annual period beginning after June 15, 2003. The adoption of FIN 46 did not have a significant impact on the Company’s results of operations or financial position.

NOTE 3- ACCOUNTS RECEIVABLE

A majority of the Company’s revenues are derived from government contracts for personnel at various state and federal agencies including hospitals, medical facilities and penitentiaries. As such, payment for services rendered are based on negotiated terms. The Company does provide for an allowance of doubtful accounts and often evaluates receivables for collectibility. At December 31, 2004 and 2003, the Company has $1,477,837 and $1,423,719, respectively due to it for its services. Additionally, the Company has established an allowance for doubtful accounts of $36,642 and $55,070 at December 31, 2004 and 2003, respectively.

The accounts receivable are being used as collateral on a line of credit the Company has with a factor (See Note 5).

NOTE 4 - PROPERTY AND EQUIPMENT

Property and equipment consist of the following at December 31, 2004 and 2003:

	2004	2003
Furniture, fixtures and equipment	$153,066	$140,631
Less: accumulated depreciation	(92,377)	(70,026)
Net book value	$60,689	$70,605

Depreciation expense for the years ended December 31, 2004 and 2003 was $22,351 and $15,429, respectively.

NOTE 5- NOTES PAYABLE

In May 2002, the Company entered into a line of credit agreement with a factor. The loan, which is due on demand bears interest at prime plus 1.00%. The factor lends up to 90% of the receivable balance to the Company, and receives payment directly on the outstanding receivables and the remaining balance is remitted to the Company. The outstanding balance at December 31, 2004 and 2003 was $1,069,584 and $1,018,065, respectively. The balance is reflected net of a 10% reserve that the factor has established which is adjusted on each funding.

Additionally, the Company maintains a small credit line with a bank. The balance outstanding at December 31, 2003 was $14,041. There were no amounts outstanding under this line at December 31, 2004.

In May 2002, the Company borrowed $220,000 from an individual to be used in developing the Company’s business plan, including the Homeland Security division. The note payable is non-interest bearing, and due on demand. At December 31, 2004 and 2003, the balance outstanding was $0 and $220,000. The loan was paid back in 2004.

In 1997, the Company borrowed $300,000 plus interest at 10% from an individual and had started repayments of that note with interest and paid down the balance to $163,000. The Company received notice in 2002 that the lender filed a lawsuit against the Company, and in 2002 recorded the full settlement amount due the lender. The remaining balance of $163,000 is included in that settlement amount as of December 2002 (see Note 11). This amount was paid back from a private stock transaction by the officer in November 2003.

NOTE 6- CONVERTIBLE DEBENTURES

On March 11, 2004, the Company entered into a Securities Purchase Agreement with Cornell Capital Partners. Under the Securities Purchase Agreement, Cornell Capital Partners was obligated to purchase $600,000 of secured convertible debentures from the Company.

On March 11, 2004, Cornell Capital Partners purchased $250,000 of convertible debentures and purchased $350,000 additional debentures on May 3, 2004. These debentures accrue interest at a rate of 5% per year and mature two years from the issuance date. The debentures are convertible into the Company’s common stock at the holders’ option any time up to maturity at a conversion price equal to the lower of (i) 115% of the closing bid price of the common stock as of the closing date or (ii) 85% of the lowest closing bid price of the common stock the five trading days immediately preceding the conversion date. The debentures are secured by the assets of the Company. At maturity, the Company has the option to either pay the holder the outstanding principal balance and accrued interest or to convert the debentures into shares of common stock at a conversion price similar to the terms described above. The Company has the right to redeem the debentures upon fifteen (15) business days notice for 115% of the amount redeemed. Upon such redemption, the holder shall receive warrants equal to 10,000 shares of common stock for each $100,000 redeemed with an exercise price equal to 120% of the closing bid price of the common stock on the closing date. During the year ended December 31, 2004, Cornell converted the entire $600,000 into 19,489,204 shares of common stock which included conversions of $16,678 in interest and the Company recognized $108,760 of amortization of discount on the debenture conversions.

NOTE 7- INVESTMENT

Beginning in 2001, the Company started investing in a private airstrip in Branson, Missouri. The project ran out of funding after the Company funded approximately $387,269 as of December 31, 2002, and the project has since ceased for the moment. Management has reserved an allowance for the entire amount, as the investment value is not known.

NOTE 8 - DUE TO RELATED PARTIES

The Company has outstanding at December 31, 2004 and 2003, $105,333 and $130,000 non-interest bearing to related parties. These amounts have no specific repayment terms, and were provided to the Company to cover some of the costs of completing the merger. These amounts are reflected in the consolidated balance sheets as current liabilities.

The Company has also advanced related parties certain amounts, mostly in the form of employee advances. The balance at December 31, 2004 and 2003 were $10,341 and $30,007, respectively.

NOTE 9- PROVISION FOR INCOME TAXES

Deferred income taxes will be determined using the liability method for the temporary differences between the financial reporting basis and income tax basis of the Company’s assets and liabilities. Deferred income taxes will be measured based on the tax rates expected to be in effect when the temporary differences are included in the Company’s consolidated tax return. Deferred tax assets and liabilities are recognized based on anticipated future tax consequences attributable to differences between financial statement carrying amounts of assets and liabilities and their respective tax bases.

At December 31, 2004 and 2003, deferred tax assets approximated the following:

	2004	2003
Net operating loss carryforwards	$1,855,243	$1,150,406
Less: valuation allowance	(1,855,243)	(1,150,406)
	$-0-	$-0-

At December 31, 2004 and 2003, the Company had accumulated deficits approximating $5,456,596 and $3,316,866, respectively available to offset future taxable income through 2024. The Company established valuation allowances equal to the full amount of the deferred tax assets due to the uncertainty of the utilization of the operating losses in future periods.

NOTE 10 - STOCKHOLDERS’ (DEFICIT)

The Company has two classes of stock; a preferred class with a par value of $.001 and 30,000,000 and 5,000,000 shares authorized, respectively at December 31, 2004 and 2003 and a common class with a par value of $.001 and 300,000,000 and 50,000,000 shares authorized, respectively at December 31, 2004 and 2003.

The Company has not issued any shares of preferred stock.

The Company has 122,509,383 and 41,200,005 common shares issued, 8,941,935 and 0 common shares held in escrow, and 113,567,448 and 41,200,005 common shares outstanding as of December 31, 2004 and 2003, respectively.

Upon the merger, the Company cancelled 9,953,333 of the 10,499,333 shares then issued and outstanding and issued 2,200,000 shares to acquire 100% of the outstanding stock of TeleScience.

Upon the share exchange, the Board of Directors of the Registrant approved a stock dividend in the amount of 14 for 1 or 1400% on September 29, 2003, increasing the outstanding shares of the Company to 41,200,005.

On January 27, 2004 and February 18, 2004, the Company issued 2,000,000 S-8 shares on each date for a total of 4,000,000 shares. The price of these shares ranged between $.10 and $.16 for a total value of $480,000.

The Company paid a one-time placement agent fee of 10,000 restricted shares of common stock equal to approximately $1,400 based on the Company’s stock price on March 11, 2004.

The Company issued 2,416,667 shares of common stock for $75,017 in the first quarter of 2004 to investors and employees.

The Company issued 750,000 shares of common stock in March 2004 to Cornell Capital Partners, L.P. as a commitment fee for the Standby Equity Distribution Agreement. The value of these shares is $105,000 and has been reflected as loan commitment fee (net of amortization) in the consolidated balance sheet at December 31, 2004.

The Company has issued 2,625,107 shares of common stock for cash of $73,206 in the second quarter of 2004 to investors and employees.

The Company issued 35,000,000 shares of common stock to the escrow agent for Cornell as collateral under the promissory note the Company entered into with Cornell Capital (see Note 14). The Company received $1,315,000 under two separate notes.

The Company issued 19,489,204 shares in conversion of $600,000 in convertible debentures, and $16,678 of accrued interest. The Company recognized $108,760 in amortization of discount on these conversions during 2004.

The Company on December 30, 2004 pursuant to a board resolution issued 17,018,400 shares of common stock in conversion of $850,920 loan payable to an officer of the Company (See Note 11).

NOTE 11 - LOAN PAYABLE - OFFICER / LITIGATION

The Company had advances from an officer of the Company to help fund operations in the amount of $71,379 at December 31, 2002. The officer has not been charging interest, and the amounts were classified as current liabilities as they are due on demand. These amounts were repaid by the Company in 2003.

The Company was party to a claim pursuant to which an individual was seeking damages under an agreement the Company entered into in 2002. The Company eventually settled this claim, and consequently recorded a liability for the settled amount of $1,092,156, which included attorney’s fees. The payout of this settlement was to be over forty-two months in semi-monthly installments of $12,500 commencing February 2003. The settlement accrued interest at 12% upon any default of the agreement. As part of this agreement the individual can seek no further damages against the Company. The Company paid $216,236 of this amount, and then in November 2003, the President of the Company in a private stock transaction, signed over personal shares of Medical Staffing Solutions, Inc. stock in consideration for this liability. As such, the Company has recorded a loan payable to the President for the unpaid liability at that time, $875,920. The Company made additional payments of $25,000 in 2004 then converted $850,920 into 17,048,400 shares of stock pursuant to a board resolution on December 30, 2004.

NOTE 12 - COMMITMENTS

The Company has established a 401(k) Plan for its employees. The expense for the Company for the years ended December 31, 2003 and 2002 were $26,830 and $23,505, respectively. The Company has dropped the matching portion of the contribution effective January 1, 2004.

In October 2003, the Company extended their agreement with the California State Department of Corrections for Contract Nursing Staff. This agreement has an annual estimated value of 2.5 million dollars.

In November 2003, the Company was awarded a three-year 2.6 million dollar contract with the Department of Health and Human Services to provide nursing staff to the U.S. Public Health Service in support of the National Hansen’s Disease Programs based in Louisiana. This is the second such contract won by the Company. This contract expires in September 2005 and the Company intends to participate in the re-competition of the contract.

The Company entered into a non-binding letter of intent on December 1, 2004 with Nurses PRN, LLC to acquire it.

The Company entered into a non-binding letter of intent on July 15, 2004 with Physicians Informatics, Inc. d.b.a. Practice One, a Virginia corporation. This letter of intent was terminated on December 3, 2004.

On December 30, 2004, the Company entered into a non-binding letter of intent with A&T Systems, Inc. to acquire certain assets of A&T Systems, Inc..

On January 11, 2005, the Company entered into a non-binding letter of intent with Staff Relief, Inc. to acquire it.

The Company’s subsidiary TeleScience was sued by Medsense LA, LLC for an outstanding balance owed for nursing services provided on behalf of TeleScience. The principal amount sought in the suit was $24,592. By default judgment dated October 6, 2004, Medsense was awarded the principal amount plus contractual interest and attorney’s fees. TeleScience appealed the default judgment on December 16, 2004. During the appeal, TeleScience settled the matter with Medsense and Medsense signed a settlement agreement effective January 21, 2005. The judgment is in the process of being marked satisfied and the appeal dismissed with prejudice. The amount paid in January and accrued by the Company as of December 31, 2004 for this matter was $30,000.

NOTE 13 - STANDBY EQUITY DISTRIBUTION AGREEMENT

On March 11, 2004, the Company entered into a Standby Equity Distribution Agreement with Cornell Capital Partners. Under the agreement, the Company may issue and sell to Cornell Capital Partners common stock for a total purchase price of up to $15.0 million. The purchase price for the shares is equal to 100% of the market price, which is defined as the lowest volume weighted average price of the common stock during the five trading days following the notice date.

Cornell Capital Partners received a one-time commitment fee of 750,000 shares of the Company’s common stock, valued at $105,000 on March 11, 2004.

Cornell Capital Partners is entitled to retain a fee of 5% of each advance. In addition, the Company entered into a placement agent agreement with Newbridge Securities Corporation, a registered broker-dealer. Pursuant to the placement agent agreement, the Company paid a one-time placement agent fee of 10,000 restricted shares of common stock equal to approximately $1,400 based on the Company’s stock price on March 11, 2004.

During the fiscal year ended 2004, the Company has received the gross amount of $950,000 pursuant to the Standby Equity Distribution Agreement, issuing 26,058,065 shares of common stock. The Company has used the $950,000 obtained under the Standby Equity Distribution Agreement to repay the promissory notes issued to Cornell Capital Partners (See Note 14). The Company has not used all of the available shares of registered common stock under the Standby Equity Distribution Agreement, and therefore may still make advances Standby Equity Distribution Agreement without filing an additional registration statement for shares issuable under the Standby Equity Distribution Agreement.

NOTE 14 - PROMISSORY NOTE

On June 11, 2004 and October 18, 2004, the Company entered into promissory notes in the amount of $1,000,000 and $315,000 with Cornell Capital. The Company issued 35,000,000 shares of common stock to the escrow agent as collateral under these note agreements. As of December 31, 2004 the Company has drawn down $950,000 of the Standby Equity Distribution Agreement to repay part of the notes. As of December 31, 2004, the balance outstanding under these notes is $365,000.

NOTE 15 - GOING CONCERN

As shown in the accompanying consolidated financial statements, the Company incurred substantial net losses for the years ended December 31, 2004 and 2003. The Company may not be able to generate enough revenue and/or raise capital to support its operations. This raises substantial doubt about the Company’s ability to continue as a going concern.

Management believes that they can improve operations and raise the appropriate funds needed through recent contracts the Company has entered into in the past few months, as well as the completed reverse merger with which the Company now has the ability to raise money in the public markets.

On March 11, 2004, the Company entered into a Standby Equity Distribution Agreement. Under this agreement, and upon an effective registration of the shares, the Company may issue and sell to Cornell Capital Partners, L.P. shares of common stock for a total purchase price of $15,000,000. The Company has obtained an effective registration statement for 124,408,774 shares of common stock under the Standby Equity Distribution Agreement, and has issued 26,058,065 shares to Cornell Capital Partners through December 31, 2004.

In addition to the Standby Equity Distribution Agreement, on March 11, 2004, the Company entered into a Convertible Debenture agreement for $600,000. Cornell has advanced all $600,000 of this amount.

With the proceeds of the Standby Equity Distribution Agreement for up to 15 million dollars, the Company should be able to grow and acquire companies that will contribute to the development of providing nurses to the private sector as well as government contracts. The Company received $1,315,000 from Cornell Capital on June 11, 2004 and October 18, 2004 pursuant to the promissory notes. The Company intends to repay the promissory notes with cash proceeds received under the Standby Equity Distribution Agreement. The Company has entered into a letter of intent to acquire a few companies and is in the due diligence phase of these acquisitions.

The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

NOTE 16 - AMENDMENTS AND RESTATEMENT

The Company has amended and restated its previously issued consolidated financial statements for the years ended December 31, 2004 and 2003 on its report dated February 25, 2005. The restatement was due to the correction of the weighted average shares outstanding calculation. The amendments were related to extended documentation on certain accounting policies, specifically revenue recognition, deferred financing fees, stock based compensation, and going concern.

NOTE 17 - SUBSEQUENT EVENTS

On January 11, 2005, the Company entered into a non-binding letter of intent with Staff Relief, Inc. to acquire them.

On January 1, 2005, the Company entered into a five-year employment agreement with their President.

On January 5, 2005, the Company entered into a third promissory note for $2,000,000 with Cornell Capital Partners, L.P. and placed an additional 40,000,000 shares of common stock into escrow under this agreement.

Subsequent to December 31, 2004, and through March 16, 2005, the Company has issued 14,068,843 shares of common stock under the Standby Equity Distribution Agreement to Cornell Capital Partners.

MEDICAL STAFFING SOLUTIONS, INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)
SEPTEMBER 30, 2005

ASSETS

Current Assets:
Cash and cash equivalents	$1,194
Accounts receivable, net of allowance for doubtful accounts of $46,096	2,975,157
Accounts receivables-other	48,217
Prepaid expenses	163,833

Total Current Assets	3,188,401

Fixed assets, net of depreciation	116,007
Goodwill	2,528,010
Deposits	50,000

TOTAL ASSETS	$5,882,418

LIABILITIES AND STOCKHOLDERS’ (DEFICIT)
LIABILITIES Current Liabilities:
Line of Credit	$2,279,731
Promissory note - Standby Equity Distribution Agreement	2,113,332
Due to related parties	8,333
Accounts payable and accrued expenses	1,188,684
Loan payable - Officer	94,400

Total Current Liabilities	5,684,480

Long-term liabilities Notes payable, net of current	577,988

Total Liabilities	6,262,468

STOCKHOLDERS’ (DEFICIT)
Preferred Stock, $.001 Par Value; 30,000,000 shares authorized 0 shares issued and outstanding -- Common Stock, $.001 Par Value; 300,000,000 shares authorized 175,253,677 shares issued and outstanding	175,254
Additional Paid-in-Capital	6,047,373
Deficit	(6,602,677)

Total Stockholders’ (Deficit)	(380,050)

TOTAL LIABILITIES AND STOCKHOLDERS’ (DEFICIT)	$5,882,418

The accompanying notes are an integral part of these condensed consolidated financial statements.

MEDICAL STAFFING SOLUTIONS, INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
FOR THE NINE (9) AND THREE (3) MONTHS ENDED SEPTEMBER 30, 2005 AND 2004

	NINE (9) MONTHS ENDED SEPTEMBER 30,		THREE (3) MONTHS ENDED SEPTEMBER 30,
	2005	2004	2005	2004
OPERATING REVENUES
Revenue	$7,303,222	$5,174,378	$4,444,146	$1,795,920

COST OF SALES	5,214,044	3,851,861	3,254,180	1,140,223

GROSS PROFIT	2,089,178	1,322,517	1,189,966	655,697

OPERATING EXPENSES
Administrative payroll, benefits and overhead costs	1,615,180	1,851,011	707,771	798,042
General and administrative expenses	1,399,540	697,580	892,130	10,632
Depreciation and amortization	20,427	43,157	9,255	19,208

Total Operating Expenses	3,035,147	2,591,748	1,609,156	827,882

(LOSS) BEFORE OTHER INCOME (EXPENSES)	(945,969)	(1,269,231)	(419,190)	(172,185)

OTHER INCOME (EXPENSES)
Amortization of discount on conversions	--	(21,924)	--	(12,962)
Interest income	11,134	705	820	206
Interest expense	(239,313)	(112,116)	(90,250)	(48,314)

Total Other Income (Expenses)	(228,179)	(133,335)	(89,430)	(61,070)

NET LOSS BEFORE PROVISION FOR INCOME TAXES	$(1,174,148)	$(1,402,566)	$(508,620)	$(233,255)
Provision for Income Taxes	--	--	--	--

NET LOSS APPLICABLE TO COMMON SHARES	$(1,174,148)	$(1,402,566)	$(508,620)	$(233,255)

NET LOSS PER BASIC AND DILUTED SHARES	$(0.01)	$(0.02)	$(0.01)	$(0.00)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	157,219,810	58,837,564	72,936,244	52,545,334

The accompanying notes are an integral part of these condensed consolidated financial statements.

MEDICAL STAFFING SOLUTIONS, INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW (UNAUDITED)
FOR THE NINE (9) MONTHS ENDED SEPTEMBER 30, 2005 AND 2004

	2005	2004

Net loss	$(1,174,148)	$(1,402,566)
Adjustments to reconcile net loss to net cash
(used in) operating activities
Depreciation and amortization	20,427	43,157
Amortization of discount on conversions	--	21,924
Common stock issued for services	59,519	1,400
Common stock issued for interest payments	62,142	--
Changes in assets and liabilities (Increase) decrease in accounts receivable	306,238	(783,178)
(Increase) in accounts receivable -other	(48,217)	--
(Increase) in prepaid expenses	(85,774)	(73,723)
Decrease in deposits	9,700	--
Increase (Decrease) in accounts payable and accrued expenses	44,979	(494,936)

Total adjustments	369,014	(1,285,356)

Net cash (used in) operating activities	(805,134)	(2,687,922)

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	--	(13,489)
Acquisition of business entity	(1,600,000)	--
Increase (decrease) in amounts due related parties	(86,659)	40,007

Net cash provided by (used in) investing activities	(1,686,659)	26,518

CASH FLOWS FROM FINANCING ACTIVITIES
Common stock issuances for cash - net of expenses	1,241,738	653,223
Proceeds from convertible debentures-net	--	600,000
Proceeds from standby equity distribution agreement	1,748,332	150,000
Proceeds from promissory note, net of repayments	--	850,000
Net proceeds (payments) from loan payable - officer litigation settlement payable	29,400	(25,000)
Net proceeds (payments) of notes payable	(554,831)	366,348

Net cash provided by financing activities	2,464,639	2,594,571

NET (DECREASE) IN CASH AND CASH EQUIVALENTS	(27,154)	(66,833)

CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD	28,348	77,068

CASH AND CASH EQUIVALENTS - END OF PERIOD	$1,194	$10,235

The accompanying notes are an integral part of these condensed consolidated financial statements.

MEDICAL STAFFING SOLUTIONS, INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW (UNAUDITED)
FOR THE NINE (9) MONTHS ENDED SEPTEMBER 30, 2005 AND 2004

	2005	2004
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

CASH PAID DURING THE PERIOD FOR:
Interest expense	$175,171	$63,702

Income taxes	$11,636	$--

SUPPLEMENTAL DISCLOSURE OF NON-CASH INFORMATION

Common stock issued for services	$59,519	$1,400

Common stock issued for loan commitment fees	$166,750	$105,000

Common stock issued for conversion of debt	$--	$275,000

Amortization of discount on conversions	$--	$21,924

Common stock issued for interest payment	$62,142	$--

MEDICAL STAFFING SOLUTIONS, INC. AND SUBSIDIARY
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2005 AND 2004 (UNAUDITED)

NOTE 1 - ORGANIZATION AND BASIS OF PRESENTATION

The condensed consolidated unaudited interim financial statements included herein have been prepared, without audit, pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”). The condensed consolidated financial statements and notes are presented as permitted on Form 10-QSB and do not contain information included in the Company’s annual consolidated statements and notes. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading. It is suggested that these condensed consolidated financial statements be read in conjunction with the December 31, 2004 audited financial statements and the accompanying notes thereto. While management believes the procedures followed in preparing these condensed consolidated financial statements are reasonable, the accuracy of the amounts are in some respects dependent upon the facts that will exist, and procedures that will be accomplished by the Company later in the year.

These condensed consolidated unaudited financial statements reflect all adjustments, including normal recurring adjustments which, in the opinion of management, are necessary to present fairly the consolidated operations and cash flows for the periods presented.

Medical Staffing Solutions, Inc. (the “Company” or “MSSI”) was incorporated in the State of Nevada on June 21, 2001. The Company had no revenues, operations and was considered a development stage Company until September 26, 2003 when they entered into a reverse merger with TeleScience International, Inc. (“Telescience”). Prior to the transaction, MSSI had 10,499,333 shares of common stock outstanding. Upon the merger, MSSI cancelled 9,953,333 of these shares and issued 2,200,000 shares to acquire TeleScience for one hundred percent (100%) of the outstanding stock of TeleScience.

Upon the share exchange, the Board of Directors approved a stock dividend in the amount of 14 for 1, or fourteen hundred percent (1400%), on September 29, 2003, increasing the outstanding shares of the Company to 41,200,005. As of September 30, 2005, the Company had 175,253,677 shares of common stock issued and outstanding.

For accounting purposes, the transaction had been accounted for as a reverse acquisition under the purchase method of accounting. Accordingly, TeleScience will be treated as the continuing entity for accounting purposes, and the condensed consolidated financial statements presented herein are those of TeleScience.

The Company is a provider of medical personnel to state and federal government agencies, primarily hospital and medical facilities. The Company’s business plan anticipates diversification into building up a technology division, which includes developing a Homeland Security subdivision. The Company has expensed some start-up costs relating to this over the past year.

In October 2003, the Company announced plans to enter into the Home Health Care Industry and provide services to the private sector as well as expand services in the public sector.

The Company entered into that certain Asset Purchase Agreement, dated June 16, 2005, by and among the Company, the Company’s wholly-owned subsidiary Nurses PRN Acquisition Corp. (then “NPRN” and now Nurses Onsite Corp.), Nurses PRN, LLC, and the Members of Nurses PRN, LLC listed therein, pursuant to which NPRN acquired all of the assets of Nurses PRN, LLC. The Company closed on this transaction on July 1, 2005. The purchase price was $1,600,000 in cash, the issuance of 9,500,000 shares of the Company’s stock valued at $285,000 to the Members of Nurses PRN, LLC listed therein, the issuance of 2,500,000 shares to a creditor and the assumption of net liabilities over assets in the amount of $363,406.

MEDICAL STAFFING SOLUTIONS, INC. AND SUBSIDIARY
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
SEPTEMBER 30, 2005 AND 2004 (UNAUDITED)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The condensed consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary. All significant inter-company accounts and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue and Cost Recognition

Revenue on time-and-materials contracts is recognized based upon hours incurred at contract rates plus direct costs. Revenue on fixed-price contracts is recognized on the percentage-of-completion method based on costs incurred in relation to total estimated costs. Anticipated losses are recognized as soon as they become known. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Costs are recorded on the accrual basis when the services are incurred rather than paid. .

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments and other short-term investments with an initial maturity of three (3) months or less to be cash equivalents.

The Company maintains cash and cash equivalent balances at several financial institutions that are insured by the Federal Deposit Insurance Corporation up to $100,000.

Fixed Assets

Fixed assets are stated at cost. Depreciation is computed primarily using the straight-line method over the estimated useful life of the assets.

Furniture and fixtures 7 Years Office equipment 5 Years

Income Taxes

The income tax benefit is computed on the pretax loss based on the current tax law. Deferred income taxes are recognized for the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory tax rates.

Advertising

Costs of advertising and marketing are expensed as incurred. Advertising and marketing costs are included in general and administrative costs in the condensed consolidated statements of operations for the nine (9) months ended September 30, 2005 and 2004, respectively.

MEDICAL STAFFING SOLUTIONS, INC. AND SUBSIDIARY
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
SEPTEMBER 30, 2005 AND 2004 (UNAUDITED)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Fair Value of Financial Instruments

The carrying amount reported in the condensed consolidated balance sheet for cash and cash equivalents, accounts payable and accrued expenses approximate fair value because of the immediate or short-term maturity of these financial instruments. The carrying amount reported for notes payable approximates fair value because, in general, the interest on the underlying instruments fluctuates with market rates.

Start-up Costs

In accordance with Statement of Position 98-5, “Accounting for Start-up Costs”, the Company has expensed all of their costs relating to the start-up of their Homeland Security division in the period in which those costs related to. The Company had expensed approximately $200,000 as of March 31, 2003.

Deferred Financing Fees

In March 2004, the Company issued 750,000 shares of its common stock valued at $105,000 in connection with the Standby Equity Distribution Agreement with Cornell Capital Partners, LP. The Standby Equity Distribution Agreement is for a period of twenty-four (24) months, and commencing April 2004, the Company began amortizing this deferred financing fee at the rate of $4,375 per month. Amortization for the nine (9) months ended September 30, 2005 and 2004 is $-0- and $26,250, respectively. The Company has reclassified the amortization previously expensed in the financial statements in 2005 to paid-in-capital due to the fact it was associated with an equity raise.

(Loss) Per Share of Common Stock

Historical net income (loss) per common share is computed using the weighted average number of common shares outstanding. Diluted earnings per share (EPS) include additional dilution from common stock equivalents, such as stock issuable pursuant to the exercise of stock options and warrants. Common stock equivalents are not included in the computation of diluted earnings per share when the Company reports a loss because to do so would be antidilutive for the periods presented.

The following is a reconciliation of the computation for basic and diluted EPS:

	September 30,	September 30,
	2005	2004
Net Loss	($ 1,174,148)	($ 1,402,566)
Weighted-average common shares outstanding (Basic)	157,219,810	58,837,564
Weighted-average common stock equivalents:
Stock options and warrants	--	--
Weighted-average common shares outstanding (Diluted)	157,219,810	58,837,564

As of September 30, 2005, there were no outstanding options or warrants available.

Reclassifications

Certain amounts for the nine (9) months ended September 30, 2004 have been reclassified to conform to the presentation of the September 30, 2005 amounts. The reclassifications have no effect on net income for the nine (9) months ended September 30, 2004.

MEDICAL STAFFING SOLUTIONS, INC. AND SUBSIDIARY
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
SEPTEMBER 30, 2005 AND 2004 (UNAUDITED)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Stock Based Compensation

Employee stock awards under the Company’s compensation plans are accounted for in accordance with Accounting Principles Board Opinion No. 25 (“APB 25”), “Accounting for Stock Issued to Employees”, and related interpretations. The Company provides the disclosure requirements of Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation” (“SFAS 123”), and related interpretations. Stock-based awards to non-employees are accounted for under the provisions of SFAS 123 and has adopted the enhanced disclosure provisions of SFAS No. 148 “Accounting for Stock-Based Compensation- Transition and Disclosure, an amendment of SFAS No. 123”.

The Company measures compensation expense for its employee stock-based compensation using the intrinsic-value method. Under the intrinsic-value method of accounting for stock-based compensation, when the exercise price of options granted to employees is less than the estimated fair value of the underlying stock on the date of grant, deferred compensation is recognized and is amortized to compensation expense over the applicable vesting period.

The Company measures compensation expense for its non-employee stock-based compensation under the Financial Accounting Standards Board (FASB) Emerging Issues Task Force (EITF) Issue No. 96-18, “Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services”. The fair value of the option issued is used to measure the transaction, as this is more reliable than the fair value of the services received. The fair value is measured at the value of the Company’s common stock on the date that the commitment for performance by the counterparty has been reached or the counterparty’s performance is complete. The fair value of the equity instrument is charged directly to compensation expense and additional paid-in capital.

Recent Accounting Pronouncements

In September 2001, the Financial Accounting Standards Board issued Statements of Financial Accounting Standards No. 141, Business Combinations, and No. 142, “Goodwill and Other Intangible Assets”, effective for fiscal years beginning after December 15, 2001. Under the new rules, the pooling of interests method of accounting for business combinations are no longer allowed and goodwill and intangible assets deemed to have indefinite lives will no longer be amortized but will be subject to annual impairment tests in accordance with the Statements. Other intangible assets will continue to be amortized over their useful lives. The Company adopted these new standards effective January 1, 2002.

On October 3, 2001, the FASB issued Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS 144”), that is applicable to financial statements issued for fiscal years beginning after December 15, 2001. The FASB’s new rules on asset impairment supersede SFAS 121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of” , and portions of Accounting Principles Board Opinion 30, “Reporting the Results of Operations.” This Standard provides a single accounting model for long-lived assets to be disposed of and significantly changes the criteria that would have to be met to classify an asset as held-for-sale. Classification as held-for-sale is an important distinction since such assets are not depreciated and are stated at the lower of fair value and carrying amount. This Standard also requires expected future operating losses from discontinued operations to be displayed in the period (s) in which the losses are incurred, rather than as of the measurement date as presently required.

MEDICAL STAFFING SOLUTIONS, INC. AND SUBSIDIARY
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
SEPTEMBER 30, 2005 AND 2004 (UNAUDITED)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements (Continued)

In April 2002, the FASB issued SFAS No. 145, Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections. This statement rescinds SFAS No. 4, Reporting Gains and Losses from Extinguishment of Debt, and an amendment of that statement, SFAS No. 44, Accounting for Intangible Assets of Motor Carriers, and SFAS No. 64, Extinguishments of Debt Made to Satisfy Sinking-Fund Requirements.

This statement amends SFAS No. 13, Accounting for Leases, to eliminate inconsistencies between the required accounting for sales-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sales-leaseback transactions.

Also, this statement amends other existing authoritative pronouncements to make various technical corrections, clarify meanings, or describe their applicability under changed conditions. Provisions of SFAS No. 145 related to the rescissions of SFAS No. 4 were effective for the Company on November 1, 2002 and provisions affecting SFAS No. 13 were effective for transactions occurring after May 15, 2002. The adoption of SFAS No. 145 did not have a significant impact on the Company’s results of operations or financial position.

In June 2003, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities. This statement covers restructuring type activities beginning with plans initiated after December 31, 2002. Activities covered by this standard that are entered into after that date will be recorded in accordance with provisions of SFAS No. 146. The adoption of SFAS No. 146 did not have a significant impact on the Company’s results of operations or financial position.

In December 2002, the FASB issued Statement No. 148, “Accounting for Stock-Based Compensation-Transition and Disclosure, an amendment of FASB Statement No. 123”(“SFAS 148”). SFAS 148 amends FASB Statement No. 123, “Accounting for Stock-Based Compensation”, to provide alternative methods of transition for an entity that voluntarily changes to the fair value based method of accounting for stock-based employee compensation. It also amends the disclosure provisions of that Statement to require prominent disclosure about the effects on reported net income of an entity’s accounting policy decisions with respect to stock-based employee compensation. Finally, this Statement amends Accounting Principles Board (“APB”) Opinion No. 28, “Interim Financial Reporting”, to require disclosure about those effects in interim financial information. SFAS 148 is effective for financial statements for fiscal years ending after December 15, 2002.

The Company will continue to account for stock-based employee compensation using the intrinsic value method of APB Opinion No. 25, “Accounting for Stock Issued to Employees”, but has adopted the enhanced disclosure requirements of SFAS 148.

In April 2003, the FASB issued SFAS Statement No. 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities”, which amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under FASB Statement No. 133, Accounting for Derivative Instruments and Hedging Activities. This Statement is effective for contracts entered into or modified after June 30, 2003, except for certain hedging relationships designated after June 30, 2003. Most provisions of this Statement should be applied prospectively. The adoption of this statement did not have a significant impact on the Company’s results of operations or financial position.

MEDICAL STAFFING SOLUTIONS, INC. AND SUBSIDIARY
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
SEPTEMBER 30, 2005 AND 2004 (UNAUDITED)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements (Continued)

In May 2003, the FASB issued SFAS Statement No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity”. This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). This statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatorily redeemable financial instruments of nonpublic entities, if applicable. It is to be implemented by reporting the cumulative effect of a change in an accounting principle for financial instruments created before the issuance date of the Statement and still existing at the beginning of the interim period of adoption. The adoption of this statement did not have a significant impact on the Company’s results of operations or financial position.

In November 2002, the FASB issued Interpretation No. 45 (“FIN 45”), Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others. FIN 45 requires a company, at the time it issues a guarantee, to recognize an initial liability for the fair value of obligations assumed under the guarantees and elaborates on existing disclosure requirements related to guarantees and warranties. The recognition requirements are effective for guarantees issued or modified after December 31, 2002 for initial recognition and initial measurement provisions. The adoption of FIN 45 did not have a significant impact on the Company’s results of operations or financial position.

In January 2003, the FASB issued FASB Interpretation No. 46 (“FIN 46”), Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51. FIN 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FIN 46 is effective for all new variable interest entities created or acquired after January 31, 2003. For variable interest entities created or acquired prior to February 1, 2003, the provisions of FIN 46 must be applied for the first interim or annual period beginning after June 15, 2003. The adoption of FIN 46 did not have a significant impact on the Company’ results of operations or financial position.

MEDICAL STAFFING SOLUTIONS, INC. AND SUBSIDIARY
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
SEPTEMBER 30, 2005 AND 2004 (UNAUDITED)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements (Continued)

In December 2004, the FASB issued Financial Accounting Standards No. 123 (revised 2004) (FAS 123R), “Share-Based Payment, “FAS 123R” replaces FAS No. 123, “Accounting for Stock-Based Compensation”, and supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees”. FAS 123R requires compensation expense, measured as the fair value at the grant date, related to share-based payment transactions to be recognized in the financial statements over the period that an employee provides service in exchange for the award. The Company intends to adopt FAS 123R using the “modified prospective” transition method as defined in FAS 123R. Under the modified prospective method, companies are required to record compensation cost prospectively for the unvested portion, as of the date of adoption, of previously issued and outstanding awards over the remaining vesting period of such awards. FAS 123R is effective January 1, 2006. The Company is evaluating the impact of FAS 123R on its results and financial position.

On December 16, 2004, FASB issued Statement of Financial Accounting Standards No. 153, Exchanges of Non-monetary Assets, an amendment of APB Opinion No. 29, Accounting for Non-monetary Transactions (“SFAS 153”). This statement amends APB Opinion 29 to eliminate the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. Under SFAS 153, if a non-monetary exchange of similar productive assets meets a commercial-substance criterion and fair value is determinable, the transaction must be accounted for at fair value resulting in recognition of any gain or loss. SFAS 153 is effective for non-monetary transactions in fiscal periods that begin after June 15, 2005. The Company does not anticipate that the implementation of this standard will have a material impact on its financial position, results of operations or cash flows.

NOTE 3 - ACCOUNTS RECEIVABLE

A majority of the Company’s revenues are derived from government contracts for personnel at various state and federal agencies including hospitals, medical facilities and penitentiaries. As such, payments for services rendered are based on negotiated terms. The Company does provide for an allowance of doubtful accounts and often evaluates receivables for collectibility. At September 30, 2005, the Company had $3,021,253 gross due to them for their services. Additionally, the Company has established an allowance for doubtful accounts of $46,096 at September 30, 2005.

The Company has also advanced related parties certain amounts, mostly in the form of employee advances. There was $48,217 due at September 30, 2005 for these advances. This amount has been included in the accounts receivable.

The Company has also advanced a rental deposit that is part of the Asset Purchase Agreement. The balance was $9,100 at September 30, 2005.

The accounts receivable are being used as collateral on a line of credit the Company has with a factor (See Note 5).

MEDICAL STAFFING SOLUTIONS, INC. AND SUBSIDIARY
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
SEPTEMBER 30, 2005 AND 2004 (UNAUDITED)

NOTE 4 - PROPERTY AND EQUIPMENT

Property and equipment consist of the following at September 30, 2005:

Furniture, fixtures and equipment	$274,387
Less: accumulated depreciation	158,380
Net book value	$116,007

Depreciation expense for the nine (9) months ended September 30, 2005 and 2004 was $20,427 and $43,157, respectively.

NOTE 5 - NOTES PAYABLE

In May 2002, the Company entered into a line of credit agreement with a factor. The loan, which is due on demand, bears interest at prime plus one percent (1%). The factor shall lend up to ninety percent (90%) of the receivable balance to the Company, and receives payment directly on the outstanding receivables and the remaining balance is remitted to the Company. The outstanding balance at September 30, 2005 has been repaid.

In May 2002, the Company borrowed $220,000 from an individual to be used in developing the Company’s business plan, including the Homeland Security division. The note payable was non-interest bearing until May 2003 and now bears interest at seven percent (7%) and is due on demand. The balance has been paid off, effective March 2005.

In June 2005, the Company entered into a line of credit agreement with a factor. The factor has established a Five Million Dollar ($5,000,000) credit facility with the Company in order for the Company to finance their account receivables. The loan, which is due on demand, bears interest at prime plus one-half of one percent (0.50%). The balance as of September 30, 2005 was $2,279,731.

The Company has a note payable which was originally $250,000 as of July 2003. The note was amended for an additional $250,000 in September 2003 for a total principal balance of $500,000, of which $327,988 and $414,200 were outstanding as of September 30, 2005 and 2004, respectively. Interest is payable monthly at an annual rate of nine percent (9%). The term of the note is for four (4) years, and the principal balance is payable in monthly installments of principal plus accrued interest at which time the final installment equal to the remaining balance shall be due and payable.

NOTE 6 - INVESTMENT

Beginning in 2001, the Company started investing in a private airstrip in Branson, Missouri. The project, after the Company funded approximately $387,269 as of March 31, 2004, ran out of funding, and the project has since ceased for the moment. Management has reserved an allowance for the entire amount, as the investment value is not known.

NOTE 7 - DUE TO RELATED PARTIES

The Company has $8,333 in non-interest bearing advances outstanding at September 30, 2005, to related parties. These amounts have no specific repayment terms, and were provided to the Company to cover some of the costs of completing the merger. These amounts are reflected in the condensed consolidated balance sheet as current liabilities.

NOTE 8 - DEPOSITS

The Company had deposits with various entities for security purposes. The balance as of September 30, 2005 and 2004 was $50,000 and $27,643, respectively.

MEDICAL STAFFING SOLUTIONS, INC. AND SUBSIDIARY
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
SEPTEMBER 30, 2005 AND 2004 (UNAUDITED)

NOTE 9 - PROVISION FOR INCOME TAXES

Deferred income taxes will be determined using the liability method for the temporary differences between the financial reporting basis and income tax basis of the Company’s assets and liabilities. Deferred income taxes will be measured based on the tax rates expected to be in effect when the temporary differences are included in the Company’s consolidated tax return. Deferred tax assets and liabilities are recognized based on anticipated future tax consequences attributable to differences between financial statement carrying amounts of assets and liabilities and their respective tax bases.

At September 30, 2005, deferred tax assets approximated the following:

Deferred tax assets	1,963,000
Less: valuation allowance	(1,963,000)
Net deferred tax assets	$-0-

At September 30, 2005, the Company had accumulated deficits in the approximate amount of $6,543,000, available to offset future taxable income beginning in 2021. The Company established valuation allowances equal to the full amount of the deferred tax assets due to the uncertainty of the utilization of the operating losses in future periods.

NOTE 10 - STOCKHOLDERS’ EQUITY (DEFICIT)

The Company has two (2) classes of stock: a preferred class with a par value of $0.001 and 30,000,000 shares authorized, and a common class with a par value of $0.001 and 300,000,000 shares authorized. The Company has not issued any shares of preferred stock.

The Company has 175,253,677 common shares issued and outstanding as of September 30, 2005.

On January 27, 2004 and February 18, 2004, the Company issued 2,000,000 S-8 shares on each date for a total of 4,000,000 shares. The price of these shares ranged between $0.10 and $0.16 for a total value of $505,000, which was reflected as a subscription receivable and was collected in the second quarter of 2004.

The Company paid a one-time placement agent fee of 10,000 restricted shares of common stock equal to approximately $1,400 based on the Company’s stock price on March 11, 2004.

The Company issued 2,416,667 shares of common stock for $362,500 in the first quarter of 2004.

The Company issued shares in March 2004 to Cornell Capital Partners, LP (“Cornell Capital”) as a commitment fee for the equity line of credit. The value of these shares is $105,000 and had been reflected as commitment fees in the condensed consolidated balance sheet at June 30, 2005. Since the effective date of the registration statement, the Company has recognized $65,625 of amortization, and has subsequently reclassified the balance against paid-in-capital in connection with the equity financing agreement.

In January 2005, the Company incurred additional financing fees valued at $160,000. The Company charged the financing fees and associated legal fees against paid-in-capital in connection with the equity financing agreement.

MEDICAL STAFFING SOLUTIONS, INC. AND SUBSIDIARY
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
SEPTEMBER 30, 2005 AND 2004 (UNAUDITED)

NOTE 10 - STOCKHOLDERS’ EQUITY (DEFICIT) (Continued)

During the nine (9) months ended September 30, 2005, the Company issued 52,744,294 shares of common stock equal to $2,552,142 for cash. In addition, the Company issued 1,983,959 shares valued at $59,519 for services rendered.

NOTE 11 - LOAN PAYABLE - OFFICER

The Company was a party to a claim pursuant to which an individual was seeking damages under an agreement the Company entered into in 2002. The Company eventually settled this claim, and consequently recorded a liability for the settled amount of $1,092,156, which included attorney’s fees. The payout of this settlement was to be over forty-two (42) months in semi-monthly installments of $12,500 commencing February 2003. The settlement accrued interest at twelve percent (12%) upon any default of the agreement. As part of this agreement the individual can seek no further damages against the Company. The Company paid $216,236 of this amount, and then in November 2003, the President of the Company in a private stock transaction, signed over personal shares of common stock of the Company in consideration for this liability. As such, the Company has recorded a loan payable to the President for the unpaid liability at that time, equal to $875,920. The Company has paid down this liability and the total amount outstanding at September 30, 2005 was $94,400.

NOTE 12 - COMMITMENTS

The Company established a 401(k) Plan for its employees and agreed to match a portion of the contribution. Effective January 1, 2004, the Company discontinued its matching portion of the contribution.

NOTE 13 - STANDBY EQUITY DISTRIBUTION AGREEMENT

On March 11, 2004, the Company entered into a Standby Equity Distribution Agreement with Cornell Capital pursuant to which the Company may issue and sell to Cornell Capital common stock for a total purchase price of up to Fifteen Million Dollars ($15 million). The purchase price for the shares is equal to one hundred percent (100%) of the market price.

The amount of each advance is subject to an aggregate maximum advance amount of $250,000, with no advance occurring within seven (7) trading days of a prior advance. Cornell Capital received a one-time commitment fee of 750,000 shares of the Company’s common stock. Cornell Capital is entitled to retain a fee of five percent (5%) of each advance.

In addition, the Company entered into a placement agent agreement with Newbridge Securities Corporation, a registered broker-dealer. Pursuant to the placement agent agreement, the Company paid a one-time placement agent fee of 10,000 restricted shares of common stock equal to approximately $1,400 based on the Company’s stock price on March 11, 2004.

NOTE 14 - ACQUISITION

The Company entered into an asset purchase agreement, dated June 16, 2005, by and among the Company, its wholly-owned subsidiary Nurses PRN Acquisition Corp. (then “NPRN” and now Nurses Onsite Corp.), Nurses PRN, LLC and the Members of Nurses PRN, LLC listed therein, pursuant to which NPRN acquired all of the assets of Nurses PRN, LLC. The Company closed on this transaction on July 1, 2005. The purchase price was $1,600,000 in cash, the issuance to the Members of Nurses PRN, LLC of 9,500,000 shares of the Company’s stock valued at $285,000, the issuance to a creditor of 2,500,000 shares of the Company’s common stock and the assumption of certain liabilities in the amount of $363,406.

MEDICAL STAFFING SOLUTIONS, INC. AND SUBSIDIARY
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
SEPTEMBER 30, 2005 AND 2004 (UNAUDITED)

NOTE 15 - LITIGATION

In October 2004, The Roche Group sued the Company for pecuniary loss in connection with an ex-dividend date of the Company’s stock. The courts have dismissed two (2) of the three (3) counts with prejudice. The Company is presently in the discovery phase of the trial on the remaining count. Plaintiffs are seeking $125,000 in damages. The Company believes the case is without merit and intends to vigorously defend.

NOTE 16 - GOING CONCERN

As shown in the accompanying condensed consolidated financial statements, the Company incurred substantial net losses for the years ended December 31, 2004 and 2003, and additional losses in the nine (9) months ended September 30, 2005. There is no guarantee whether the Company will be able to generate enough revenue and/or raise capital to support those operations. This raises substantial doubt about the Company’s ability to continue as a going concern.

Management states that they are confident that they can improve operations and raise the appropriate funds needed through sales of common stock and debt.

Cornell Capital and the Company entered into a convertible debenture agreement in the first quarter of 2004 for $600,000. Cornell Capital had originally advanced $250,000 of this amount at closing and advanced the remaining $350,000 upon the filing of the registration statement, which occurred in April 2004. The Company also negotiated a promissory note in the amount of $2,000,000 in the first quarter of 2005 with Cornell Capital. The balance at September 30, 2005 was $2,113,332. For the nine (9) months ended September 30, 2005, the Company issued 1,464,261 shares of common stock to Cornell Capital under the Standby Equity Distribution Agreement, the proceeds of which were used to satisfy $62,142 of interest due under the outstanding promissory note.

On January 5, 2005, the Company entered into a third promissory note for $2,000,000 with Cornell Capital and placed an additional 40,000,000 shares of common stock into escrow, as per the agreement. All remaining shares have been released from escrow on September 21, 2005. As of September 30, 2005, there are no shares remaining in escrow.

The condensed consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the members of
Nurses PRN, LLC
West Palm Beach, FL

We have audited the accompanying balance sheets of Nurses PRN, LLC as of December 31, 2004 and 2003 and the related statements of operations, changes in members’ deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with standards of the Public Company Accounting Oversights Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 6 to the financial statements, the Company has incurred losses in the last two years of operations, and will be looking to raise capital over the next year to assist in funding their operations. These factors raise substantial doubt about its ability to continue as a going concern. Management’s operating and financing plans in regards to these matters are also discussed in Note 6. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Nurses PRN, LLC as of December 31, 2004 and 2003, and the results of its operations and its cash flows for the years ended December 31, 2004 and 2003 in conformity with accounting principles generally accepted in the United States of America.

BAGELL, JOSEPHS & COMPANY, L.L.C.
Bagell, Josephs & Company, LLC.
Gibbsboro, New Jersey
March 1, 2005

NURSES PRN, L.L.C.
BALANCE SHEETS
DECEMBER 31, 2004 AND 2003

ASSETS
	2004	2003
CURRENT ASSETS
Cash and cash equivalents	$281,640	$358,687
Accounts receivable - net	3,076,919	3,295,655
Prepaid expenses and other current assets	150,263	2,183

Total current assets	3,508,822	3,656,525
Fixed assets - net	67,858	206,067

OTHER ASSET
Security deposit	6,657	6,682

Total other asset	6,657	6,682

TOTAL ASSETS	$3,583,337	$3,869,274

LIABILITIES AND MEMBERS' DEFICIT

CURRENT LIABILITIES
Accounts payable and accrued expenses	$377,958	$369,557
Note payable - receivable line of credit	2,645,938	2,866,714
Current portion of note payable - other	182,071	62,888
Due to member	1,061,331	631,600
Due to related party	88,156	-
Taxes payable	1,761,140	1,006,787

Total current liabilities	6,116,594	4,937,546

LONG-TERM LIABILITIES
Note payable - other, net of current portion	237,154	420,875

Total long-term liabilities	237,154	420,875

TOTAL LIABILITIES	6,353,748	5,358,421

MEMBERS' DEFICIT	(2,770,411)	(1,489,147)

TOTAL LIABILITIES AND MEMBERS' DEFICIT	$3,583,337	$3,869,274

The accompanying notes are an integral part of these financial statements

NURSES PRN, L.L.C.
STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

	2004	2003
REVENUES	$10,931,812	$8,727,973

COST OF GOODS SOLD
Payroll expense - nurses	8,109,910	7,064,140
Tax expense - nurses	759,138	304,573
Workmen's compensation expense - nurses	263,644	153,881
Total cost of goods sold	9,132,692	7,522,594

GROSS PROFIT	1,799,120	1,205,379

OPERATING EXPENSES
Administrative payroll	1,563,284	1,174,492
Dealer commissions	424,892	385,552
Background and drug testing	19,332	1,430
Bad debt expense	57,500	52,058
Bank fees	35,230	40,672
Computer expense	13,089	6,110
Depreciation	52,807	13,306
Insurance	297,213	173,681
Interest expense	1,182,431	613,050
Licenses, permits and taxes	12,380	5,691
Maintenance and cleaning	10,968	5,780
Marketing	19,619	3,625
Miscellaneous	161,470	51,562
Meals and travel	152,134	108,555
Office supplies and printing	68,289	62,902
Postage and delivery	38,760	10,484
Professional fees	120,514	129,243
Recruiting	23,921	39,294
Rent and utilities	120,364	69,120
Telephone	99,125	49,439
Website hosting	90,145	49,309
Total operating expenses	4,563,467	3,045,355

NET LOSS FROM CONTINUING OPERATIONS	(2,764,347)	(1,839,976)

DISCONTINUED OPERATIONS
Income from discontinued operations	576,945	346,074
Income on disposal	906,138	-

NET LOSS	$(1,281,264)	$(1,493,902)

The accompanying notes are an integral part of these financial statements

NURSES PRN, L.L.C.
STATEMENT OF MEMBERS' DEFICIT
FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

BALANCE - JANUARY 1, 2003	$4,755

Net loss	(1,493,902)

BALANCE - DECEMBER 31, 2003	(1,489,147)

Net loss	(1,281,264)

BALANCE - DECEMBER 31, 2004	$(2,770,411)

The accompanying notes are an integral part of these financial statements

NURSES PRN, L.L.C.
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

	2004	2003
CASH FLOWS FROM OPERATING ACTIVITIES
Continuing operations:
Net loss	$(2,764,347)	$(1,839,976)

Adjustments to reconcile net loss to net cash
provided by operating activities
Non cash adjustments - net	132,871	-
Depreciation	89,528	13,306

Changes in assets and liabilities:
(Increase) decrease in account receivable	218,736	(2,943,034)
(Increase) in prepaid expenses and other current assets	(68,080)	(2,183)
(Increase) decrease in security deposit	25	(6,682)
Increase in accounts payable and accrued expenses	8,401	356,251
Increase in taxes payable	754,353	892,951
Total adjustments	1,135,834	(1,689,391)

Net cash (used in) operating activities - continuing operations	(1,628,513)	(3,529,367)

Discontinued operations:
Income from discontinued operations	576,945	346,074

Net cash provided by discontinuing operations	576,945	346,074

CASH FLOWS FROM INVESTINGING ACTIVITIES
Continuing operations:
(Acquisition) of property and equipment	-	(168,214)

Discontinued operations:
Proceeds from disposal of assets	821,948	-

Net cash provided by investing activities	821,948	(168,214)

CASH FLOWS FROM FINANCING ACTIVITIES
Continuing operations:
Net proceeds from related party advances	88,156	-
Net proceeds from note payable - receivable line of credit	(300,776)	2,582,662
Net proceeds from member	429,731	581,600
Net proceeds from note payable - other	(64,538)	483,763

Net cash provided by financing activities	152,573	3,648,025

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(77,047)	296,518

CASH AND CASH EQUIVALENTS - BEGINNING OF YEAR	358,687	62,169

CASH AND CASH EQUIVALENTS - END OF YEAR	$281,640	$358,687

The accompanying notes are an integral part of these financial statements

NURSES PRN, L.L.C.
STATEMENTS OF CASH FLOWS (CONTINUED)
FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003
	2004	2003
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Cash paid during the period for:
Interest paid	$580,215	$613,850
Income taxes paid	$-	$-

SUPPLEMENTAL DISCLOSURE OF NON-CASH INFORMATION

Note payable for the acqusition of property and equipment	$100,000	$-

Relief of accounts payable and notes payable upon disposal of property and equipment - net	$132,871	$-

The accompanying notes are an integral part of these financial statements

NURSES PRN, LLC
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2004 AND 2003

NOTE 1. NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nurses PRN, LLC (the “Company”) is a Limited Liability Company formed in the State of Florida as a licensed temporary staffing agency in the business of providing supplemental staffing to medical care providers. In the recruiting process Nurses PRN is responsible for personally interviewing all potential representatives of Nurses PRN before they are assigned to a hospital or healthcare facility. The Company offers to its clients per diem staffing, local contracts, travel nurses and international nurses. The representatives of the Company specialize in telemetry, med-surg, emergency room and operating room environments.

The financial statements for the year ended December 31, 2003 include reclassifications of the operations of the Company to reflect the sale and disposal of certain assets and business that was generated between Nurse Staffing, LLC and Nurses PRN, LLC. This disposal occurred on November 1, 2004. Accordingly, the Company follows FASB 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”. The Company has reclassified its December 31, 2003 financial statements to reflect the operations below the line as discontinued operations in accordance with FASB 144.

The Company recognized a $906,138 gain on the disposal of the assets of Nurse Staffing, LLC.

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. The carrying amount reported in the balance sheet for cash and cash equivalents approximates its fair value.

Accounts Receivable

Accounts receivable are evaluated for potential uncollectible amounts and are reduced for any existing bad debts. Accounts receivable, net of reserve allowances was $3,076,919 and $3,295,655 at December 31, 2004 and 2003, respectively.

Property and Equipment

Property and equipment is stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets; three years for computers and five years for furniture. Reviews are regularly performed to determine whether facts and circumstances exist that indicate carrying amount of assets may not be recoverable of the useful life is shorter than originally estimated. The Company assesses the recoverability of its fixed assets by comparing the projected undiscounted net cash flows associated with the related asset or group of assets over their remaining lives against their respective carrying amounts. Impairment, if any, is based on the excess of the carrying amount over the fair value of those assets. If assets are determined to be recoverable, but the useful lives are shorter than originally estimated, the net book value of the assets is depreciated over the newly determined remaining useful lives. When fixed assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts and the resulting gain or loss in included in operations.

Income Taxes

The Company was organized as a Limited Liability Company (L.L.C.). Under these provisions, the Company is taxed as a partnership for federal and state income tax purposes. The Company does not pay corporate income taxes on its taxable income. Instead, the member is liable for its income taxes.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during this reported period. Actual results could differ from those estimates.

Advertising and Marketing

Advertising and marketing costs charged to expense were $19,619 and $3,625 for the years ended December 31, 2004 and 2003 respectively.

Revenue Recognition

Revenue is primarily recognized after services are rendered and confirmed by a time card authorized by the clients. They are billed to the client once per week for the prior week. An accrual is made every month for service rendered and billed to the particular clients that were booked the following month.

Fair Value of Financial Instruments

The carrying amount reported in the balance sheets for cash and cash equivalents, accounts payable and accrued expenses approximate fair value because of the immediate or short-term maturity of these financial instruments.

Recent Accounting Pronouncements

In April 2003, the FASB issued SFAS Statement No. 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities”, which amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under FASB Statement No. 133, Accounting for Derivative Instruments and Hedging Activities. This Statement is effective for contracts entered into or modified after June 30, 2003, except for certain hedging relationships designated after June 30, 2003. Most provisions of this Statement should be applied prospectively. The adoption of this statement did not have a significant impact on the Company’s results of operations or financial position.

In May 2003, the FASB issued SFAS Statement No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity”. This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). This statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatory redeemable financial instruments of nonpublic entities, if applicable.

It is to be implemented by reporting the cumulative effect of a change in an accounting principle for financial instruments created before the issuance date of the Statement and still existing at the beginning of the interim period of adoption. The adoption of this statement did have a significant impact on the Company’s results of operations or financial position.

In November 2002, the FASB issued Interpretation No. 45 (“FIN 45”), Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others. FIN 45 requires a company, at the time it issues a guarantee, to recognize an initial liability for the fair value of obligations assumed under the guarantees and elaborates on existing disclosure requirements related to guarantees and warranties. The recognition requirements are effective for guarantees issued or modified after December 31, 2002 for initial recognition and initial measurement provisions. The adoption of FIN 45 did not have a significant impact on the Company’s results of operations or financial position.

In January 2003, the FASB issued FASB Interpretation No. 46 (“FIN 46”), Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51. FIN 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FIN 46 is effective for all new variable interest entities created or acquired after January 31, 2003. For variable interest entities created or acquired prior to February 1, 2003, the provisions of FIN 46 must be applied for the first interim or annual period beginning after June 15, 2003. The adoption of FIN 46 did not have a significant impact on the Company’ results of operations or financial position.

NOTE 2: FIXED ASSETS

Fixed assets at December 31, 2004 and 2003 is as follows:

	2004	2003

Office furniture and computers	$106,277	$291,373

Less: accumulated depreciation	(38,419)	(13,306)

Net property and equipment	$67,858	$206,067

Depreciation expense for the years ended December 31, 2004 and 2003 was $89,528 and $13,306 respectively.

NOTE 3: NOTE PAYABLE - RECEIVABLE LINE OF CREDIT

The Company on June 4, 2002 entered into a mastering factoring agreement with Rockland Credit Finance, a subsidiary of Webbank, Inc. The agreement states from time to time during the term of the agreement that the Company may offer to sell to Rockland Credit certain amounts of the Company’s account receivables.

In turn of the acceptance of the account receivables, Rockland Credit will pay to the Company an amount up to 90% of the aggregate net face value of the assigned accounts. If the aggregate net face value of the receivables accepted by Rockland Credit is less than $1,500,000, the Company would be required to pay a fee not less than $2,000. The term of the agreement is for one year and the agreement automatically renews for successive one-year periods.

NOTE 4: NOTE PAYABLE - OTHER

The Company has a note payable which was originally $250,000 as of July 2003. The note was amended for another additional $250,000 in September 2003, for a total principal balance of $500,000, of which $419,225 and $483,763 was outstanding as of December 31, 2004 and 2003, respectively. Interest is payable monthly at an annual rate of 9%. The term of the note is for four years, and the principal balance is payable in monthly installments of principal plus accrued interest at which time the final installment equal to the remaining balance shall be due and payable. The maturities over the next three years and in the aggregate are as follows:

Fiscal year ending	December 31, 2005	$182,071
	December 31, 2006	150,000
	December 31, 2007	87,154
		$419,225
NOTE 5: DUE TO RELATED PARTY

The Company as of December 31, 2004 had an amount of $88,156 due to a related party. The amount refers to the pre-funding of the payroll by the related party. The related party was not ready to perform their own payroll and the Company performed this function for them during the month of December 2004. The pre-funding by the related party ended up being too much and the amount was returned on January 14, 2005.

The Company has been advanced amounts from its members to cover working capital needs and expansion costs over time. At December 31, 2004 and 2003, there is $1,061,331 and $631,600 outstanding, respectively. There is no stated interest due on these amounts and they are due on demand. These payments will be repaid upon a sale of the Company.

NOTE 6: GOING CONCERN

As shown in the accompanying financial statements, the Company incurred net losses for the years ended December 31, 2004 and 2003. There is no guarantee whether the Company will be able to generate enough revenue and/or raise capital to support current operations and generate anticipated sales. This raises substantial doubt about the Company’s ability to continue as a going concern.

Management believes that the Company’s capital requirements will depend on many factors including the success of the Company’s service efforts.

The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

NOTE 7: COMMITMENTS AND CONTINGENCIES

Leases

The Company conducts its operations in either leased facilities, where the leases are month to month or have provisions that provide for renewal options, in hospitals, where no rent is charged or they have agreements where no rent required is part of the agreement. Facilities where there are leases are all operating leases and rent expense is charged to operations as incurred.

As of December 31, 2004, the future minimum rental payments due under noncancellable operating leases are as follows:

2005	$ 87,008
2006	44,657
Totals	$ 131,665

NOTE 8. SUBSEQUENT EVENT

As of July 1, 2005, the Company sold its assets to Nurses PRN Acquisition Corp., a wholly owned subsidiary of a public company, Medical Staffing Solutions, Inc.

BAGELL, JOSEPHS & COMPANY, L.L.C.
Certified Public Accountants

High Ridge Commons Suites 400-403
200 Haddonfield Berlin Road Gibbsboro, New Jersey 08026
(856) 346-2828 Fax (856) 346-2882

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Member of Nurses PRN, LLC
West Palm Beach, Florida

We have reviewed the accompanying balance sheets of Nurses PRN, LLC (the “Company”) as of June 30, 2005 and 2004 and the related statements of operations, changes in members’ (deficit), and cash flows for the six months then ended. These interim financial statements are the responsibility of the Company’s management.

We conducted our reviews in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit in accordance with standards of the Public Company Accounting Oversight Board, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to the financial statements referred to above in order for them to be in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 6 to the financial statements, the Company has sustained operating losses and capital deficits that raise substantial doubt about its ability to continue as a going concern. Management’s operating and financing plans in regard to these matters are also discussed in Note 6. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

BAGELL, JOSEPHS & COMPANY, L.L.C.
BAGELL, JOSEPHS & COMPANY, L.L.C.
Certified Public Accountants
Gibbsboro, New Jersey September 7, 2005
MEMBER OF: AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS
SEC PRACTICE SECTION OF THE AICPA (SECPSI)
NEW JERSEY SOCIETY OF CERTIFIED PUBLIC ACCOUNTANTS FLORIDA STATE
BOARD OF ACCOUNTANCY

NURSES PRN, L.L.C.
BALANCE SHEETS
JUNE 30, 2005 AND 2004

ASSETS
	2005	2004
CURRENT ASSETS
Cash and cash equivalents	$10,789	$499,176
Accounts receivable - net	1,803,255	3,249,646
Prepaid expenses and other current assets	24,949	213,909

Total current assets	1,838,993	3,962,731

Fixed assets - net	68,187	264,598

OTHER ASSET
Security deposit	7,057	10,371

Total other asset	7,057	10,371

TOTAL ASSETS	$1,914,237	$4,237,700

LIABILITIES AND MEMBERS' DEFICIT

CURRENT LIABILITIES
Accounts payable and accrued expenses	$316,597	$558,374
Note payable - receivable line of credit	1,548,373	3,044,651
Current portion of note payable - other	203,332	86,213
Due to member	993,332	1,225,117
Taxes payable	2,237,323	1,750,205

Total current liabilities	5,298,957	6,664,560

LONG-TERM LIABILITIES
Note payable - other, net of current portion	162,155	365,487

Total long-term liabilities	162,155	365,487

TOTAL LIABILITIES	5,461,112	7,030,047

MEMBERS' DEFICIT	(3,546,875)	(2,792,347)

TOTAL LIABILITIES AND MEMBERS' DEFICIT	$1,914,237	$4,237,700

The accompanying notes are an integral part of the condensed consolidated financial statements

NURSES PRN, L.L.C.
STATEMENTS OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2005 AND 2004

	2005	2004
OPERATING REVENUES	$7,229,872	$5,034,373

COST OF GOODS SOLD
Payroll expense - nurses	5,145,847	3,736,421
Tax expense - nurses	468,264	386,294
Workmen's compensation expense - nurses	284,376	118,985
Total cost of goods sold	5,898,487	4,241,700

GROSS PROFIT	1,331,385	792,673

OPERATING EXPENSES
Administrative payroll	590,724	877,868
Dealer commissions	289,725	175,930
Background and drug testing	6,284	10,522
Bad debt expense	12,000	30,000
Bank fees	25,062	18,423
Computers expense	1,895	7,093
Depreciation	7,339	40,833
Interest expense	477,052	654,754
Insurance	248,439	149,402
Licenses, permits and taxes	15,418	5,530
Maintenance and cleaning	3,866	7,113
Marketing	1,406	13,640
Miscellaneous	11,286	16,393
Meals and travel	22,377	82,244
Office supplies and printing	21,835	42,873
Postage and delivery	15,484	19,560
Professional fees	193,669	61,467
Recruiting	8,619	14,381
Rent and utilities	79,088	48,539
Telephone	36,457	42,943
Website hosting	39,824	53,681
Total operating expenses	2,107,849	2,373,189

NET LOSS FROM CONTINUING OPERATIONS	(776,464)	(1,580,516)

DISCONTINUED OPERATIONS
Income from discontinued operations	-	277,316

NET LOSS	$(776,464)	$(1,303,200)

NURSES PRN, L.L.C.
STATEMENT OF MEMBERS' DEFICIT
FOR THE SIX MONTHS ENDED JUNE 30, 2005 AND 2004

BALANCE - JANUARY 1, 2004	$(1,489,147)

Net loss	(1,303,200)

BALANCE - JUNE 30, 2004	$(2,792,347)

BALANCE - JANUARY 1, 2005	$(2,770,411)

Net loss	(776,464)

BALANCE - JUNE 30, 2005	$(3,546,875)

The accompanying notes are an integral part of these financial statements

NURSES PRN, L.L.C.
STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED JUNE 30, 2005 AND 2004

	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES
Continuing Operations:
Net loss	$(776,464)	$(1,580,516)

Adjustments to reconcile net loss to net cash
provided by operating activities
Depreciation	7,339	47,030

Changes in assets and liabilities:
Decrease in account receivable	1,273,664	46,009
(Increase) decrease in prepaid expenses and other current assets	125,314	(211,726)
(Decrease) in security deposit	(400)	(3,689)
Increase (decrease) in accounts payable and accrued expenses	(61,361)	188,817
Increase in taxes payable	476,183	743,418
Net cash provided by (used in) operating activities - continuing operations
	1,044,275	(770,657)
Discontinued Operations:
Income from discontinued operations	-	277,316

Net cash provided by operating activities - discontinued operations
	-	277,316
Net cash provided by (used in) operating activities	1,044,275	(493,341)

CASH FLOWS FROM INVESTING ACTIVITIES
(Acquisition) of property and equipment	(7,668)	(105,562)

Net cash (used in) investing activities	(7,668)	(105,562)

CASH FLOWS FROM FINANCING ACTIVITIES
Net (reduction in) related party advances	(88,156)	-
Net proceeds from (reduction in) note payable - receivable line of credit	(1,097,565)	177,938
Net proceeds from (reduction in) due to member	(67,999)	593,517
Net (reduction in) note payable - other	(53,738)	(32,063)

Net cash provided by (used in) financing activities	(1,307,458)	739,392

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(270,851)	140,489

CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD	281,640	358,687

CASH AND CASH EQUIVALENTS - END OF PERIOD	$10,789	$499,176

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Cash paid during the period for:
Interest paid	$477,052	$624,004
Income taxes paid	$-	$-

The accompanying notes are an integral part of these financial statements

NURSES PRN, LLC
NOTES TO REVIEWED FINANCIAL STATEMENTS
JUNE 30, 2005 AND 2004

NOTE 1 - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Nurses PRN, LLC (the “Company”) is a Limited Liability Company formed in the State of Florida as a licensed temporary staffing agency in the business of providing supplemental staffing to medical care providers. In the recruiting process Nurses PRN is responsible for personally interviewing all potential representatives of Nurses PRN before they are assigned to a hospital or healthcare facility. The Company offers to its clients per diem staffing, local contracts, travel nurses and international nurses. The representatives of the Company specialize in telemetry, med-surg, emergency room and operating room environments.

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. The carrying amount reported in the balance sheet for cash and cash equivalents approximates its fair value.

Accounts Receivable

Accounts receivable are evaluated for potential uncollectible amounts and are reduced for any existing bad debts. Accounts receivable, net of reserve allowances was $1,803,255 and $3,249,646 at June 30, 2005 and 2004, respectively.

Property and Equipment

Property and equipment is stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets; three years for computers and five years for furniture. Reviews are regularly performed to determine whether facts and circumstances exist that indicate carrying amount of assets may not be recoverable of the useful life is shorter than originally estimated. The Company assesses the recoverability of its fixed assets by comparing the projected undiscounted net cash flows associated with the related asset or group of assets over their remaining lives against their respective carrying amounts. Impairment, if any, is based on the excess of the carrying amount over the fair value of those assets. If assets are determined to be recoverable, but the useful lives are shorter than originally estimated, the net book value of the assets is depreciated over the newly determined remaining useful lives. When fixed assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts and the resulting gain or loss in included in operations.

Income Taxes

The Company was organized as a Limited Liability Company (L.L.C.). Under these provisions, the Company is taxed as a partnership for federal and state income tax purposes. The Company does not pay corporate income taxes on its taxable income. Instead, the member is liable for its income taxes.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during this reported period. Actual results could differ from those estimates.

Advertising and Marketing

Advertising and marketing costs charged to expense were $1,406 and $13,640 for the six months ended June 30, 2005 and 2004, respectively.

Revenue Recognition

Revenue is primarily recognized after services are rendered and confirmed by a time card authorized by the clients. They are billed to the client once per week for the prior week. An accrual is made every month for service rendered and billed to the particular clients that were booked the following month.

Fair Value of Financial Instruments

The carrying amount reported in the balance sheets for cash and cash equivalents, accounts payable and accrued expenses approximate fair value because of the immediate or short-term maturity of these financial instruments.

Recent Accounting Pronouncements

In April 2003, the FASB issued SFAS Statement No. 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities”, which amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under FASB Statement No. 133, Accounting for Derivative Instruments and Hedging Activities. This Statement is effective for contracts entered into or modified after June 30, 2003, except for certain hedging relationships designated after June 30, 2003. Most provisions of this Statement should be applied prospectively. The adoption of this statement did not have a significant impact on the Company’s results of operations or financial position.

In May 2003, the FASB issued SFAS Statement No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity”. This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). This statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatory redeemable financial instruments of nonpublic entities, if applicable. It is to be implemented by reporting the cumulative effect of a change in an accounting principle for financial instruments created before the issuance date of the Statement and still existing at the beginning of the interim period of adoption. The adoption of this statement did have a significant impact on the Company’s results of operations or financial position.

In November 2002, the FASB issued Interpretation No. 45 (“FIN 45”), Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others. FIN 45 requires a company, at the time it issues a guarantee, to recognize an initial liability for the fair value of obligations assumed under the guarantees and elaborates on existing disclosure requirements related to guarantees and warranties. The recognition requirements are effective for guarantees issued or modified after December 31, 2002 for initial recognition and initial measurement provisions. The adoption of FIN 45 did not have a significant impact on the Company’s results of operations or financial position.

In January 2003, the FASB issued FASB Interpretation No. 46 (“FIN 46”), Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51. FIN 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FIN 46 is effective for all new variable interest entities created or acquired after January 31, 2003. For variable interest entities created or acquired prior to February 1, 2003, the provisions of FIN 46 must be applied for the first interim or annual period beginning after June 15, 2003. The adoption of FIN 46 did not have a significant impact on the Company’ results of operations or financial position.

NOTE 2 - FIXED ASSETS

Fixed Assets at June 30, 2005 and 2004 are as follows:

	2004	2003

Office furniture and computers	$113,945	$324,934

Less: accumulated depreciation	45,758	60,336

Net property and equipment	$68,187	$264,598

Depreciation expense for the six months ended June 30, 2005 and 2004 was $7,339 and $47,030 respectively.

NOTE 3 - NOTE PAYABLE - RECEIVABLE LINE OF CREDIT

The Company on June 4, 2002 entered into a mastering factoring agreement with Rockland Credit Finance, a subsidiary of Webbank, Inc. The agreement states from time to time during the term of the agreement that the Company may offer to sell to Rockland Credit certain amounts of the Company’s account receivables.

In turn of the acceptance of the account receivables, Rockland Credit will pay to the Company an amount up to 90% of the aggregate net face value of the assigned accounts. If the aggregate net face value of the receivables accepted by Rockland Credit is less than $1,500,000, the Company would be required to pay a fee not less than $2,000. The term of the agreement is for one year and the agreement automatically renews for successive one-year periods.

NOTE 4 - NOTE PAYABLE - OTHER

The Company has a note payable which was originally $250,000 as of July 2003. The note was amended for another additional $250,000 in September 2003, for a total principal balance of $500,000, of which $365,487 and $451,700 was outstanding as of June 30, 2005 and 2004, respectively. Interest is payable monthly at an annual rate of 9%. The term of the note is for four years, and the principal balance is payable in monthly installments of principal plus accrued interest at which time the final installment equal to the remaining balance shall be due and payable.

NOTE 5 - DUE TO MEMBERS

The Company has been advanced amounts from its members to cover working capital needs and expansion costs over time. At June 30, 2005 and 2004, there is $993,332 and $1,225,117 outstanding, respectively. There is no stated interest due on these amounts and they are due on demand. These payments will be repaid upon a sale of the Company.

NOTE 6 -GOING CONCERN

As shown in the accompanying financial statements, the Company incurred net losses for the years ended December 31, 2004 and 2003. There is no guarantee whether the Company will be able to generate enough revenue and/or raise capital to support current operations and generate anticipated sales. This raises substantial doubt about the Company’s ability to continue as a going concern.

Management believes that the Company’s capital requirements will depend on many factors including the success of the Company’s service efforts.

The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

NOTE 7 - COMMITMENTS AND CONTINGENCIES

Leases

The Company conducts its operations in either leased facilities, where the leases are month to month or have provisions that provide for renewal options, in hospitals, where no rent is charged or they have agreements where no rent required is part of the agreement. Facilities where there are leases are all operating leases and rent expense is charged to operations as incurred.

As of June 30, 2005, the future minimum rental payments due under noncancellable operating leases are as follows:

2005	$ 43,504
2006	44,657
Totals	$ 88,161

NOTE 8 - SUBSEQUENT EVENT

As of July 1, 2005, the Company sold its assets to Nurses PRN Acquisition Corp., a wholly owned subsidiary of a public company Medical Staffing Solutions, Inc.

MEDICAL STAFFING SOLUTIONS, INC. AND SUBSIDIARIES
INTRODUCTION TO UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On July 1, 2005, Medical Staffing Solutions Inc. and Subsidiaries (“The Company”) consummated an Asset Purchase Agreement with Nurses PRN, LLC, a privately held Company whereby, Medical Staffing Solutions Inc. and Subsidiaries, agreed to acquired all the assets, properties, rights, intents, business and goodwill of Nurses PRN, LLC. The Company also acquired certain liabilities.

The accompanying unaudited pro forma condensed consolidated balance sheet as of June 30, 2005 has been presented with a consolidated subsidiary at June 30, 2005. The unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2005 purport what the acquisition would look like. The year ended December 31, 2004 statement of operations has been presented as if the acquisition had occurred January 1, 2004 combined.

The unaudited pro forma condensed consolidated statements do not necessarily represent the actual results that would have been achieved had the companies been combined at the beginning of the year, nor may they be indicative of future operations. These unaudited pro forma condensed financial statements should be read in conjunction with the companies’ respective historical financial statements and notes included thereto.

MEDICAL STAFFING SOLUTIONS, INC. AND SUBSIDIARIES
UNAUDITED PROFORMA CONDENSED CONSOLIDATED BALANCE SHEET
JUNE 30, 2005

	Medical Staffing
	Solutions, Inc.	Nurses PRN,		Pro
	and Subsidiaries	LLC	Adjustments	Forma
ASSETS
Current Assets:
Cash and cash equivalents	$10,682	$10,789	$-	$21,471
Accounts receivable, net of allowance for doubtful accounts of $46,096	1,031,600	1,803,255	-	2,834,855
Accounts receivables-other	9,100	-	-	9,100
Prepaid expenses	38,518	24,949	-	63,467

Total Current Assets	1,089,900	1,838,993	-	2,928,893

Fixed assets, net of depreciation	49,517	68,187	-	117,704
Loan commitment fees, net	39,375	-	-	39,375
Deposits	1,650,643	7,057	-	1,657,700
Goodwill	-	-	1,223,406	1,223,406

TOTAL ASSETS	$2,829,435	$1,914,237	$1,223,406	$5,967,078

LIABILITIES AND STOCKHOLDERS' (DEFICIT)
LIABILITIES
Current Liabilities:
Note payable - current portion	$551,765	$1,751,705	$(1,136,217)	$1,167,253
Promissory note - Standby Equity Distribution Agreement	1,579,068	-	-	1,579,068
Due to related parties	73,333	993,332	(993,332)	73,333
Accounts payable and accrued expenses	751,998	2,553,920	(2,553,920)	751,998
Loan payable - Officer / Litigation settlement payable	50,000	-	-	50,000

Total Current Liabilities	3,006,164	5,298,957	(4,683,469)	3,621,652

Long term liabilities	-	162,155		162,155

Total Liabilities	3,006,164	5,461,112	(4,683,469)	3,783,807

STOCKHOLDERS' (DEFICIT)
Preferred Stock, $.001 Par Value; 30,000,000 shares authorized
0 shares issued and outstanding	-	-	-	-
Common Stock, $.001 Par Value; 300,000,000 shares authorized				-
176,100,015 shares issued and outstanding	166,600	-	9,500	176,100
Additional Paid-in-Capital	5,750,728	-	2,350,500	8,101,228
Deficit	(6,094,057)	(3,546,875)	3,546,875	(6,094,057)

Total Stockholders' (Deficit)	(176,729)	(3,546,875)	5,906,875	2,183,271

TOTAL LIABILITIES AND STOCKHOLDERS' (DEFICIT)	$2,829,435	$1,914,237	$1,223,406	$5,967,078

The accompanying notes are an integral part of the condensed consolidated financial statements.

MEDICAL STAFFING SOLUTIONS, INC. AND SUBSIDIARIES
UNAUDITED PROFORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2005

	Medical Staffing
	Solutions, Inc.	Nurses PRN,	Pro
	and Subsidiaries	LLC	Forma
OPERATING REVENUES
Revenue	$2,859,076	$7,229,872	$10,088,948

COST OF SALES	1,959,864	5,898,487	7,858,351

GROSS PROFIT	899,212	1,331,385	2,230,597

OPERATING EXPENSES
Administrative payroll, benefits and overhead costs	903,499	590,724	1,494,223
General and administrative expenses	485,070	1,032,734	1,517,804
Depreciation and amortization	37,422	7,339	44,761
Total Operating Expenses	1,425,991	1,630,797	3,056,788

(LOSS) BEFORE OTHER INCOME (EXPENSES)	(526,779)	(299,412)	(826,191)

OTHER INCOME (EXPENSES)
Amortization of discount on conversions	-	-	-
Interest income	10,314	-	10,314
Interest expense	(149,063)	(477,052)	(626,115)
Total Other Income (Expenses)	(138,749)	(477,052)	(615,801)

NET LOSS BEFORE PROVISION FOR INCOME TAXES	$(665,528)	$(776,464)	$(1,441,992)
Provision for Income Taxes	-	-	-

NET LOSS APPLICABLE TO COMMON SHARES	$(665,528)	$(776,464)	$(1,441,992)

NET LOSS PER BASIC AND DILUTED SHARES	$(0.00445)		$(0.00963)

WEIGHTED AVERAGE NUMBER OF COMMON
SHARES OUTSTANDING	149,722,241		149,722,241

The accompanying notes are an integral part of the condensed consolidated financial statements.

MEDICAL STAFFING SOLUTIONS, INC. AND SUBSIDIARIES
UNITED PROFORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2004

	Medical Staffing
	Solutions, Inc.	Nurses PRN,	Pro
	and Subsidiaries	LLC	Forma
OPERATING REVENUES
Revenue	$6,734,564	$10,931,812	$17,666,376

COST OF SALES	5,018,601	9,132,692	14,151,293

GROSS PROFIT	1,715,963	1,799,120	3,515,083

OPERATING EXPENSES
Administrative payroll, benefits and overhead costs	2,046,954	2,012,097	4,059,051
General and administrative expenses	1,371,377	1,316,132	2,687,509
Depreciation and amortization	61,726	52,807	114,533
Total Operating Expenses	3,480,057	3,381,036	6,861,093

(LOSS) BEFORE OTHER INCOME (EXPENSES)	(1,764,094)	(1,581,916)	(3,346,010)

OTHER INCOME (EXPENSES)
Amortization of discount on conversions	(108,760)	-	(108,760)
Income from discontinued operations	-	576,945	576,945
Gain on disposal of assets	-	906,138	906,138
Interest income	1,450	-	1,450
Interest expense	(240,259)	(1,182,431)	(1,422,690)
Total Other Income (Expenses)	(347,569)	300,652	(46,917)

NET LOSS BEFORE PROVISION FOR INCOME TAXES	$(2,111,663)	$(1,281,264)	$(3,392,927)
Provision for Income Taxes	-	-	-

NET LOSS APPLICABLE TO COMMON SHARES	$(2,111,663)	$(1,281,264)	$(3,392,927)

NET LOSS PER BASIC AND DILUTED SHARES	$(0.03)		$(0.05336)

WEIGHTED AVERAGE NUMBER OF COMMON
SHARES OUTSTANDING	63,586,027		63,586,027

The accompanying notes are an integral part of the condensed consolidated financial statements.

MEDICAL STAFFING SOLUTIONS, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma adjustments are included in the accompanying unaudited pro forma condensed consolidated balance sheet as of June 30, 2005 and the unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2005 and the statement of operations for the year ended December 31, 2004 to reflect the purchase of the assets and assumption of certain liabilities.

A. To record the purchase of the assets and certain liabilities of Nurses PRN, LLC.

We have not authorized any dealer, salesperson or other person to provide any information or make any representations about Medical Staffing Solutions, Inc., except the information or representations contained in this prospectus. You should not rely on any additional information or representations if made.

-----------------------

This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy any securities:

☐except the common stock offered by this prospectus;

☐in any jurisdiction in which the offer or solicitation is not authorized;

☐in any jurisdiction where the dealer or other salesperson is not qualified to  mathe offer or solicitation;

☐to any person to whom it is unlawful to make the offer or solicitation; or

☐to any person who is not a United States resident or who is outside the jurisdiction of the United States.

The delivery of this prospectus or any accompanying sale does not imply that:

☐there have been no changes in the affairs of Medical Staffing Solutions after the date of this prospectus; or

☐the information contained in this prospectus is correct after the date of this prospectus.

---------------------- PROSPECTUS --------------------- 116,000,000 Shares of Common Stock MEDICAL STAFFING SOLUTIONS, INC. _________ __, 2006

-----------------------

Until _________, 2006, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers

Our Articles of Incorporation include an indemnification provision under which we have agreed to indemnify Directors and officers of Medical Staffing from and against certain claims arising from or related to future acts or omissions as a Director or officer of Medical Staffing. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Medical Staffing pursuant to the foregoing, or otherwise, Medical Staffing has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Item 25. Other Expenses Of Issuance And Distribution

The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. Medical Staffing will pay all expenses in connection with this offering.

Securities and Exchange Commission Registration Fee	$341.33
Printing and Engraving Expenses	$2,500.00
Accounting Fees and Expenses	$15,000.00
Legal Fees and Expenses	$50,000.00
Miscellaneous	$17,158.67

TOTAL	$85,000.00

Item 26. Sales Of Unregistered Securities

During the past three (3) years the registrant has issued the following securities without registration under the Securities Act of 1933:

Prior to that certain Share Exchange Agreement dated September 25, 2003, Dr. Sahay owned one hundred percent (100%) of the outstanding shares of TeleScience. Subsequent to the Share Exchange Agreement, Medical Staffing has issued the following unregistered securities.

Immediately prior to the Share Exchange Agreement, Medical Staffing had 10,499,333 shares of common stock. Upon the consummation of the Shares Exchange transaction, Medical Staffing canceled 9,953,333 of the outstanding shares and issued 2,200,000 shares of common stock to the holders of the common stock of TeleScience for one hundred percent (100%) of the outstanding stock of TeleScience. On September 29, 2003, Medical Staffing approved a 14-for-1 stock dividend.

On March 11, 2004, Medical Staffing entered into a Securities Purchase Agreement with Cornell Capital Partners. Under the Securities Purchase Agreement, Cornell Capital Partners was obligated to purchase $600,000 of secured convertible debentures from Medical Staffing. On March 11, 2004, Cornell Capital Partners purchased $250,000 of convertible debentures and purchased the remaining $350,000 of debentures on May 3, 2004. During the year ended December 31, 2004, Cornell Capital Partners converted the entire $600,000 into 19,489,204 shares of common stock which included conversions of $16,678 in interest.

On March 11, 2004, Medical Staffing entered into a Standby Equity Distribution Agreement with Cornell Capital Partners. Under the agreement, Medical Staffing may issue and sell to Cornell Capital Partners common stock for a total purchase price of up to $15.0 million. The purchase price for the shares is equal one hundred percent (100%) of the lowest volume weighted average price of the common stock during the five (5) trading days following the notice date. The amount of each advance is subject to an aggregate maximum advance amount of $250,000, with no advance occurring within seven (7) trading days of a prior advance. On March 11, 2004, Cornell Capital Partners received a one-time commitment fee of 750,000 shares of Medical Staffing’s common stock. Cornell Capital Partners is entitled to receive in cash five percent (5%) of each advance as an underwriting discount. In addition, Medical Staffing entered into a placement agent agreement with Newbridge Securities Corporation, a registered broker-dealer. Pursuant to the placement agent agreement, Medical Staffing paid a one-time placement agent fee of 10,000 restricted shares of common stock equal to approximately $1,400 based on Medical Staffing’s stock price on March 11, 2004. Through August 1, 2005, Medical Staffing has made advances under the Standby Equity Distribution Agreement in the amount of $2,440,000, issuing 74,744,294 shares of its common stock.

The Company issued 2,416,667 shares of common stock for $75,017 in the first quarter of 2004 to investors and employees.

The Company issued 2,625,107 shares of common stock for cash of $73,206 in the second quarter of 2004 to investors and employees.

On December 30, 2004, Medical Staffing, pursuant to a board resolution, converted a $850,920 loan payable to Medical Staffing’s President and Chief Executive Officer, Dr. Sahay into 17,048,400 shares of common stock.

On April 8, 2005, Medical Staffing entered into the Consulting Services Contract with Fitzgerald Galloway Management, Inc. Pursuant to the Consulting Services Contract Fitzgerald received 1,000,000 shares of common stock of Medical Staffing.

The Company issued 29,678,670 registered shares of common stock during the first quarter of 2005 for $1,065,000 in cash paid to the Company. The Company issued 14,811,962 registered shares of common stock during the second quarter of 2005 for $300,000 in cash paid to the Company. The Company did not issue any shares of common stock during the third quarter of 2005.

In connection with the Asset Purchase Agreement, executed on June 16, 2005 and closing on July 1, 2005, by and among the Company, the Company's wholly-owned subsidiary Nurses PRN Acquisition Corp. (then "NPRN" and now Nurses Onsite Corp.), Nurses PRN, LLC and those Members of Nurses PRN, LLC listed therein, pursuant to which NPRN acquired all of the assets of Nurses PRN, LLC, NPRN had caused the Company to issue 9,500,000 shares of the Company's stock to the Members of Nurses PRN, LLC, and 2,500,000 shares to a creditor.

On September 2, 2005 the Company issued and sold to Cornell Capital up to $2,113,332.11 of secured convertible debentures (the "Convertible Debenture") which shall be convertible into shares of the Company's common stock. Of this amount, $1,095,428.88 (comprised of $1,072,164.38 in principal and $23,264.50 in accrued interest) has been previously funded pursuant to the promissory note dated January 5, 2005, as amended and restated on June 7, 2005, and $517,903.23 (comprised of $506,904.11 in principal and $10,999.12 in accrued interest) has been previously funded pursuant to that certain promissory note dated April 26, 2005, as amended and restated on June 7, 2005. The promissory notes have simultaneously terminated upon the issuance of the Convertible Debenture and an additional $500,000 has also been funded pursuant to Securities Purchase Agreement for a total purchase price of up to $2,113,332.11. The Debenture shall be convertible into shares of our common stock at the option of the holder, in whole or in part at any time and from time to time, at a conversion price of $0.05 (subject to various adjustments pursuant to the terms of the Convertible Debenture).

With respect to the sale of unregistered securities referenced above, all transactions were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “1933 Act”), and Regulation D promulgated under the 1933 Act. In each instance, the purchaser had access to sufficient information regarding Medical Staffing so as to make an informed investment decision. More specifically, Medical Staffing had a reasonable basis to believe that each purchaser was an “accredited investor” as defined in Regulation D of the 1933 Act and otherwise had the requisite sophistication to make an investment in Medical Staffing’s securities.

Item 27. Exhibits

EXHIBIT NO.
3.1	Articles of Incorporation, as amended	Incorporated by reference to Exhibit 3(a) to the Company’s Registration Statement on Form SB-2 as filed with the United States Securities and Exchange Commission on October 9, 2001
3.2	Bylaws	Incorporated by reference to Exhibit 3(b) to the Company’s Registration Statement on Form SB-2 as filed with the United States Securities and Exchange Commission on October 9, 2001
3.3	Certificate of Amendment to Articles of Incorporation	Incorporated by reference to Exhibit 3 to the Company’s Annual Report on Form 10-KSB as filed with the United States Securities and Exchange Commission on March 27, 2003
3.4	Certificate of Amendment to Articles of Incorporation	Incorporated by reference to Exhibit 3 to the Company’s Annual Report on Form 10-KSB as filed with the United States Securities and Exchange Commission on March 27, 2003
5.1	Opinion of Burton, Bartlett & Glogovac	Provided herewith
10.1	Sublease Agreement, dated December 23, 2002, by and among InterAmerica Technologies, Inc., Kemron Environmental Services and Telescience International, Inc.	Incorporated by reference to Exhibit 10.1 to the Company’s Annual Report on Form 10-KSB as filed with the United States Securities and Exchange Commission on April 9, 2004
10.2	Promissory Note in the principal amount of $875,920 made by the Company in favor of Dr. B.B. Sahay	Incorporated by reference to Exhibit 10.2 to the Company’s Annual Report on Form 10-KSB as filed with the United States Securities and Exchange Commission on April 9, 2004
10.3	Memorandum of Understanding, dated March 10, 2004, by and between Silver Star Technologies, Inc. and TeleScience International, Inc.	Incorporated by reference to Exhibit 10.3 to the Company’s Annual Report on Form 10-KSB as filed with the United States Securities and Exchange Commission on April 9, 2004
10.4	Memorandum of Understanding, by and between Telescience International, Inc. and Chesapeake Government Technologies, Inc.	Incorporated by reference to Exhibit 10.4 to the Company’s Annual Report on Form 10-KSB as filed with the United States Securities and Exchange Commission on April 9, 2004
10.5	Proposal, dated January 7, 2004, from Professional Nursing Resources, Inc. to Telescience International, Inc.	Incorporated by reference to Exhibit 10.5 to the Company’s Annual Report on Form 10-KSB as filed with the United States Securities and Exchange Commission on April 9, 2004
10.6	Standby Equity Distribution Agreement, dated March 11, 2004, by and between Medical Staffing Solutions, Inc. and Cornell Capital Partners, LP	Incorporated by reference to Exhibit 10.6 to the Company’s Annual Report on Form 10-KSB as filed with the United States Securities and Exchange Commission on April 9, 2004
10.7	Registration Rights Agreement, dated March 11, 2004 between Medical Staffing and Cornell Capital Partners, LP	Incorporated by reference to Exhibit 10.7 to the Company’s Annual Report on Form 10-KSB as filed with the United States Securities and Exchange Commission on April 9, 2004
10.8	Escrow Agreement, dated March 11, 2004 among Medical Staffing, Cornell Capital Partners LP, and Butler Gonzalez, LP	Incorporated by reference to Exhibit 10.8 to the Company’s Annual Report on Form 10-KSB as filed with the United States Securities and Exchange Commission on April 9, 2004
10.9	Securities Purchase Agreement, dated March 11, 2004, by and among Medical Staffing Solutions, Inc. and the Buyers listed therein	Incorporated by reference to Exhibit 10.9 to the Company’s Annual Report on Form 10-KSB as filed with the United States Securities and Exchange Commission on April 9, 2004

EXHIBIT NO.
10.10	Escrow Agreement, dated March 11, 2004, among Medical Staffing Solutions, Inc., Butler Gonzalez, LP and the Buyers listed therein	Incorporated by reference to Exhibit 10.10 to the Company’s Annual Report on Form 10-KSB as filed with the United States Securities and Exchange Commission on April 9, 2004
10.11	$250,000 Convertible Debenture, dated March 11, 2004, issued by Medical Staffing Solutions, Inc. to Cornell Capital Partners, LP	Incorporated by reference to Exhibit 10.11 to the Company’s Annual Report on Form 10-KSB as filed with the United States Securities and Exchange Commission on April 9, 2004
10.12	Investors Registration Rights Agreement, dated March 11, 2004, by and between Medical Staffing Solutions, Inc. and the Investors listed therein	Incorporated by reference to Exhibit 10.12 to the Company’s Annual Report on Form 10-KSB as filed with the United States Securities and Exchange Commission on April 9, 2004
10.13	Placement Agent Agreement, dated March 11, 2004, by and among Medical Staffing Solutions, Inc., Newbridge Securities Corporation and Cornell Capital Partners, LP	Incorporated by reference to Exhibit 10.13 to the Company’s Annual Report on Form 10-KSB as filed with the United States Securities and Exchange Commission on April 9, 2004
10.14	Renewal Agreement, dated February 5, 2004, from Commonwealth of Pennsylvania to Telescience International, Inc. regarding Contract 2550-09 (Personal Protection Equipment PPE)	Incorporated by reference to Exhibit 10.14 to the Company’s Annual Report on Form 10-KSB as filed with the United States Securities and Exchange Commission on April 9, 2004
10.15	Memorandum of Understanding, dated February 23, 2004, by and between Mobile Healthcare Solutions, Inc. and Telescience International, Inc.	Incorporated by reference to Exhibit 10.15 to the Company’s Annual Report on Form 10-KSB as filed with the United States Securities and Exchange Commission on April 9, 2004
10.16	Master Contract, dated April 1, 2004, by and between Telescience International, Inc. and State of California Department of Corrections	Incorporated by reference to Exhibit 10.17 to the Company’s Annual Report on Form 10-KSB as filed with the United States Securities and Exchange Commission on April 9, 2004
10.17	Memorandum, dated March 26, 2003, regarding Branch Office Location	Incorporated by reference to Exhibit 10.20 to the Company’s Annual Report on Form 10-KSB as filed with the United States Securities and Exchange Commission on April 9, 2004
10.18	$1,000,000 Promissory Note, dated June 8, 2004, issued by Medical Staffing Solutions, Inc. to Cornell Capital Partners, LP	Incorporated by reference to Exhibit 10.18 to the Company’s Annual Report on Form 10-KSB as filed with the United States Securities and Exchange Commission on March 31, 2005
10.19	$315,000 Promissory Note, dated October 6, 2004 by Medical Staffing Solutions, Inc. to Cornell Capital Partners, LP	Incorporated by reference to Exhibit 10.19 to the Company’s Annual Report on Form 10-KSB as filed with the United States Securities and Exchange Commission on March 31, 2005
10.20	Amended and Restated Promissory Note, issued to Cornell Capital Partners, LP by Medical Staffing Solutions, Inc. on January 5, 2005 and amended on June 7, 2005	Incorporated by reference to Exhibit 10.25 to the Company’s Amended Registration Statement on Form SB-2 as filed with the United States Securities and Exchange Commission on August 5, 2005
10.21	Employment Agreement, dated January 1, 2005, by and between Medical Staffing Solutions, Inc. and Dr. Brajnandan B. Sahay	Incorporated by reference to Exhibit 10.21 to the Company’s Annual Report on Form 10-KSB as filed with the United States Securities and Exchange Commission on March 31, 2005

EXHIBIT NO.
10.22	Contract, dated December 6, 2004, by and between Telescience International, Inc. and State of California Department of Corrections	Incorporated by reference to Exhibit 10.22 to the Company’s Annual Report on Form 10-KSB as filed with the United States Securities and Exchange Commission on March 31, 2005
10.23	Master Contract, dated December 19, 2004, by and between Telescience International, Inc. and State of California Department of Corrections	Incorporated by reference to Exhibit 10.23 to the Company’s Annual Report on Form 10-KSB as filed with the United States Securities and Exchange Commission on March 31, 2005
10.24	Consulting Services Contract	Incorporated by reference to 5.1 to the Company’s Registration Statement on Form SB-2 as filed with the United States Securities and Exchange Commission on April 13, 2005
10.25	Amended and Restated Promissory Note issued to Cornell Capital Partners, LP by Medical Staffing on April 26, 2005 and amended on June 7, 2005	Provided herewith
10.26	Asset Purchase Agreement, effective as of June 16, 2005, by and among Medical Staffing Solutions, Inc., Nurses PRN Acquisition Corp., Nurses PRN, LLC and the Members listed therein	Incorporated by reference to Exhibit 99.1 to the Company’s Amended Form 8-K as filed with the United States Securities and Exchange Commission on July 14, 2005
10.27	$250,000 Promissory Note, effective June 16, 2005, by Nurses PRN Acquisition Corp., Inc. issued to Mr. Aftab Adamjee	Incorporated by reference to Exhibit 99.2 to the Company’s Amended Form 8-K as filed with the United States Securities and Exchange Commission on July 14, 2005
10.28	Executive Employment Agreement, dated June 16, 2005, by and between Nurses PRN Acquisition Corp. and Mr. Robert Murphy	Incorporated by reference to Exhibit 99.3 to the Company’s Amended Form 8-K as filed with the United States Securities and Exchange Commission on July 14, 2005
10.29	Executive Employment Agreement, dated June 16, 2005, by and between Nurses PRN Acquisition Corp. and Ms. Linda Romano	Incorporated by reference to Exhibit 99.4 to the Company’s Amended Form 8-K as filed with the United States Securities and Exchange Commission on July 14, 2005
10.30	Release, dated June 16, 2005, by Mr. Aftab Adamjee releasing all claims against Nurses PRN, LLC, Mr. Robert Murphy and Ms. Linda Romano	Incorporated by reference to Exhibit 99.5 to the Company’s Amended Form 8-K as filed with the United States Securities and Exchange Commission on July 14, 2005
10.31	Release, dated May 26, 2005, by Mr. Phil Dodge releasing all claims against Nurses PRN, LLC	Incorporated by reference to Exhibit 99.6 to the Company’s Amended Form 8-K as filed with the United States Securities and Exchange Commission on July 14, 2005
10.32	Release, dated June 16, 2005, by Mr. Robert Murphy releasing all claims against Nurses PRN, LLC	Incorporated by reference to Exhibit 99.7 to the Company’s Amended Form 8-K as filed with the United States Securities and Exchange Commission on July 14, 2005
10.33	Release, dated June 16, 2005, by Ms. Linda Romano releasing all claims against Nurses PRN, LLC	Incorporated by reference to Exhibit 99.8 to the Company’s Amended Form 8-K as filed with the United States Securities and Exchange Commission on July 14, 2005

EXHIBIT NO.
10.34	Assumption Agreement, dated June 16, 2005, by and among Nurses PRN, LLC, Nurses PRN Acquisition Corp. and Mr. Jeffrey T. Dowling	Incorporated by reference to Exhibit 99.9 to the Company’s Amended Form 8-K as filed with the United States Securities and Exchange Commission on July 14, 2005
10.35	Pledge Agreement, dated June 16, 2005, by and between Mr. Robert Murphy and Ms. Linda J. Romano as Pledgor and Mr. Jeffrey T. Dowling as Pledgee	Incorporated by reference to Exhibit 99.10 to the Company’s Amended Form 8-K as filed with the United States Securities and Exchange Commission on July 14, 2005
10.36	Indemnity and Guaranty Agreement, dated June 16, 2005, by and among Mr. Aftab Adamjee, Mr. Robert Murphy and Ms. Linda Romano as Indemnitors and Nurses PRN, LLC	Incorporated by reference to Exhibit 99.11 to the Company’s Amended Form 8-K as filed with the United States Securities and Exchange Commission on July 14, 2005
10.37	Guaranty of Payment, dated June 16, 2005, by Medical Staffing Solutions, Inc. with respect to Mr. Jeffrey T. Dowling	Incorporated by reference to Exhibit 99.12 to the Company’s Amended Form 8-K as filed with the United States Securities and Exchange Commission on July 14, 2005
10.38	Form of Guaranty of Payment, by Medical Staffing Solutions, Inc. with respect to Mr. Aftab Adamjee	Incorporated by reference to Exhibit 99.13 to the Company’s Amended Form 8-K as filed with the United States Securities and Exchange Commission on July 14, 2005
10.39	Guaranty, dated June 16, 2005, by Mr. Robert Murphy and Ms. Linda Romano with respect to Jeffrey T. Dowling and the payment of all indebtedness of Nurses PRN, LLC	Incorporated by reference to Exhibit 99.14 to the Company’s Amended Form 8-K as filed with the United States Securities and Exchange Commission on July 14, 2005
10.40	Bill of Sale, undated, by and between Nurses PRN, LLC and Nurses PRN Acquisition Corp.	Incorporated by reference to Exhibit 99.15 to the Company’s Amended Form 8-K as filed with the United States Securities and Exchange Commission on July 14, 2005
10.41	Assignment and Assumption Agreement, dated June 16, 2005, by and between Nurses PRN, LLC and Nurses PRN Acquisition Corp.	Incorporated by reference to Exhibit 99.16 to the Company’s Amended Form 8-K as filed with the United States Securities and Exchange Commission on July 14, 2005
10.42	Joinder, dated June 10, 2005, by and between Mr. Aftab Adamjee and Mr. Jeffrey T. Dowling	Incorporated by reference to Exhibit 99.17 to the Company’s Amended Form 8-K as filed with the United States Securities and Exchange Commission on July 14, 2005
10.43	Amended and Restated Promissory Note issued to Cornell Capital Partners, LP by Medical Staffing on April 26, 2005 and amended on June 7, 2005	Incorporated by reference to Exhibit 10.25 to the Company’s Amended Form SB-2 as filed with the United States Securities and Exchange Commission on August 5, 2005
10.44

SYSTRAN Financial Services Corporation Factoring Agreement, dated as of June 30, 2005, by and between Medical Staffing Solutions, Inc., TeleScience International, Inc., Nurses PRN Acquisition Corp. and SYSTRAN Financial Service Corporation

Incorporated by reference to Exhibit 99.1 to the Company’s Form 8-K as filed with the United States Securities and Exchange Commission on July 14, 2005
10.45	Form of Addendum to the SYSTRAN Financial Services Corporation Factoring Agreement	Incorporated by reference to Exhibit 99.2 to the Company’s Form 8-K as filed with the United States Securities and Exchange Commission on July 14, 2005

EXHIBIT NO.
10.46	Form of Continuing Guaranty	Incorporated by reference to Exhibit 99.3 to the Company’s Form 8-K as filed with the United States Securities and Exchange Commission on July 14, 2005
10.47	Form of Letter to SYSTRAN Credit and Operations Departments	Incorporated by reference to Exhibit 99.4 to the Company’s Form 8-K as filed with the United States Securities and Exchange Commission on July 14, 2005
10.48	Securities Purchase Agreement, dated September 2, 2005, by and between Medical Staffing Solutions, Inc. and Cornell Capital Partners, LP	Incorporated by reference to Exhibit 99.1 to the Company’s Form 8-K as filed with the United States Securities and Exchange Commission on October 3, 2005
10.49	Secured Convertible Debenture, dated September 2, 2005, issued by Medical Staffing Solutions, Inc. to Cornell Capital Partners, LP	Incorporated by reference to Exhibit 99.2 to the Company’s Form 8-K as filed with the United States Securities and Exchange Commission on October 3, 2005
10.50	Investor Registration Rights Agreement, dated September 2, 2005, by and between Medical Staffing Solutions, Inc. and Cornell Capital Partners, LP	Incorporated by reference to Exhibit 99.3 to the Company’s Form 8-K as filed with the United States Securities and Exchange Commission on October 3, 2005
10.51	Escrow Agreement, dated September 2, 2005, by and between Medical Staffing Solutions, Inc., Cornell Capital Partners, LP and David Gonzalez, Esq., as Escrow Agent	Incorporated by reference to Exhibit 99.4 to the Company’s Form 8-K as filed with the United States Securities and Exchange Commission on October 3, 2005
10.52	Security Agreement, dated September 2, 2005, by and between Medical Staffing Solutions, Inc. and Cornell Capital Partners, LP	Incorporated by reference to Exhibit 99.5 to the Company’s Form 8-K as filed with the United States Securities and Exchange Commission on October 3, 2005
10.53	Irrevocable Transfer Agent Instructions, dated September 2, 2005	Incorporated by reference to Exhibit 99.6 to the Company’s Form 8-K as filed with the United States Securities and Exchange Commission on October 3, 2005
10.54	Warrant, effective August 10, 2005, issued by Medical Staffing Solutions, Inc. to Cornell Capital Partners, LP	Incorporated by reference to Exhibit 99.7 to the Company’s Form 8-K as filed with the United States Securities and Exchange Commission on October 3, 2005
10.55	Investment Agreement, dated December 13, 2005, by and between Medical Staffing Solutions, Inc. and Cornell Capital Partners, LP	Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K as filed with the United States Securities and Exchange Commission on January 18, 2006
10.56	Certificate of Designation of Series A Preferred Shares, as filed with the Secretary of State for the State of Nevada on December 16, 2005	Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K as filed with the United States Securities and Exchange Commission on January 18, 2006
10.57	Investor Registration Rights Agreement, dated December 13, 2005, by and between Medical Staffing Solutions, Inc. and Cornell Capital Partners, LP	Incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K as filed with the United States Securities and Exchange Commission on January 18, 2006

EXHIBIT NO.
10.58	Escrow Agreement, dated December 13, 2005, by and among Medical Staffing Solutions, Inc., Cornell Capital Partners, LP and David Gonzalez, Esq., as Escrow Agent	Incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K as filed with the United States Securities and Exchange Commission on January 18, 2006
10.59	Irrevocable Transfer Agent Instructions, dated December 13, 2005, by and among Medical Staffing Solutions, Inc., David Gonzalez, Esq. and Holladay Stock Transfer, Inc.	Incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K as filed with the United States Securities and Exchange Commission on January 18, 2006
10.60	Warrant, dated December 13, 2005, issued by Medical Staffing Solutions, Inc. to Cornell Capital Partners, LP	Incorporated by reference to Exhibit 10.6 to the Company’s Current Report on Form 8-K as filed with the United States Securities and Exchange Commission on January 18, 2006
14.1	Code of Ethics	Incorporated by reference to Exhibit 14.1 to the Company’s Annual Report on Form 10-KSB as filed with the United States Securities and Exchange Commission on April 9, 2004
23.1	Consent of Burton, Bartlett & Glogovac	Incorporated by reference to Exhibit 5.1 herewith
23.2	Consent of Bagell, Josephs & Company, L.L.C.	Provided herewith

Undertakings

The undersigned registrant hereby undertakes:

(1)      To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)    Include any prospectus required by Sections 10(a)(3) of the Securities Act of 1933 (the “Act”);

(ii)    Reflect in the prospectus any which, individually or together, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)   Include any additional or changed material information on the plan of distribution;

(2)       That, for determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)       To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on our behalf by the undersigned, on January 25, 2006.

Date: January 25, 2006	MEDICAL STAFFING SOLUTIONS, INC.

	By:	/s/ Brajnandan B. Sahay
	Name:	Brajnandan B. Sahay
	Title:	President, Chief Executive Officer and Interim
Principal Financial Officer

In accordance with the Securities Exchange Act, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

By: /s/ Brajnandan B. Sahay	Chairman of the Board of Directors	Date: January 25, 2006
Brajnandan B. Sahay